                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                 Act of 1934
                           (Amendment No.          )

    Filed by Registrant  X

    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:

     X        Preliminary Proxy Statement

    [ ]       Definitive Proxy Statement

                           GREINER ENGINEERING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                BOARD OF DIRECTORS OF GREINER ENGINEERING, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

  [ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

  [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   X    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)   Title of each class of securities to which transaction applies:

Greiner Engineering, Inc. common stock, par value $.50 per share
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  (2)   Aggregate number of securities to which transactions applies:

4,704,642 shares of Greiner Engineering, Inc. common stock
--------------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

$13.50 cash plus the fair market value 0.298 shares of URS Corporation common stock, $.01 per share, based on the closing price of URS common stock on
January 22,1996 per Exchange Act Rule 0-11(4)
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  (4)   Proposed maximum aggregate value of transaction:

$72,612,667
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  (5)   Total Fee Paid:

$14,523
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  [ ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)   Amount Previously Paid:

--------------------------------------------------------------------------------
  (2)   Form, Schedule or Registration Statement No:

--------------------------------------------------------------------------------
  (3)   Filing Party:

--------------------------------------------------------------------------------
  (4)   Date Filed:

--------------------------------------------------------------------------------

__________________________________

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                    [LOGO]

                           GREINER ENGINEERING, INC.
                         909 EAST LAS COLINAS BOULEVARD
                                   SUITE 1900
                              IRVING, TEXAS  75039

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                           GREINER ENGINEERING, INC.
                           TO BE HELD MARCH ___, 1996

To the Stockholders of Greiner Engineering, Inc.:

    NOTICE is hereby given that the Annual Meeting of the Stockholders of Greiner Engineering, Inc., a Nevada corporation ("Greiner"), will be held at the Doubletree Hotel at Park West, 1590 LBJ Freeway, Dallas, Texas 75234, at 11:00 a.m. local time on [__________, March ___, 1996], for the following purposes:

    (1) To consider and vote on a proposal to approve and adopt a merger pursuant to which, among other things, (a) a wholly-owned subsidiary of URS Corporation will be merged with and into Greiner (the "Merger"), which will result in Greiner becoming a wholly-owned subsidiary of URS Corporation ("URS"), and (b) each stockholder of Greiner will receive for each share of Greiner Common Stock owned as of the Effective Time of the Merger $13.50 in cash plus 0.298 shares of URS Common Stock. Details of the Merger are set forth in the accompanying Proxy Statement / Prospectus, which you should read carefully;

    (2) To elect a Board of Directors to hold office until the next annual meeting and until their successors are elected, if for any reason the Merger is not consummated; and

    (3) To transact such other business as may be properly brought before the meeting.

    The record date for the determination of stockholders entitled to notice of and to vote at the meeting is February ___, 1996.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING.

                                            By Order of the Board of Directors


                                                     MELISSA K. HOLDER
                                                    Corporate Secretary
February ___, 1996

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                          PROXY STATEMENT / PROSPECTUS

                              GENERAL INFORMATION

    This Proxy Statement / Prospectus is furnished (1) in connection with the solicitation by Greiner of proxies to be voted at the Annual Meeting of Stockholders of Greiner (the "Greiner Meeting") to be held on [_________, March __, 1996] at the Doubletree Hotel at Park West, 1590 LBJ Freeway, Dallas, Texas 75234, at 11:00 a.m., local time, with respect to (a) the Merger of URS Acquisition Corporation, a Nevada corporation and wholly-owned subsidiary of URS, with and into Greiner pursuant to the terms and conditions of that certain Agreement and Plan of Merger among Greiner, URS and URS Acquisition Corporation (the "Merger Agreement"), dated January 10, 1996, and (b) the election of directors of Greiner to serve if the Merger is not consummated for any reason, and (2) as the Prospectus of URS covering the issuance of shares of URS common stock, par value $.01 per share ("URS Common Stock"), to the stockholders of Greiner pursuant to the Merger. All information herein with respect to URS has been furnished by URS, and all information herein with respect to Greiner has been furnished by Greiner. Capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Merger Agreement.

    As a result of the Merger, Greiner will become a wholly-owned subsidiary of URS. Each share of Greiner common stock, par value $.50 per share ("Greiner Common Stock"), issued and outstanding immediately prior to the Effective Time of the Merger (as defined in the Merger Agreement) will be converted into the right to receive $13.50 in cash plus 0.298 shares of URS Common Stock, representing an aggregate amount of approximately $64,000,000 and approximately 1,400,000 shares of URS Common Stock. The consideration to be delivered in the Merger is referred to herein as the "Merger Consideration." The closing of the Merger will occur promptly after the satisfaction of the conditions precedent contained in the Merger Agreement. All options outstanding at the Effective Time of the Merger that were issued under the 1981 Stock Option Plan of Greiner or under the 1991 Stock Option Plan of Greiner (collectively, the "Greiner Options") will be cancelled; provided, however, that the holders of Greiner Options will be entitled to receive a cash payment equal to the excess, if any, between the value of the per share Merger Consideration, based on the closing price per share of URS Common Stock as quoted in The Wall Street Journal on the trading day immediately preceding the Closing Date, over the exercise price of the option. See "The Merger - The Merger Agreement"; "The Merger - Merger Consideration;" "The Merger - Effective Time of the Merger."

    As a result of the Merger, former stockholders of Greiner will hold approximately 16% of the issued and outstanding shares of URS Common Stock.

    SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN MATTERS WHICH SHOULD BE CONSIDERED BY THE STOCKHOLDERS OF GREINER WITH RESPECT TO THE MERGER.

    This Proxy Statement / Prospectus and the accompanying form of proxy are first being mailed to stockholders of Greiner on or about February __, 1996.

                      ___________________________________

    NEITHER THE MERGER NOR THE SECURITIES OF URS TO BE ISSUED IN CONNECTION WITH THE MERGER HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT / PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ___________________________________

The date of this Proxy Statement / Prospectus is February __, 1996.

                             AVAILABLE INFORMATION

    URS and Greiner are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by URS and Greiner with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. URS Common Stock and Greiner Common Stock are quoted on the New York Stock Exchange and the Pacific Stock Exchange. Reports and other information concerning URS and Greiner can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    URS has filed with the Commission a Registration Statement covering the shares of URS Common Stock to be issued as a result of the Merger. This Proxy Statement / Prospectus, which constitutes a part of the Registration Statement on Form S-4 (the "Registration Statement"), does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, including the schedules and exhibits filed as a part thereof or incorporated by reference therein. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed as an exhibit hereto or as otherwise filed with the Commission. The Registration Statement and the exhibits and schedules thereto may be inspected, without charge, and copies thereof may be obtained at prescribed rates, at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

    URS hereby undertakes to supply by means of a post-effective amendment all information concerning the Merger and URS that were not the subject of and included in the Registration Statement when it became effective.

                      ___________________________________

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT / PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY URS OR GREINER. THIS PROXY STATEMENT / PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT / PROSPECTUS, OR A SOLICITATION OF A PROXY FROM ANY PERSON, IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT / PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE UNDER THIS PROXY STATEMENT / PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF URS OR GREINER AT ANY TIME SUBSEQUENT TO THE DATE OF THIS PROXY STATEMENT / PROSPECTUS.

                      ___________________________________

    URS was incorporated in California in 1951 and reincorporated in Delaware in 1976. The term "URS" as used herein, includes all subsidiaries and predecessors of URS, except as the context may otherwise require. Greiner was incorporated in California in 1954 and reincorporated in Nevada in 1986. The term "Greiner" as used herein, includes all subsidiaries and predecessors of Greiner, except as the context may otherwise require.

                          DOCUMENTS DELIVERED HEREWITH

    THIS PROXY STATEMENT / PROSPECTUS IS ACCOMPANIED BY A COPY OF GREINER'S ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994, GREINER'S QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED SEPTEMBER 30, 1995 AND BY A COPY OF URS'S ANNUAL REPORT ON FORM 10-K TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED OCTOBER 31, 1995.


                      DOCUMENTS INCORPORATED BY REFERENCE

    THIS PROXY STATEMENT / PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS RELATING TO URS AND GREINER WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. REFERENCED DOCUMENTS RELATING TO URS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT / PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, FROM URS CORPORATION, 100 CALIFORNIA STREET, SUITE 500, SAN FRANCISCO, CALIFORNIA 94111-4529, ATTENTION: KENT P. AINSWORTH, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, (415) 774-2700. REFERENCED DOCUMENTS RELATING TO GREINER (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH REFERENCED EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT / PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, FROM GREINER ENGINEERING, INC., 909 EAST LAS COLINAS BLVD., SUITE 1900, IRVING, TEXAS 75039, ATTENTION: MELISSA K. HOLDER, CORPORATE SECRETARY, (214) 869-1001. REQUESTS FOR INFORMATION WILL BE RESPONDED TO WITHIN ONE BUSINESS DAY OF SUCH REQUEST. THIS INCLUDES INFORMATION CONTAINED IN DOCUMENTS FILED SUBSEQUENT TO THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT THROUGH THE DATE OF RESPONDING TO THE REQUEST. COPIES OF DOCUMENTS SO REQUESTED WILL BE DELIVERED BY FIRST CLASS MAIL, POSTAGE PAID. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY [MARCH ___, 1996.]

    The following documents of URS are incorporated by reference herein:

    1. URS Corporation Annual Report on Form 10-K for the fiscal year ended October 31, 1995.

    2.       URS Corporation Form 8-K dated December 4, 1995.

    3.       URS Corporation Form 8-K dated January 12, 1996.

    The following documents of Greiner are incorporated by reference herein:

    1. Greiner Engineering, Inc. Annual Report on Form 10-K for the year ended December 31, 1994.

    2. Greiner Engineering, Inc. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995, and September 30, 1995.

    3.       Greiner Engineering, Inc. Form 8-K dated December 7, 1995.

    4.       Greiner Engineering, Inc. Form 8-K dated January 18, 1996.

    All documents filed by URS or Greiner with the Commission pursuant to Sections 13(a) and 15(d) of the Exchange Act prior to the date of the Greiner Meeting shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein or contained in this Proxy Statement / Prospectus shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

                               TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----
GENERAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      ii

AVAILABLE INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     iii

DOCUMENTS DELIVERED HEREWITH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      iv

DOCUMENTS INCORPORATED BY REFERENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . .      iv

SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
        The Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
        Greiner Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
        The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
        Recommendation of the Board of Directors of Greiner  . . . . . . . . . . . . . . .       5
        Selected URS Historical Financial Data . . . . . . . . . . . . . . . . . . . . . .       6
        Selected Greiner Historical Financial Data . . . . . . . . . . . . . . . . . . . .       7
        Selected Pro Forma Combined Financial Data . . . . . . . . . . . . . . . . . . . .       8
        Per Share Data - Historical and Pro Forma  . . . . . . . . . . . . . . . . . . . .       9
        Market Price Data of Common Stock  . . . . . . . . . . . . . . . . . . . . . . . .      10
        Dividend Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11

THE GREINER STOCKHOLDERS' MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
        Place, Time, and Date of Greiner Meeting . . . . . . . . . . . . . . . . . . . . .      12
        Purpose of the Greiner Meeting . . . . . . . . . . . . . . . . . . . . . . . . . .      12
        Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
        Revocability of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
        Cost of Soliciting Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
        Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
        Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14

THE MERGER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
        General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
        Effective Time of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
        Merger Consideration........................................ . . . . . . . . . . .      17
        Conversion and Exchange of Greiner Common Stock Certificates . . . . . . . . . . .      18
        Background of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
        Greiner Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
        Reasons for the Merger; Recommendation of the Board of Directors of Greiner  . . .      20
        Directors and Executive Officers after the Merger  . . . . . . . . . . . . . . . .      21
        Registration and Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21
        The Merger Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21
        Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      28
        Certain Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . .      28
        Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      29
        Rights of Dissenting Stockholders  . . . . . . . . . . . . . . . . . . . . . . . .      29
        Financing of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      30
        Pro Forma Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . .      31
        Interests of Certain Persons in the Transaction  . . . . . . . . . . . . . . . . .      36

                                                                                              PAGE
                                                                                              ----
ANNUAL ELECTION OF GREINER BOARD OF DIRECTORS  . . . . . . . . . . . . . . . . . . . . . .      37
        Nominees for the Greiner Board of Directors  . . . . . . . . . . . . . . . . . . .      37
        1995 Meetings of the Greiner Board of Directors  . . . . . . . . . . . . . . . . .      38
        Committees of the Greiner Board of Directors . . . . . . . . . . . . . . . . . . .      38
        Director Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      39
        Compensation Committee Report on Executive Compensation  . . . . . . . . . . . . .      40
        Performance Graph  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      41
        Independent Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      41
        Other Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      41

INFORMATION CONCERNING URS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      42
        Overview . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      42
        Markets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      42
        Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      44
        Clients  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      44
        Contract Pricing and Terms of Engagement . . . . . . . . . . . . . . . . . . . . .      44
        Backlog, Project Designations and Indefinite Delivery Contracts  . . . . . . . . .      44
        Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      45
        Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      45
        Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      46
        Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      46
        Description of URS Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . .      46

INFORMATION CONCERNING GREINER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      47
        Overview . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      47
        Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      47
        Sales and Backlog  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      48
        Compliance with Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . .      48
        Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      48
        Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      49
        Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      49

URS MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      50
        Executive Officers of URS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      50
        Directors of URS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      51
        Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      52
        Directors' Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      55
        Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      55
        Principal URS Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . .      57

GREINER MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      59
        Identification of Executive Officers and Other Key Employees . . . . . . . . . . .      59
        Executive Compensation and Other Information . . . . . . . . . . . . . . . . . . .      61
        Beneficial Ownership of Greiner Common Stock . . . . . . . . . . . . . . . . . . .      65
        Principal Stockholders of Greiner  . . . . . . . . . . . . . . . . . . . . . . . .      66

                                                                                              PAGE
                                                                                              ----
COMPARISON OF RIGHTS OF STOCKHOLDERS OF URS AND GREINER  . . . . . . . . . . . . . . . . .      67
        Cumulative Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      67
        Stockholder Power to Call Special Stockholders Meetings  . . . . . . . . . . . . .      67
        Size of Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . .      67
        Classified Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . .      67
        Removal of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      68
        Voting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      68
        Business Combinations / Reorganizations  . . . . . . . . . . . . . . . . . . . . .      69
        Rights of Dissenting Stockholders  . . . . . . . . . . . . . . . . . . . . . . . .      70
        Inspection of Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . .      70
        Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      70
        Limitation of Liability and Indemnification of Directors . . . . . . . . . . . . .      71

AFFILIATES' RESTRICTION ON SALE OF URS COMMON STOCK  . . . . . . . . . . . . . . . . . . .      73

LEGAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      74

EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      74

APPENDICES

        Appendix A - Fairness Opinion of Houlihan Lokey Howard & Zukin . . . . . . . . . .
        Appendix B - Agreement and Plan of Merger among
           Greiner Engineering, Inc., URS Corporation and URS Acquisition Corporation  . .

                                    SUMMARY

    The following summary of certain information contained elsewhere in this Proxy Statement / Prospectus does not purport to be complete and is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this Proxy Statement / Prospectus and the documents incorporated herein by reference and the Appendices attached hereto. The information contained in the Proxy Statement / Prospectus with respect to URS and its affiliates has been supplied by URS, and the information with respect to Greiner and its affiliates has been supplied by Greiner. Certain capitalized terms which are used but not defined in this summary are defined elsewhere in this Proxy Statement / Prospectus.

                                 THE COMPANIES

URS . . . . . . . . . . . . .       URS Corporation, a Delaware corporation, is
                                    a professional services firm specializing in three major areas: planning; design;
                                    and program and construction management
                                    services for engineering, architectural and environmental projects. URS serves public and private sector clients throughout the United States in two principal markets:
                                    infrastructure projects involving
                                    transportation systems, institutional and commercial facilities and water resources;
                                    and environmental projects involving
                                    hazardous waste management and pollution control. The principal executive offices of URS are located at 100 California
                                    Street, Suite 500, San Francisco,
                                    California 94111-4529, and its telephone number is (415) 774-2700. See "Information
                                    Concerning URS."

                                    URS Acquisition Corporation ("Acquisition
                                    Corp.") is a newly formed Nevada
                                    corporation and a wholly-owned subsidiary of URS. The principal executive offices of Acquisition Corp. are located at 100 California Street, Suite 500, San Francisco, California 94111-4529, and its telephone number is (415) 774-2700.

Greiner . . . . . . . . . . .       Greiner Engineering, Inc., a Nevada
                                    corporation, is a professional services
                                    firm operating in the engineering and
                                    architectural design services industry,
                                    which provides a broad range of
                                    engineering, planning, architectural,
                                    environmental analysis, design, surveying, program management and other services to public and private sector clients throughout the United States and abroad.
                                    The principal executive offices of Greiner are located at 909 East Las Colinas Blvd.,
                                    Suite 1900, Irving, Texas 75039, and its telephone number is (214) 869-1001. See
                                    "Information Concerning Greiner."

                                GREINER MEETING

Time and Location . . . . . .       The Annual Meeting of Stockholders of
                                    Greiner will be held on [__________, March
                                    ___, 1996] at the Doubletree Hotel at Park
                                    West, 1590 LBJ Freeway, Dallas, Texas 75234 at 11:00 a.m., local time, for the purpose of considering and voting on a proposal to approve and adopt the Merger, and to elect directors of Greiner to serve if the Merger is not consummated for any reason. Only holders of record of shares of Greiner Common Stock at the close of business on February __, 1996 will be entitled to vote at the Greiner Meeting.
                                    See "The Greiner Stockholders' Meeting -
                                    Place, Time and Date of Greiner Meeting;"
                                    "The Greiner Stockholders' Meeting -
                                    Purpose of the Greiner Meeting."

Voting  . . . . . . . . . . .       The affirmative vote of the holders of a
                                    majority of the outstanding shares of
                                    Greiner Common Stock is required to approve the Merger. All of Greiner's directors have indicated that they will vote their shares of Greiner Common Stock for the approval of the Merger at the Greiner
                                    Meeting.  The directors and executive
                                    officers of Greiner as a group hold 14.10% of the outstanding Greiner Common Stock.
                                    Delivery of the proxy solicited hereby or attendance and voting at the Greiner
                                    Meeting will revoke and supersede any prior proxy. Participants in the Greiner
                                    Performance Plan will be asked to direct the Trustees as to how to vote the Greiner
                                    Common Stock allocated to their accounts.
                                    Shares as to which no direction is received from a plan participant will be voted in accordance with the recommendation of an advisor retained by the Trustees. See "The
                                    Greiner Stockholders' Meeting - Vote
                                    Required."

                                   THE MERGER

General Terms . . . . . . . .       On January 10, 1996, URS, Greiner and
                                    Acquisition Corp. entered into the Merger
                                    Agreement, in which the parties set forth the terms and conditions of the merger of Acquisition Corp. with and into Greiner. A copy of the Merger Agreement is included in this Proxy Statement / Prospectus as
                                    Appendix B.  See "The Merger - The Merger
                                    Agreement."

                                    By virtue of the Merger, each of the shares of Greiner Common Stock issued and outstanding immediately prior to the Effective Time of the Merger will automatically be converted into and exchanged for the right to receive, in the aggregate, the Merger Consideration, consisting of the cash and shares of URS Common Stock described below. See "The Merger."

Merger Consideration  . . . .       Each holder of Greiner Common Stock will be
                                    entitled to receive, for each outstanding share of Greiner Common Stock, $13.50 in cash plus 0.298 shares of URS Common Stock, for an aggregate amount of approximately
                                    $64,000,000 and approximately 1,400,000
                                    shares of URS Common Stock (the "Merger
                                    Consideration"). No interest will accrue or be payable with respect to the cash portion of the Merger Consideration. See
                                    "The Merger - Merger Consideration."

Fractional Shares . . . . . .       No fractional shares of URS Common Stock
                                    will be issued in connection with the
                                    Merger.  Fractional shares otherwise
                                    issuable will be settled for cash, without interest, based on the closing price per share of URS Common Stock as quoted in The
                                    Wall Street Journal on the trading day
                                    immediately preceding the Closing Date.

Options   . . . . . . . . . .       All Greiner Options outstanding at the
                                    Effective Time of the Merger will be
                                    cancelled; provided, however, that the
                                    holders of Greiner Options will be entitled to receive a cash payment equal to the excess, if any, of the per share Merger
                                    Consideration, based on the closing price per share of URS Common Stock as quoted in The Wall Street Journal on the trading day immediately preceding the Closing Date, over the exercise price of the option. See
                                    "The Merger - Merger Consideration."

Issuance and Exchange
of Share Certificates . . . .       At the Effective Time of the Merger, each
                                    holder of a certificate that represented
                                    Greiner Common Stock prior to consummation of the Merger, will be entitled, upon surrender of the certificate, to receive a certificate or certificates representing the number of whole shares of URS Common
                                    Stock to which such holder is entitled
                                    pursuant to the Merger Agreement, plus
                                    $13.50 for each share of Greiner Common
                                    Stock surrendered.  The Merger
                                    Consideration will not be delivered until a stockholder's certificates evidencing
                                    Greiner Common Stock have been surrendered by the stockholder or his or her nominee.
                                    Greiner stockholders will be furnished
                                    separately a Letter of Transmittal to
                                    facilitate the delivery of Greiner Common
                                    Stock certificates to the Exchange Agent designated to disburse the Merger
                                    Consideration.  PLEASE DO NOT DELIVER YOUR
                                    STOCK CERTIFICATES TO GREINER OR THE
                                    EXCHANGE AGENT UNTIL YOU RECEIVE THE LETTER
                                    OF TRANSMITTAL AND INSTRUCTIONS FROM THE
                                    EXCHANGE AGENT.  See "The Merger -
                                    Conversion and Exchange of Greiner Common
                                    Stock Certificates."

Comparison of Rights of
Stockholders of URS
and Greiner   . . . . . . . .       The rights of Greiner's stockholders are
                                    currently governed by Nevada law and by
                                    Greiner's Restated Articles of
                                    Incorporation and Bylaws.  Upon the
                                    effectiveness of the Merger, Greiner's
                                    stockholders will become stockholders of
                                    URS, a Delaware corporation, and their
                                    rights as URS stockholders will be governed by Delaware law and by URS's Amended and Restated Certificate of Incorporation and
                                    Bylaws.  See "Comparison of Rights of
                                    Stockholders of URS and Greiner."

Conditions to Merger  . . . .       The obligations of URS and Greiner to
                                    consummate the Merger are subject to the satisfaction of certain conditions set forth in the Merger Agreement, including
                                    (i) that the conditions to the receipt by URS of funds from its lenders to finance the Merger have been satisfied, (ii) the registration under the Securities Act of the URS Common Stock to be issued in the Merger has become effective, (iii) the Merger has been approved by the requisite vote of Greiner Stockholders, (iv) there has been no material adverse change affecting Greiner or URS and (v) there is no litigation challenging the Merger. The waiting period under the Hart-Scott-Rodino
                                    Antitrust Improvement Act of 1976 ("HSR
                                    Act") was terminated on January 4, 1996.
                                    URS has entered into a Secured Credit
                                    Agreement with certain Lenders to obtain the funds for the cash portion of the Merger Consideration. The obligation of the Lenders to provide such funds is subject to satisfaction of a number of conditions precedent by each of URS and Greiner, including that URS and Greiner meet specified financial tests, that there have been no material adverse change in the respective businesses of URS and Greiner, and that all conditions precedent to the Merger have been satisfied. See "The
                                    Merger - The Merger Agreement;" and "The
                                    Merger - Financing of the Merger."

Termination, Waiver and
Amendment . . . . . . . . . .       The Merger Agreement may be terminated at
                                    any time prior to the Effective Time by the written mutual consent of URS and Greiner or by either party if (i) Greiner stockholder approval is not obtained, (ii) a condition precedent to the terminating party's obligation to consummate the Merger is not fulfilled or (iii) the other party breaches a material representation, warranty, covenant or other agreement contained in the Merger Agreement.

                                    The Merger Agreement may be amended by the parties' Boards of Directors prior to approval of the Merger Agreement by Greiner stockholders; after Greiner stockholder approval has been obtained, no amendment that by law requires the approval of the Greiner stockholders may be made without first obtaining such approval. See "The Merger - The Merger Agreement."

                                    In the event that Greiner or any of its
                                    officers or directors enter into any
                                    negotiations or discussions for any reason which shall constitute a breach of the no-shop provision of the Merger Agreement, Greiner has agreed to immediately reimburse URS for all expenses and costs incurred by URS in connection with the Merger. In the event that Greiner or any of its officers or directors enters into any letter of intent, agreement or understanding with any party other than URS relating to the sale of all or a substantial part of the assets, business or stock of Greiner during the period prior to the Closing or within nine months after termination of the Merger Agreement for any reason, Greiner has agreed to pay URS a termination fee of $5,000,000. See "The Merger - The Merger Agreement."

Accounting Treatment  . . . .       The Merger is expected to be treated as a
                                    "purchase" under generally accepted
                                    accounting principles.  See "The Merger -
                                    Accounting Treatment."

Tax Consequences of
The Merger  . . . . . . . . .       A Greiner stockholder who exchanges Greiner
                                    Common Stock for URS Common Stock and cash generally will recognize income or gain to the extent the cash and the fair market value of the URS Common Stock received as Merger Consideration exceeds the Greiner stockholder's adjusted tax basis in the Greiner Common Stock surrendered in the exchange. The Merger is not intended to constitute a tax-free "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended
                                    (the "Code").  See "The Merger - Certain
                                    Federal Income Tax Consequences."

Effect of Merger for Performance
Plan Participants . . . . . .       At the Effective Time of the Merger, shares
                                    of Greiner Common Stock held in participant accounts by the Greiner Performance

                                    Plan will be converted into shares of URS
                                    Common Stock and cash on the same basis as other shares of Greiner Common Stock. No federal or state income tax will be currently due from Greiner Performance Plan participants with respect to any gain realized from receipt of the Merger Consideration. Any subsequent distribution of the Merger Consideration by the Plan will result in the receipt of taxable income by the recipient unless the distributed funds are reinvested in a tax qualified plan or other investment vehicle in accordance with the requirements of the Code.

Dissenters' Rights  . . . . .       Based on the structure of the Merger and
                                    Nevada corporate law, the holders of
                                    Greiner Common Stock do not have any rights to dissent to the Merger and seek a judicial determination of the value of the shares of Greiner Common Stock. See "The
                                    Merger - Rights of Dissenting
                                    Stockholders."

Management of URS
Following the Merger  . . . .       The management of URS after the Merger will
                                    not change, except that after the Effective
                                    Time of the Merger, Mr. Robert L. Costello will become a director of URS Corporation.
                                    See "The Merger - Directors and Executive
                                    Officers After  the Merger."

              RECOMMENDATION OF THE BOARD OF DIRECTORS OF GREINER

Approval by the Board . . . .       The Greiner Board has approved the Merger
                                    Agreement and the Merger and determined
                                    that the Merger is in the best interests of Greiner and its stockholders. THE GREINER
                                    BOARD RECOMMENDS THAT GREINER STOCKHOLDERS
                                    VOTE FOR APPROVAL OF THE MERGER.  For a
                                    discussion of the factors considered by the Greiner Board in reaching its decision, see
                                    "The Merger - Reasons for the Merger;
                                    Recommendations of the Board of Directors of Greiner."

Fairness Opinion  . . . . . .       Among the factors considered by the Greiner
                                    Board in approving the Merger was the
                                    receipt of the opinion of Houlihan Lokey
                                    Howard & Zukin ("Houlihan Lokey") that the consideration to be received by the public stockholders of Greiner in connection with the Merger is fair to them from a financial point of view. See "The Merger Agreement -
                                    Greiner Financial Advisor" and Appendix A
                                    -- Fairness Opinion of Houlihan Lokey
                                    Howard & Zukin.

Annual Meeting  . . . . . . .       The Greiner Meeting will also include the
                                    annual election of directors to serve if the Merger is not consummated for any reason. THE GREINER BOARD RECOMMENDS THAT
                                    YOU VOTE FOR EACH NOMINEE FOR THE GREINER
                                    BOARD OF DIRECTORS.

                     SELECTED URS HISTORICAL FINANCIAL DATA

         The selected historical consolidated financial information of URS shown below for the five years ended October 31, 1995 has been derived from URS's audited consolidated financial statements. This information should be read in conjunction with URS's consolidated financial statements and related notes included in URS's Annual Report on Form 10-K for the fiscal year ended October 31, 1995, incorporated by reference in this Proxy Statement/Prospectus. Historical operating results are not necessarily indicative of the results that may be expected in any future period.

                                                             YEARS ENDED OCTOBER 31,
                                 ----------------------------------------------------------------------------------
                                       1995              1994             1993             1992             1991
                                 ---------------     ------------    ------------     ------------     ------------
INCOME STATEMENT DATA:
    Revenue                      $   179,769,000     $164,088,000    $145,761,000     $136,793,000     $122,838,000
    Net income                   $     5,056,000     $  4,439,000    $  1,293,000     $  4,268,000     $  2,292,000
    Earnings per share:
        Primary                  $           .68     $        .60    $        .18     $        .55     $        .40
        Fully diluted            $           .67     $        .60    $        .18     $        .55     $        .38
BALANCE SHEET DATA
    (END OF PERIOD):
    Total assets                 $    74,075,000     $ 65,214,000    $ 58,074,000     $ 54,892,000     $ 49,831,000
    Working capital              $    36,307,000     $ 33,674,000    $ 27,684,000     $ 26,836,000     $ 21,891,000
    Long-term liabilities        $    11,197,000     $ 10,650,000    $  9,846,000     $ 10,038,000     $ 10,621,000
    Stockholders' equity         $    39,478,000     $ 33,973,000    $ 29,389,000     $ 27,878,000     $ 23,264,000

                   SELECTED GREINER HISTORICAL FINANCIAL DATA

    The selected historical consolidated financial information of Greiner shown below for the four years ended December 31, 1994 has been derived from Greiner's audited consolidated financial statements, and for the nine-month period ended September 30, 1995 has been derived from Greiner's unaudited consolidated financial statements that include, in the opinion of Greiner's management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the information for such period. This information should be read in conjunction with the consolidated financial statements included in Greiner's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and Greiner's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, incorporated by reference in this Proxy Statement/Prospectus. Historical operating results are not necessarily indicative of the results that may be expected in any future period.


                                    NINE MONTHS
                                       ENDED
                                    SEPTEMBER 30,                        YEARS ENDED DECEMBER 31,
                                    (UNAUDITED)        ----------------------------------------------------------------
                                     1995 (1)               1994             1993             1992             1991
                                   -------------       -------------    -------------    -------------    -------------
 INCOME STATEMENT DATA:
     Revenue                       $ 117,092,000       $ 151,856,000    $ 140,555,000    $ 131,803,000    $ 127,012,000
     Net income (loss)             $  (3,431,000)      $   3,979,000    $   4,226,000    $   4,040,000    $   3,415,000
     Earnings (loss) per share     $        (.72)      $         .82    $         .88    $         .86    $         .75
     Cash dividends per share      $         .23       $         .28    $         .24    $         .24    $         .20

 BALANCE SHEET DATA
     (END OF PERIOD):
     Total assets                  $  73,896,000       $  76,189,000    $  73,398,000    $  67,813,000    $  61,941,000
     Working capital               $  35,851,000       $  41,232,000    $  37,824,000    $  34,669,000    $  32,599,000
     Long-term liabilities         $   1,437,000       $   1,388,000    $   1,367,000    $   1,344,000    $   1,663,000
     Stockholders' equity          $  49,275,000       $  55,226,000    $  52,098,000    $  48,424,000    $  42,888,000

(1) During the third quarter of 1995, Greiner initiated various activities to restructure certain of its operations in order to reduce its cost structure and improve future profitability, resulting in a $3,100,000 restructuring charge. Also in the third quarter of 1995, Greiner reduced the carrying value of its investment in a partnership by $2,300,000. See Greiner's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, incorporated by reference. In the fourth quarter of 1995, Greiner anticipates reporting $600,000 in additional restructuring charges and $1,500,000 in additional operating losses related to the closure of its California residential land development operations.

                   SELECTED PRO FORMA COMBINED FINANCIAL DATA


    The following unaudited selected pro forma financial information is based on the historical consolidated balance sheets and related consolidated statements of operations of URS and Greiner adjusted to give effect to the Merger using the purchase method of accounting for business combinations.

    The unaudited pro forma combined condensed balance sheets as of October 31, 1995 assume that the Merger occurred as of that date. The unaudited pro forma combined condensed statement of operations for the twelve months ended October 31, 1995 assumes that the Merger occurred as of November 1, 1994. In order to present comparable data for the combining companies, the pro forma statement of operations includes the historical data for Greiner for the twelve month period ended September 30, 1995.

    This pro forma financial information should be read in conjunction with the unaudited pro forma combined condensed financial information and notes thereto included elsewhere in this Proxy Statement/Prospectus. The unaudited pro forma financial information is not necessarily indicative of the operating results or financial position that would have occurred had the Merger been consummated on the dates indicated in the preceding paragraph nor is it necessarily indicative of future operating results or financial position of the combined companies.

                                                            TWELVE MONTHS
                                                                ENDED
                                                           OCTOBER 31, 1995
                                                           ----------------
        INCOME STATEMENT DATA:
             Revenue                                         $334,904,000
             Net income (loss)                                  ($982,000)
             Earnings (loss) per share                             ($0.11)
             Cash dividends per share                                   -

        BALANCE SHEET DATA (END OF PERIOD):
             Total assets                                    $158,671,000
             Working capital                                  $52,970,000
             Long-term liabilities                            $57,959,000
             Stockholders' equity                             $49,453,000

                   PER SHARE DATA - HISTORICAL AND PRO FORMA


    Set forth below is certain common share data of URS and Greiner on an historical basis, a pro forma basis for URS and an equivalent pro forma basis for Greiner. The URS pro forma data was derived by combining historical consolidated financial information of URS and Greiner, giving effect to the Merger under the purchase method of accounting for business combinations. The equivalent pro forma data for Greiner was calculated on the assumption that Greiner acquired URS using the same aggregate transaction values for cash and stock, based on the closing price of the Greiner Common Stock on December 1, 1995, the last trading day preceding the announcement of the execution of the letter of intent.

    This information should be read in conjunction with the historical financial statements of URS and Greiner incorporated by reference in this Proxy Statement/Prospectus and the unaudited pro forma combined condensed financial information included elsewhere in the Proxy Statement/Prospectus.

                                                                          Fiscal Year
                                                                             Ended
                                                                       October 31, 1995
                                                                       ----------------
 URS
 ---

 HISTORICAL PER COMMON SHARE DATA:
        Net income                                                            $0.67
        Dividends                                                                 -
        Book value                                                            $5.51

 PRO FORMA PER COMMON SHARE DATA:
        Net income (loss)                                                    ($0.11)
        Dividends                                                                 -
        Book value                                                            $5.77



                                                    Nine Months             Year
                                                      Ended                 Ended
                                               September 30, 1995     December 31, 1994
                                               ------------------     -----------------
 GREINER

 HISTORICAL PER COMMON SHARE DATA:
        Net income (loss)                           ($ 0.72)                $  0.82
        Dividends                                    $ 0.23                 $  0.28
        Book value                                   $10.49                 $ 11.44

 EQUIVALENT PRO FORMA PER COMMON SHARE DATA:
        Net income (loss)                           ($  0.59)               $  0.67
        Dividends                                    $  0.19                $  0.24
        Book value                                   $  8.53                $  9.35


    Per share amounts for net income (loss) were computed based on the number of average shares outstanding during the period and the dilutive effect of the common share equivalents. Per share amounts for book value were computed based on the number of shares outstanding at the end of the period presented. URS's pro forma dividends per common share assume no dividend payments in accordance with URS's historical dividend policy. Greiner equivalent pro forma dividends per common share are based on cash dividends paid during the periods presented.

                       MARKET PRICE DATA OF COMMON STOCK

    URS Common Stock is quoted under the trading symbol "URS" on the New York Stock Exchange ("NYSE") and the Pacific Stock Exchange ("PSE"). The following table sets forth for the periods indicated the high and low sales prices per share of URS Common Stock, as reported on the NYSE.

Fiscal Year Ended
  October 31, 1994                                  High                 Low
  ----------------                                  ----                 ---
         First Quarter  . . . . . . . . .          $7.38                $4.75
         Second Quarter . . . . . . . . .           7.75                 6.75
         Third Quarter  . . . . . . . . .           7.13                 4.88
         Fourth Quarter . . . . . . . . .           6.75                 5.13

Fiscal Year Ended
  October 31, 1995
  ----------------

         First Quarter  . . . . . . . . .          $6.00                $5.00
         Second Quarter . . . . . . . . .           6.00                 5.38
         Third Quarter  . . . . . . . . .           5.88                 5.25
         Fourth Quarter . . . . . . . . .           6.63                 5.50

    Greiner Common Stock is quoted under the trading symbol "GII" on the NYSE and the PSE. The following table sets forth for the periods indicated the high and low sales prices per share of Greiner Common Stock, as reported on the NYSE.

Fiscal Year Ended
  December 31, 1994                                 High                Low
  -----------------                                 ----                ---
         First Quarter  . . . . . . . . .          $17.38              $13.50
         Second Quarter . . . . . . . . .           14.25               12.00
         Third Quarter  . . . . . . . . .           15.13               12.00
         Fourth Quarter . . . . . . . . .           13.75                9.75

Fiscal Year Ended
  December 31, 1995
  -----------------

         First Quarter  . . . . . . . . .          $12.75              $10.13
         Second Quarter . . . . . . . . .           12.63               11.00
         Third Quarter  . . . . . . . . .           11.63               10.63
         Fourth Quarter . . . . . . . . .           14.00                8.13


    On December 1, 1995, the last trading day prior to the announcement by URS and Greiner that they had executed the letter of intent, the closing prices of URS Common Stock and Greiner Common Stock, as reported on the NYSE, were $6.88 and $9.25, respectively. On January 23, 1996, the most recent available trading day before the filing of this Proxy Statement/Prospectus, the closing prices of URS Common Stock and Greiner Common Stock, as reported on the NYSE, were $6.63 and $14.63, respectively.

    Following the Merger, URS Common Stock will continue to be traded on the NYSE and the PSE. Following the Merger, Greiner Common Stock will cease to be traded, and there will be no further market for such stock.

                                DIVIDEND POLICY

    URS has not paid cash dividends since 1986 and intends to continue to retain its earnings for investment in its business for the foreseeable future. Pursuant to the 8-5/8% Indenture, the Unsecured Credit Agreement and the Secured Credit Agreement, the declaration of dividends, except stock dividends by URS, is restricted.

    Greiner commenced paying a cash dividend on its Common Stock in the fourth quarter of 1988. Annual cash dividends of $.30 and $.28 per share of Greiner Common Stock were declared and paid in 1995 and 1994, respectively.

                       THE GREINER STOCKHOLDERS' MEETING

PLACE, TIME, AND DATE OF GREINER MEETING

    The Annual Meeting of the Stockholders of Greiner (the "Greiner Meeting") will be held on [______, March __, 1996], at 11:00 a.m., local time, at the Doubletree Hotel at Park West, 1590 LBJ Freeway, Dallas, Texas 75234.

PURPOSE OF THE GREINER MEETING

    Approval of the Merger. At the Greiner Meeting stockholders will be asked to consider and vote upon a proposal by the Board of Directors of Greiner to approve the Merger of Acquisition Corp. with and into Greiner, pursuant to which each of the outstanding shares of Greiner Common Stock will be converted into the right to receive 0.298 shares of URS Common Stock and $13.50 in cash. As a result of the Merger, Greiner will become a wholly-owned subsidiary of URS and holders of Greiner Common Stock will become stockholders of URS.

    THE BOARD OF DIRECTORS OF GREINER RECOMMENDS A VOTE BY THE GREINER STOCKHOLDERS FOR APPROVAL OF THE MERGER.

    Election of Directors. The Greiner Meeting will also include the annual election of directors to serve if the Merger does not close or is delayed for any reason. Pursuant to the authority granted in Greiner's Restated Articles of Incorporation and Bylaws, the Board has determined that five directors be elected at the Greiner Meeting to serve until the next annual meeting and until their successors are elected and have nominated for election as directors the persons identified at "Annual Election of Greiner Board of Directors - Nominees for the Greiner Board of Directors." If, by reason of death or other unexpected occurrence, any one or more of the nominees should for any reason become unavailable for election, the persons named as proxies in the accompanying form of proxy may vote for the election of such substitute nominees, and for such term or terms, as the Board of Directors may propose. All of the nominees were elected to the Board of Directors at the last Annual Meeting, except for Robert L. Costello, who was elected by action of the Board in July 1995.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH NOMINEE FOR THE BOARD OF DIRECTORS.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the outstanding shares of Greiner Common Stock entitled to vote thereon is required for the approval of the Merger. The favorable vote of the holders of a majority of the outstanding Greiner Common Stock present at the Greiner Meeting in person or by proxy is required for election of each director. Participants in the Greiner Performance Plan will be asked to direct the Trustees as to how to vote the Greiner Common Stock allocated to their accounts. Shares as to which no direction is received will be voted in accordance with the recommendation of an adviser retained by the Trustees. The executive officers and directors of Greiner own or have the power to vote 14.10% of the 4,704,642 issued and outstanding shares entitled to vote on the Merger.

    Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting. Abstentions are counted to determine the total number of votes cast and will be counted as a vote against the election of directors, but will not count as votes for or against approval of the Merger. Broker nonvotes are not counted as votes cast for purposes of determining whether a proposal has been approved and will have no effect on the outcome of the election of directors. Because a majority vote of all issued and outstanding shares of Greiner Common Stock is required to approve the Merger, a broker nonvote will have the same effect as a vote against approval of the Merger.

    As of the date of this Proxy Statement / Prospectus, 4,704,642 shares of Greiner Common Stock and vested options to purchase 183,735 shares of Greiner Common Stock were outstanding. In the Merger Agreement, Greiner has agreed not to issue any additional shares of Greiner Common Stock or other ownership interests in Greiner prior to the Effective Date, other than pursuant to the exercise of vested stock options.

    Each holder of Greiner Common Stock will be entitled to one vote, in person or by proxy, for each share standing in his or her name on the books of Greiner on the Record Date on any matter submitted to a vote of the Greiner stockholders.

REVOCABILITY OF PROXIES

    A Proxy for use at the Greiner Meeting is enclosed with the definitive Proxy Statement/Prospectus mailed to Greiner stockholders. A Greiner stockholder executing and returning a proxy may revoke it at any time before the vote is taken by filing with the Secretary of Greiner a written revocation of the Proxy or a duly executed Proxy bearing a later date than the Proxy being revoked, or such stockholder may revoke the Proxy in person at the Greiner Meeting, at any time before the vote is taken, by electing to vote at such meeting. All shares represented by a properly executed Proxy, unless such Proxy previously has been revoked, will be voted in accordance with the directions on such Proxy. IF NO DIRECTIONS ARE GIVEN TO THE CONTRARY ON SUCH PROXY, THE SHARES REPRESENTED BY SUCH PROXY WILL BE VOTED FOR THE MERGER AND FOR EACH NOMINEE FOR THE GREINER BOARD OF DIRECTORS. It is anticipated that no matters will be presented at the Greiner Meeting other than as set forth in the notice of the Greiner Meeting.

COST OF SOLICITING PROXIES

    The expense of preparing, printing and mailing this Proxy Statement / Prospectus and the material used in this solicitation of Proxies from Greiner stockholders will be borne by Greiner. It is contemplated that Greiner Proxies will be solicited through the mail, but officers, directors and employees of Greiner may solicit Proxies personally for the Greiner Meeting. Greiner has retained D. F. King, Inc. to assist in the solicitation of proxies and has agreed to pay D. F. King, Inc. $5,000, plus out of pocket expenses, for such services. Greiner has agreed that under certain circumstances it will be liable for URS's transaction costs if the Merger is not consummated due to Greiner's breach of the Merger Agreement. See "The Merger - The Merger Agreement."

RECORD DATE

    The close of business on [February ___], 1996 has been fixed as the record date ("Record Date") for the purpose of determining the Greiner stockholders entitled to notice of and to vote at the Greiner Meeting.

DISSENTERS' RIGHTS

    Under Nevada law, holders of Greiner Common Stock will not have the right to seek a judicial appraisal of the fair value of their shares of Greiner Common Stock in connection with the proposed Merger. See "The Merger - Rights of Dissenting Stockholders."

                                  RISK FACTORS

    The following risk factors should be considered carefully by the stockholders of Greiner in evaluating the Merger. These risk factors should be considered in conjunction with the other information included in this Proxy Statement / Prospectus.

GREINER'S REPORTED LOSSES DURING 1995

    Greiner's 1995 consolidated financial statements reflect significant pre-tax charges related to the following items. First, Greiner incurred substantial operating losses in 1995 from its California residential land development operations. In 1995, Greiner management decided to discontinue these operations and recorded restructuring charges of $1,700,000 ($1,100,000 in the third quarter and $600,000 in the fourth quarter) in addition to operating losses of approximately $1,900,000 ($400,000 through the third quarter and $1,500,000 in the fourth quarter) during 1995. Second, during 1995, Greiner recorded a one-time write-off of goodwill of $1,500,000 associated with the discontinued California residential land development operations. Third, Greiner recorded $500,000 in restructuring charges during 1995 in connection with the downsizing of its Hong Kong operations resulting from Greiner's shift of its center of operations in Asia from Hong Kong to Malaysia. Fourth, in 1995, Greiner took a non-cash write down of $2,300,000 on its investment in NTA, a limited partnership in which Greiner holds a 50% limited partnership interest. While there is no assurance of the future financial performance of Greiner, management believes that the majority of losses experienced during 1995 result primarily from non-recurring situations and such losses will not have a significant impact on an ongoing basis; however, Greiner's reported losses may negatively impact the value of URS Common Stock after the Merger.

LEGAL PROCEEDINGS/LIABILITY INSURANCE COVERAGE

    Certain subsidiaries of each of Greiner and URS have been named as defendants in legal proceedings wherein substantial damages are claimed. Such proceedings are not uncommon in their businesses and usually involve claims against multiple defendants who were involved in the project which is the subject of the proceeding. Historically, each company has been successful in defending such actions or has settled them within insured limits. In the opinion of management of each company, based upon their present knowledge, the ultimate liability, if any, in these proceedings is not expected to exceed amounts previously provided for in the consolidated financial statements. Because of the nature of the professional services provided and the size and nature of many of the projects upon which such services are performed, the potential for claims in excess of insurance limits always exists. Should that occur, and if the resulting liability is material, then the operations and financial condition of URS and Greiner after the Merger would be adversely affected. It is also possible that a large number of claims in any given year could cause the total amount paid with respect to the deductible amounts relating to such claims to be material, in which event Greiner's and URS's operations and financial condition could be adversely affected.

    Greiner. In 1995, Greiner was notified by the staff (the "Staff") of the Central Regional Office of the Securities and Exchange Commission (the "SEC") that it planned to recommend that a subsidiary of Greiner be named as a respondent in an administrative action relating to the issuance of certain revenue bonds used to finance the construction of the new Denver International Airport. Greiner was a member of a joint venture formed for the sole purpose of acting as the program management consultant for the City and County of Denver on the new Denver International Airport project. The joint venture was dissolved at the completion of the project. The Staff recommendation relates to certain information about the airport project provided by Greiner to the City and County of Denver in connection with the related bond offerings. Greiner has disputed the Staff's recommendations. Management does not anticipate that the resolution of this matter will have a material effect on Greiner's operations or financial condition.

    Greiner presently carries professional liability insurance against claims resulting from its alleged negligent performance of professional services, with an aggregate limit of $30,000,000 per year in excess of an aggregate $1,000,000 annual self-insured retention and a deductible of $250,000 per occurrence.
This insurance, consistent with industry practice, is on a "claims made" basis, which means coverage must be in place when a claim is made. In addition, such insurance is subject to standard exclusions, including exclusions for claims arising out of actual, alleged or threatened discharge, dispersal, seepage, migration, release or escape of pollutants and the performance of or failure to perform professional services rendered in the abatement, replacement or removal of any product,
material or process containing asbestos.   The continued availability and cost
of professional liability insurance will depend upon market conditions, the claims record of Greiner and the claims experience of the insurers providing such coverage.

    URS. URS has $31,000,000 per occurrence and aggregate commercial general liability insurance coverage. URS is also insured for professional errors and omissions ("E&O"), environmental impairment liability ("EIL") and contractor pollution liability ("CPL") claims with an aggregate limit of $25,000,000 after a self-insured per-claim deductible of $500,000. The E&O, EIL and CPL coverages are on a "claims made" basis, covering only claims actually made during the policy period currently in effect. Thus, if URS does not continue to maintain this policy, it will have no coverage under the policy for claims made after its termination date even if the occurrence was during the term of coverage. It is URS management's intent to maintain this type of coverage for its and Greiner's businesses after the Merger, but there can be no assurance that URS can maintain its insurance coverage or that claims will not exceed the amount of insurance coverage.

DEPENDENCE UPON GOVERNMENT PROGRAMS AND CONTRACTS

    Both Greiner and URS derive more than 80% of their revenues from local, state and Federal government agencies. The demand for engineering services is directly related to the level of funding of government programs that are created in response to public concern with rebuilding and expanding the nation's infrastructure and addressing various environmental problems. The success and further development of URS and Greiner is dependent, in significant part, upon the continued existence and funding of such programs and upon URS and Greiner's ability to participate in such programs. There can be no assurance that public pressure for such programs will continue, that governments will have the available resources to fund such programs (especially in light of the budget constraints currently existing at all levels of government), that such programs will continue to be funded even if governments have available financial resources, or that URS and Greiner will continue to be awarded contracts under such programs. In addition, contracts with government agencies are subject to termination for convenience of the agency and contracts with government agencies that have adopted Federal Acquisition Regulations, to which both URS and Greiner are a party, are subject to audit of actual costs incurred and provide for upward or downward adjustment of payments if audited costs differ from billed costs.

PRICING RISKS

    A substantial amount of Greiner's and URS's services are billed on either a "cost-plus" or a "fixed-price" basis. Under cost-plus contracts, the rates for direct and indirect costs are negotiated and fixed before work commences.
Under fixed-price contracts, the entire contract price is often fixed before work commences. Frequently, proposals are submitted on extremely complex projects that will be performed over the course of several years, making the accurate forecasting of costs very difficult. In the recent past, URS and Greiner have experienced low profit margins or losses on a portion of both of their cost-plus and fixed-price contracts because overhead and general and administrative costs exceeded government limits and could not be fully recovered or the scope of work could not be completed within the original budget and a supplemental work order could not be obtained.

ATTRACTION AND RETENTION OF QUALIFIED PROFESSIONALS

    The ability to retain and expand the staff of qualified technical professionals will be an important factor in determining the future success of URS and Greiner. There is from time to time a shortage of qualified technical professionals in various fields. The market for engineering and environmental professionals is competitive and there can be no assurance that URS and Greiner will continue to be successful in their efforts to attract and retain such professionals. In addition, both companies rely heavily upon the experience and ability of their senior management staff and the loss of a significant portion of such individuals could have a material adverse effect.

CONTROL OF URS BY PRINCIPAL STOCKHOLDERS

    Richard C. Blum is a director of URS and the majority stockholder of Richard C. Blum & Associates, Inc., a California corporation ("RCBA, Inc."). RCBA, Inc. is the sole general partner of Richard C. Blum & Associates, L.P., a California limited partnership ("RCBA, L.P."), which, in turn, is the sole general partner of BK Capital Partners, a California limited partnership ("BK"), BK Capital Partners II, a California limited partnership ("BK II"), and BK Capital Partners III, a California limited partnership ("BK III").
RCBA, L.P. is an investment adviser to The Common Fund, an investment fund.
BK, BK II, BK III and The Common Fund collectively hold 2,472,693 shares (assuming the exercise of certain warrants), or approximately 34 percent, of the URS Common Stock outstanding prior to the effectiveness of the Merger and approximately 28 percent of the URS Common Stock which would be outstanding after the effectiveness of the Merger. RCBA, L.P. exercises voting and investment discretion as to all such shares.

IMPACT OF MERGER FINANCING

    To finance the Merger, and to provide for working capital needs, URS has obtained a secured credit facility consisting of $50 million in term loans maturing in 2002 and 2003 and a $20 million revolving line of credit. As a result, following the Merger, URS will be a more highly leveraged company with substantial future debt service requirements. To meet these debt service requirements, URS and Greiner must generate sufficient cash flow from operations or other sources. There is no assurance that the future operations of URS and Greiner will provide sufficient funds to meet these debt service needs and other operational requirements of URS and Greiner necessary for continued success.

                                  THE MERGER

    This section of the Proxy Statement / Prospectus contains information furnished by the Board of Directors of URS and by the Board of Directors of Greiner in connection with the Greiner Meeting for the purpose of obtaining stockholder approval of the Merger.

    A copy of the Merger Agreement is attached as Appendix B and incorporated herein by reference. The Merger Agreement contains certain representations and covenants of URS, Acquisition Corp. and Greiner, certain conditions to the consummation of the Merger, and other terms and provisions respecting the Merger and related transactions. Capitalized terms which are used but not defined in this section shall have the meanings assigned in the Merger Agreement.

    SUMMARIES OF CERTAIN PROVISIONS OF THE MERGER AGREEMENT SET FORTH HEREIN DO NOT PURPORT TO BE COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PROVISIONS OF THE MERGER AGREEMENT. ALL GREINER STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

GENERAL

    The Merger Agreement provides for the merger of Acquisition Corp. into Greiner, with Greiner as the surviving corporation. Upon consummation of the Merger, each outstanding share of Greiner Common Stock will be converted into the right to receive (i) 0.298 shares of URS Common Stock, and (ii) $13.50 in cash, with additional cash to be paid in lieu of fractional shares. If the Merger is completed, Greiner stockholders will no longer hold any interest in Greiner other than indirectly through their interest in the shares of URS Common Stock. Each outstanding share of URS Common Stock will remain outstanding and unchanged following the Merger. Holders of Greiner Common Stock will receive an aggregate of approximately 1,400,000 shares of URS Common Stock upon consummation of the Merger and will hold in the aggregate approximately 16% of the URS Common Stock outstanding immediately after consummation of the Merger.

    All Greiner Options outstanding at the Effective Time of the Merger will be cancelled; provided, however, that the holders of Greiner Options will be entitled to receive a cash payment equal to the excess, if any, of the value of the per share Merger Consideration, based on the closing price per share of URS Common Stock as quoted in The Wall Street Journal on the trading day immediately preceding the Closing Date, over the exercise price of the option. See "The Merger - Merger Consideration."


EFFECTIVE TIME OF THE MERGER

    The Merger will become effective (the "Effective Time of the Merger") upon the filing of articles of merger or other appropriate documents (in any such case, the "Merger Documents") with the Nevada Secretary of State. The Merger Agreement provides that the parties will cause the Merger Documents to be filed as soon as practicable after the Closing Date, which will be the first date after approval of the Merger by the Greiner stockholders on which all conditions to the parties' obligations to close the Merger have been satisfied or waived. The parties have agreed to use their best efforts to do all things necessary to permit the closing of the Merger, but there can be no assurance as to whether or when the Merger will become effective. The Merger Agreement may be terminated by either URS or Greiner if the Merger has not become effective on or before September 30, 1996 (unless the failure to consummate the Merger by such date is due to the action or failure to act of the party seeking to terminate the Merger Agreement in breach of such party's obligations thereunder).

MERGER CONSIDERATION

    Conversion of Greiner Common Stock. At the Effective Time of the Merger, Acquisition Corp. will merge with and into Greiner, with Greiner as the surviving corporation. The Articles of Incorporation and Bylaws of Greiner as in effect immediately prior to the Effective Time of the Merger will be the Articles of Incorporation and Bylaws of the surviving corporation until further amended as provided therein and in accordance with law. At the Effective Time of the Merger, each outstanding share of Greiner Common Stock will be converted into the right to receive (i) 0.298 shares of URS Common Stock and (ii) $13.50 in cash, with additional cash to be paid in lieu of fractional shares. At the Effective Time of the Merger, Greiner stockholders will no longer hold any interest in Greiner other than indirectly through their interest in the shares of URS Common Stock. Each outstanding share of URS Common Stock will remain outstanding and unchanged following the Merger. Holders of Greiner Common Stock will receive an aggregate of approximately 1,400,000 shares of URS Common Stock upon consummation of the Merger and will hold in the aggregate approximately 16% of the URS Common Stock outstanding immediately after consummation of the Merger, based on the number of shares of URS Common Stock outstanding at January 23, 1996. Each share of Acquisition Corp. common stock outstanding immediately prior to the Effective Time of the Merger will be converted into one share of a newly-created class of $1.00 par value common stock of Greiner (the surviving corporation), and Greiner will become a wholly-owned subsidiary of URS.

    Greiner Stock Options. All Greiner Options outstanding at the Effective Time of the Merger will be cancelled; provided, however, that the holders of Greiner Options will be entitled to receive a cash payment in an amount per share of Greiner Common Stock subject to his or her Greiner Option equal to the excess, if any, of the value of the per share Merger Consideration, based on the closing price per share of URS Common Stock as quoted in The Wall Street Journal on the trading day immediately preceding the Closing Date, over the exercise price per share with respect to the option. In addition, instead of receiving the cash payment described above, each holder of a Greiner Option has the right to exercise the option and purchase Greiner Common Stock, in which case each share of Greiner Common Stock received pursuant to the option will be exchanged pursuant to the Merger for the Merger Consideration.

    Greiner Performance Plan and Stock Ownership Plan. At the Effective Time of the Merger, The Performance Plan and Stock Ownership Plan of Greiner (the "Greiner Performance Plan") will be amended to cease to be an employee stock ownership plan ("ESOP") within the meaning of Section 4975(e)(7) of the Code, but will be continued as a profit sharing plan, subject to the terms of the Greiner Performance Plan document regarding amendment and/or termination. Cash proceeds received by the Greiner Performance Plan in connection with the Merger will not be reinvested in URS Common Stock or Greiner Common Stock, but will be reinvested in the various investment options available under the non-ESOP portion of the Greiner Performance Plan, as directed by plan participants, and employer stock will no longer be one of the investment options offered under the Greiner Performance Plan. URS Common Stock received by Greiner Performance Plan accounts in connection with the Merger will continue to be held by the Greiner Performance Plan, subject to the investment discretion of the Greiner Performance Plan's Trustees, but no additional investments in URS Common Stock will be permitted, and plan participants will not have investment discretion with respect to the URS Common Stock so held. In addition, in the event that as of the Effective Time of the Merger the aggregate value of the unvested ESOP portion of the Greiner Performance Plan accounts is less than $1,000,000 (valuing such unvested shares of Greiner Common Stock at an amount equal to the closing price of the Greiner Common Stock as reported on the NYSE on the trading day immediately preceding the Closing Date, as quoted in The Wall Street Journal), plan participants will be fully vested in their ESOP accounts as of the Effective Time of the Merger.

CONVERSION AND EXCHANGE OF GREINER COMMON STOCK CERTIFICATES

    As soon as practicable after the Effective Time of the Merger, First Interstate Bank, the Exchange Agent (the "Exchange Agent"), will send a notice and transmittal form to each holder of Greiner Common Stock of record at the Effective Time of the Merger advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent their certificates formerly evidencing Greiner Common Stock. GREINER STOCKHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES TO THE EXCHANGE AGENT OR GREINER UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS FROM THE EXCHANGE AGENT.

    Upon the surrender to the Exchange Agent of one or more certificates formerly evidencing Greiner Common Stock, together with a properly completed and signed letter of transmittal, there will be issued and mailed to the holder thereof a new certificate or certificates representing the number of whole shares of URS Common Stock to which such holder is entitled under the Merger Agreement, a check for the amount of cash payable for each share of Greiner Common Stock, and, where applicable, a check for the amount of cash payable in lieu of a fractional share of URS Common Stock. A certificate representing URS Common Stock or a check in lieu of a fractional share will be issued in a name other than the name in which the surrendered Greiner Common Stock certificate was registered only if (i) the Greiner Common Stock certificate surrendered is properly endorsed or accompanied by appropriate stock powers and is otherwise in proper form for transfer, and (ii) the person requesting the issuance of such stock certificate or check either pays to the Exchange Agent any transfer or other taxes required or establishes to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

BACKGROUND OF THE MERGER

    From time to time beginning in March of 1993, URS and Greiner management have held informal discussions about the possibility of a transaction between the two companies. Until November of 1995, these informal discussions did not result in any agreement regarding a transaction between the parties.

    In early November of 1995, senior management of URS met with its financial advisors regarding the advisability of developing an offer to acquire Greiner. On November 20, 1995, a special meeting of the URS Board of Directors was held to discuss the possibility of authorizing URS management to present an acquisition proposal to Greiner management. The URS Board of Directors authorized URS management to proceed with the presentation of an acquisition proposal to Greiner management. The Board of Directors also authorized URS management to contact Wells Fargo Bank, National Association ("Wells Fargo") to initiate discussions about providing financing for the transaction.

    On November 30, 1995, Martin Koffel, the Chief Executive Officer, President and Chairman of URS, met with Robert Costello, the Chief Executive Officer of Greiner. Mr. Koffel presented an outline to Mr. Costello describing proposed terms by which URS would offer to acquire Greiner. On December 1, 1995, Mr. Costello and Messrs. William Bowen and Russell Cleveland, both directors of Greiner, placed a call to Mr. Koffel to discuss the proposed terms of the offer. After discussion, a revised proposal was sent to Mr. Costello.

    On December 2, 1995, a proposed letter of intent and draft joint press release with respect to the proposed transaction were prepared and reviewed by URS and its advisors, and then transmitted to Greiner. Further discussions regarding these documents and the terms of the transaction continued throughout the day between URS and its advisors and Greiner.

    On December 3, 1995, a letter of intent was signed and the wording of a joint press release was prepared. The joint press release was issued prior to the opening of trading on the NYSE on December 4, 1995.

    On January 9, 1996, the Merger Agreement was approved by the Boards of Directors of Greiner, URS and Acquisition Corp. The Merger Agreement was executed by all parties thereto on January 10, 1996. In addition, on January 10, 1996, URS entered into a $70 million secured credit facility with Wells Fargo, which consists of $50 million in term loans maturing in 2002 and 2003, and a $20 million revolving line of credit. See "The Merger - Financing of the Merger."

GREINER FINANCIAL ADVISOR

    Greiner has engaged Houlihan Lokey to render an opinion to the Greiner Board of Directors as to the fairness of the terms of the Merger to the Greiner public stockholders, from a financial point of view. Houlihan Lokey is a diversified financial advisory and specialty investment banking firm with offices in Los Angeles, New York, Chicago, San Francisco, Minneapolis, Washington, D.C., Dallas and Toronto. Houlihan Lokey offers business and securities valuations, fairness and solvency opinions, financial restructuring advice, dispute analysis and liquidation support, merchant banking services and investment banking services, including merger and acquisition representation and private placement of capital.

    On January 10, 1996, Houlihan Lokey delivered to the Greiner Board of Directors its written opinion dated January 10, 1996 (the "Houlihan Lokey Opinion") that, based upon and subject to the matters set forth in the opinion, the consideration to be received by the public stockholders of Greiner in connection with the Merger is fair them from a financial point of view.

    The summary of the Houlihan Lokey Opinion set forth in this Proxy Statement / Prospectus is qualified in its entirety by reference to the full text of such opinion. The form of the Houlihan Lokey Opinion is attached hereto as Appendix
A. HOLDERS OF GREINER COMMON STOCK ARE URGED TO READ THE HOULIHAN LOKEY OPINION IN ITS ENTIRETY FOR FURTHER INFORMATION AS TO THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND OTHER ASPECTS OF THE REVIEW BY HOULIHAN LOKEY.

    Houlihan Lokey did not, and was not requested by the Greiner Board of Directors to, make any recommendations as to the form or amount of consideration to be paid to the Greiner stockholders in the Merger, which issues were resolved in arm's length negotiations between Greiner and URS. Houlihan Lokey did not participate in these negotiations. Furthermore, Houlihan Lokey was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of Greiner.

    In advising Greiner, Houlihan Lokey reviewed and analyzed: (1) the Merger Agreement; (2) financial and operating information with respect to the business, operations and prospects of Greiner furnished to it by Greiner; (3) such publicly available information concerning URS which it deemed to be relevant to its inquiry, including a recent trading history of URS's Common Stock; (4) a comparison of the historical financial results and present financial condition of Greiner with those of other companies which it deemed relevant; and (5) a comparison of the financial terms of the Merger with the terms of certain other recent transactions which it deemed relevant.

    In addition, Houlihan Lokey had discussions with certain members of the senior management of Greiner and URS to discuss the business, operations, assets, financial conditions and prospects and the potential strategic benefit to Greiner from a consolidation of the business of Greiner with URS.

    In connection with its review, Houlihan Lokey assumed and relied upon the accuracy and completeness of the financial and other information used by it in advising Greiner without independent verification and further relied upon the assurances of management of Greiner that they were not aware of any facts that would make such information inaccurate or misleading.

    Greiner decided to retain Houlihan Lokey based on its experience as a financial advisor in mergers and acquisitions in the engineering industry. For Houlihan Lokey's services as financial advisor to Greiner in connection with the Merger, Greiner has agreed to pay Houlihan Lokey a fee of approximately $100,000, plus out of pocket expenses. Greiner also has agreed to indemnify Houlihan Lokey against certain liabilities under the Federal securities laws relating to or arising out of services performed by Houlihan Lokey as financial advisor to Greiner.

    Houlihan Lokey has had two prior formal engagements with Greiner, and has provided consulting services on one other occasion. Specifically, Houlihan Lokey was engaged by Greiner (on behalf of its Employee Stock Ownership Plan) in August of 1986 in connection with the Greiner ESOP's purchase of Greiner Common Stock. In March 1993, Houlihan Lokey provided Greiner with preliminary consulting services (not under a formal retention agreement), consisting of a meeting at Greiner's headquarters, regarding a potential merger with another company. Houlihan Lokey was next retained by Greiner in July 1995 to provide Greiner with a preliminary analysis of the fair market value of a firm which Greiner was considering acquiring at that time. Aggregate fees paid to Houlihan Lokey for these engagements did not exceed $50,000.

REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF GREINER

    The Greiner Board of Directors believes that the combination of URS and Greiner will benefit Greiner's stockholders by providing a cash payment substantially in excess of recent trading prices for Greiner Common Stock and a continuing interest in a larger company. The reasons for the Greiner Board authorizing the Merger include, but are not limited to, the following:

1. The significant premium that URS is paying to Greiner stockholders, as substantiated by the Houlihan Lokey Opinion. In evaluating the offer, the Board also considered Greiner's stock performance in recent years and the stock prices of other publicly traded engineering companies.

2. Consolidation that is occurring within the industry with other public and private companies. The increased size of the combined organization after the Merger has been consummated will help URS and Greiner maintain a competitive advantage in the marketplace and pursue larger, more comprehensive projects and client relationships. The combined revenue of the two companies will place URS and Greiner in the top echelon of their industry.

3. The Merger helps both URS and Greiner achieve strategic objectives previously established independently by the two companies. These objectives include: increased revenues, broader geographic coverage both domestically and internationally and expansion into markets that the companies on their own would find difficult to accomplish without the Merger.

4. The combination will result in administrative efficiencies and cost savings by eliminating certain overlapping expenses.

The Greiner Board of Directors considered the above factors in light of its knowledge of the business, the industry in general and information provided by Greiner management and its financial advisor, Houlihan Lokey. In view of the number and complexity of factors considered, the Greiner Board did not assign a relative weight to any of the factors considered.

    THE GREINER BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF GREINER AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS OF GREINER HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE HOLDERS OF GREINER COMMON STOCK VOTE FOR THE APPROVAL OF THE MERGER.

DIRECTORS AND EXECUTIVE OFFICERS AFTER THE MERGER

    After the Effective Time of the Merger, the URS Board of Directors and URS executive officers will be the same as the current URS Board of Directors and URS executive officers, except that Mr. Robert L. Costello will become a director of URS. See "URS Management - Executive Officers of URS - Directors of URS."

REGISTRATION AND LISTING

    The URS Common Stock to be issued in the Merger will be registered under the Securities Act of 1933 (the "1933 Act"). URS has agreed to prepare and file with the SEC the Registration Statement and any other documents required by the 1933 Act in connection with the Merger. URS has also agreed to take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of the URS Common Stock in connection with the Merger.

    URS has agreed to file a listing application with each of the NYSE and the PSE covering the shares of URS Common Stock which are issuable upon consummation of the Merger. URS has agreed to use its best efforts to obtain, prior to the Effective Time of the Merger, approval for the listing of such URS Common Stock, subject to official notice of issuance.

THE MERGER AGREEMENT

    THE FOLLOWING IS INTENDED MERELY AS A SUMMARY OF CERTAIN TERMS AND PROVISIONS OF THE MERGER AGREEMENT. REFERENCE IS MADE TO THE MERGER AGREEMENT ATTACHED AS APPENDIX B FOR A COMPLETE STATEMENT OF SUCH TERMS AND PROVISIONS.

    Covenants. The Merger Agreement provides that from the date of the Merger Agreement until the earlier of the Effective Time of the Merger or the termination of the Merger Agreement, Greiner, URS and Acquisition Corp. will perform the following pre-closing covenants:

    Pre-Closing Covenants of All Parties.

             1. Advice of Changes. Each party has agreed to promptly advise the other parties of any event occurring subsequent to the date of the Merger Agreement that would render any representation or warranty of such party contained in the Merger Agreement untrue or inaccurate in any material respect.

             2. Regulatory Approvals. Each party has agreed to execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, Federal, state or local or foreign, which may be reasonably required, or which the other party may reasonably request, in connection with the consummation of the transactions contemplated by the Merger Agreement. Each party has agreed to use its best efforts to obtain all such authorizations, approvals and consents.

             3. Confidentiality. Each party has agreed to hold in confidence all nonpublic information until such time as such information is otherwise publicly available, and, if the Merger Agreement is terminated, each party has agreed to deliver to the other all documents, work papers and other materials (including copies) obtained by such party or on its behalf from the other party as a result of the Merger Agreement or in connection therewith. Each party has agreed to continue to abide by the terms of existing confidentiality agreements.

             4. Best Efforts. Each party has agreed to use its best efforts to take or cause to be taken all actions, to do or cause to be done, and to assist and cooperate with the other parties to the Merger Agreement in doing, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the Merger.

             5. Secured Credit Agreement. The parties have agreed to take all actions as may be reasonably necessary to fulfill the covenants and conditions set forth in the Secured Credit Agreement (as defined below). See "The Merger - Financing of Merger."

    Pre-Closing Covenants of Greiner.

             1. Conduct of Business in Ordinary Course. Greiner and its subsidiaries have agreed to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and, to the extent consistent with such businesses, Greiner and its subsidiaries have agreed to use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees, and preserve their relationships with customers, suppliers and others having business dealings with Greiner and its subsidiaries. In particular, without limitation, Greiner and its subsidiaries have agreed that neither Greiner nor any of its subsidiaries shall (except with the prior written consent of URS):

                     (i) accelerate, amend or change the period of exercisability of vesting of options granted under any stock option plans or restricted stock, stock bonus or other awards, or authorize cash payments in exchange for any options, restricted stock, stock bonus or other awards granted under any of such plans;

                     (ii) grant any severance or termination pay to any officer or director or, except in the ordinary course of business consistent with past practices, to any employee;

                     (iii) transfer any intellectual property rights owned by Greiner;

                     (iv) commence a lawsuit other than for routine collection of bills, except in cases where Greiner in good faith determines that failure to commence such suit would result in a material impairment of a valuable aspect of Greiner's business, or for breach of the Merger Agreement; or

                     (v) enter into one or more leases which extend for a period of two years beyond the date of the Merger Agreement and which obligate Greiner or its subsidiary to pay aggregate gross rent in excess of $500,000.

             2. Dividends; Change in Stock. Greiner has agreed that it will not, and it will not permit any of its subsidiaries to, (i) declare or pay any dividends on or make other capital distributions in respect to any of its capital stock, except for intercompany dividends or regular quarterly cash dividends to holders of Greiner Common Stock in an amount which shall not exceed $0.075 per share and at times consistent with prior practice, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire, any shares of its capital stock.

             3. Issuances of Securities. Greiner has agreed that it will not, and it will not permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into such shares, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interests in such capital stock other than the issuance of Greiner Common Stock pursuant to the exercise of vested options.

             4. Governing Documents. Greiner has agreed that it will not, and it will not cause or permit any of its subsidiaries to, amend its Restated Articles of Incorporation or Bylaws.

             5. No Acquisitions. Greiner has agreed that it will not, and it will not permit any of its subsidiaries to, acquire, or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in all or any substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

             6. No Dispositions. Greiner has agreed that other than sales or licenses of products or technology in the ordinary course of business consistent with prior practice, Greiner will not, and it will not permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its assets, except for such dispositions in the ordinary course of business or in amounts which are not material, in the aggregate, to the business of Greiner.

             7. Indebtedness. Greiner has agreed that it will not, and will not permit any of its subsidiaries to, incur any indebtedness for borrowed money or guarantee any such indebtedness or sell any debt securities or warrants or rights to acquire any debt securities of Greiner or any of its subsidiaries or guarantee any debt securities of others, except in the ordinary course of business consistent with past practices.

             8. Plans; Compensation. Greiner has agreed that it will not, and it will not permit any of its subsidiaries to, adopt or amend in any material respect any employee benefit plans (a "Greiner Plan" as defined in the Merger Agreement) or pay any pension or retirement allowance not required by any existing Greiner Plan. Greiner will not, and will not permit any Greiner subsidiary to, enter into any employment contracts, pay any special bonuses or special remuneration to officers, directors or employees, or increase the salaries, wage rates or fringe benefits of (i) any of its officers or employees whose compensation exceeded $150,000 during the fiscal year ending December 31, 1995, or (ii) any of its other officers and employees other than pursuant to scheduled reviews under Greiner's or the Greiner subsidiary's normal compensation review cycle, in all cases consistent with existing policies and past practice.

             9. Tax Matters. Greiner has agreed that it will not make any tax election that would have a Greiner Material Adverse Effect (as defined in the Merger Agreement) or settle or compromise any income tax liability of Greiner or any of its subsidiaries that would have a Greiner Material Adverse Effect.

             10. Discharge of Liabilities. Greiner has agreed that it will not, and it will not permit any of its subsidiaries to, pay, discharge, settle or satisfy any claims, liabilities or obligations, except in the ordinary course of business or in amounts which are not material, individually or in the aggregate, to the business of Greiner.

             11. Material Agreements. Greiner has agreed that except in the ordinary course of business, neither Greiner nor any of its subsidiaries will modify, amend, or terminate any Material Agreement (as defined in the Merger Agreement) or waive, release or assign any material rights or claims under such Material Agreement.

             12. Stockholders' Meeting; Proxy Statement. Greiner has agreed to hold a meeting of its stockholders at the earliest practicable date to submit the Merger Agreement and related matters for their consideration and approval, and that approval would be recommended by Greiner's Board of Directors, subject to their fiduciary duties. Greiner has agreed to send to its stockholders, for the purpose of considering and voting upon the Merger, this Proxy Statement/Prospectus, which is required to satisfy all requirements of applicable state and Federal laws.

             13. Acquisition Proposals; Termination Fee. From the date of the Merger Agreement until the earlier of the termination of the Merger Agreement or the consummation of the Merger, Greiner has agreed that Greiner and its subsidiaries will not, and will cause their respective officers, directors, employees, agents and representatives not to, directly or indirectly, encourage, solicit, accept, initiate or conduct discussions or negotiations with, provide any information to, or enter into any agreement with, any corporation, partnership, limited liability company, person or other entity or group concerning the acquisition of all or a substantial part of the assets, business or capital stock of Greiner, whether through purchase, merger, consolidation, exchange or any other business combination. In the event that Greiner or any of its officers or directors enter into negotiations or discussions which constitute a breach of the no shop provisions, the Merger Agreement provides that Greiner will be obligated to reimburse URS for expenses incurred in connection with the transactions contemplated by the Merger Agreement and, in certain circumstances, Greiner will be liable to pay to URS a termination fee of $5,000,000. See "The Merger Agreement - Acquisition Proposals; Limitation on Negotiations; Termination Fee."

             14. Maintenance of Business. Greiner has agreed to use its best efforts to carry on and preserve its business and its relationships with clients, customers, suppliers, employees and others in substantially the same manner as it has prior to the date of the Merger Agreement. Greiner has agreed that if Greiner becomes aware of a deterioration in the relationship with any client, customer, supplier or key employee, it will promptly bring such information to the attention of URS in writing and, if requested by URS, will use its best efforts to restore the relationship.

             15. Access. Greiner has agreed to afford to URS and to URS's financial advisors, legal counsel, accountants, financing sources and other authorized representatives access during normal business hours to all of its books, records, properties, offices and personnel.

             16. Liability Insurance. Greiner has agreed to procure (subject to the approval of URS) continuing directors' and officers' liability coverage (tail coverage) for directors and officers of Greiner who have served as directors and officers of Greiner or its affiliates, prior to the Effective Time of the Merger, with respect to acts or failures to act prior to the Effective Time of the Merger. Greiner has also agreed to procure continuing fiduciary liability coverage (tail coverage) for employees of Greiner who have served as fiduciaries under any Greiner Plan prior to the Effective Time of the Merger, with respect to acts or failures to act prior to the Effective Time of the Merger.

    Pre-Closing Covenants of URS.

             1.      Registration Statement.   The URS Common Stock to be
    issued in the Merger will be registered under the 1933 Act. URS has agreed to prepare and file with the SEC the Registration Statement and any other documents required by the 1933 Act in connection with the Merger. URS has agreed to use its best efforts to have the Registration Statement declared effective as promptly as practicable after such filing. URS has also agreed to take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of the URS Common Stock in the Merger.

             2. Listing Agreement. URS has agreed to prepare and submit to each of the NYSE and the PSE a listing application covering the shares of the URS Common Stock to be issued in connection with the Merger. URS has agreed to use its best efforts to obtain, prior to the Effective Time of the Merger, approval for the listing of such URS Common Stock, subject to official notice of issuance.


THE FOREGOING IS INTENDED MERELY AS A SUMMARY OF CERTAIN COVENANTS OF GREINER, ACQUISITION CORP. AND URS. REFERENCE IS MADE TO ARTICLE 6 OF THE MERGER AGREEMENT ATTACHED HERETO AS APPENDIX B FOR A COMPLETE STATEMENT OF THE COVENANTS OF EACH PARTY.

    Conditions Precedent to Consummation of Merger. The Merger will occur only if the Merger Agreement is approved and adopted by the requisite vote of Greiner stockholders. In addition, consummation of the Merger is subject to the satisfaction of certain other conditions, unless waived (to the extent such waiver is permitted by law). A failure of any such condition to be satisfied, if not waived, could prevent the consummation of the Merger.

    Conditions to Obligations of Greiner. The obligation of Greiner to consummate the Merger is subject to the satisfaction of the following conditions, among others:

             1. Representations and Warranties True at Closing. The representations and warranties of URS and Acquisition Corp. contained in the Merger Agreement are true in all material respects at and as of the Closing Date.

             2. Covenants Performed. All of the covenants of URS and Acquisition Corp. to be performed at or before the Closing Date pursuant to the terms of the Merger Agreement have been duly performed.

             3. Certificate. At the Closing, Greiner has received a Certificate signed by the President of each of URS and Acquisition Corp. to the effect that the conditions set forth in items (1) and (2) have been satisfied.

             4. Approval of Stockholders. The Merger has been approved by a majority of the outstanding shares of Greiner Common Stock.

             5. Opinion of Counsel. Greiner has received an opinion of counsel of Messrs. Sheppard, Mullin, Richter & Hampton, L.L.P., counsel to URS and Acquisition Corp., dated as of the Effective Time of the Merger, as to certain matters relating to the organization of URS and Acquisition Corp. and the authorization and enforceability of the Merger Agreement.

             6. Form S-4. The Registration Statement on Form S-4 pertaining to the URS Common Stock to be issued in connection with the Merger has become effective under the 1933 Act, and is not the subject of any stop order or proceedings seeking a stop order.

             7. Merger Documents. The Merger Documents have been filed with the Secretary of State of the State of Nevada, as required by law.

             8. No Material Adverse Effect. There has been no URS Material Adverse Effect (as defined in the Merger Agreement) between the date of the Merger Agreement and the Closing Date.

             9. HSR Filing. Any waiting period applicable to the consummation of the Merger under the Hart-Scott- Rodino Antitrust Improvements Act (the "HSR Act") has expired or been terminated, and no action has been instituted by the Department of Justice ("DOJ") or Federal Trade Commission ("FTC") challenging or seeking to enjoin the consummation of the transaction contemplated by the Merger Agreement, which action has not been withdrawn or terminated. The waiting period under the HSR Act was terminated on January 4, 1996.

    Conditions to Obligations of URS and Acquisition Corp. The obligations of URS and Acquisition Corp. to consummate the Merger are subject to the satisfaction of the following conditions, among others:

             1. Representations and Warranties True at Closing. The representations and warranties of Greiner contained in the Merger Agreement are true in all material respects at and as of the Closing Date.

             2. Covenants Performed. All of the covenants of Greiner to be performed at or before the Closing Date pursuant to the terms of the Merger Agreement have been duly performed.

             3. Certificate. At the Closing, URS and Acquisition Corp. has received a Certificate signed by the President of Greiner to the effect that the conditions set forth in items (1) and (2) have been satisfied.

             4. Approval of Stockholders. The Merger has been approved by a majority of the outstanding shares of Greiner Common Stock.

             5. Opinion of Counsel. URS has received an opinion of counsel of Messrs. Nossaman, Guthner, Knox & Elliott, counsel to Greiner, dated as of the Effective Time of the Merger, as to certain matters relating to the organization of Greiner and the authorization and enforceability of the Merger Agreement.

             6. Form S-4. The Registration Statement on Form S-4 pertaining to the URS Common Stock to be issued in connection with the Merger has become effective under the 1933 Act and is not the subject of any stop order or proceedings seeking a stop order.

             7. Merger Documents. The Merger Documents have been filed with the Secretary of State of the State of Nevada, as required by law.

             8. No Material Adverse Effect. There has been no Greiner Material Adverse Effect (as defined in the Merger Agreement) between the date of the Merger Agreement and the Closing Date.

             9. HSR Filing. Any waiting period applicable to the consummation of the Merger under the HSR Act has expired or been terminated, and no action has been instituted by the DOJ or FTC challenging or seeking to enjoin the consummation of the transaction contemplated by the Merger Agreement, which action has not been withdrawn or terminated. The waiting period under the HSR Act was terminated on January 4, 1996.

             10. Consents. Other than the filing of the Merger Documents with the Nevada Secretary of State, the parties have made such filings, and obtained all consents of Governmental Entities (as defined in the Merger Agreement), required to consummate the transactions contemplated by the Merger Agreement.

             11. No Litigation. There is not pending any action, proceeding or other application before any court or Governmental Entity brought by any Governmental Entity (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by the Merger Agreement, or seeking to obtain any material damages, or (ii) seeking to prohibit or impose any material limitations on URS's ownership or operation of all or any portion of the combined business of URS and Greiner.

             12. Secured Credit Agreement. The conditions set forth in Sections 4.2, 4.3 and 4.4 of the Secured Credit Agreement have been satisfied. See "The Merger - Financing of the Merger."

    Representations and Warranties. The following is a summary of the representations and warranties of the parties contained in the Merger Agreement.

             Representations and Warranties of Greiner. In the Merger Agreement, Greiner has made representations and warranties in favor of URS and Acquisition Corp. with respect to the following matters: (1) organization and good standing of Greiner; (2) capitalization of Greiner;
    (3) subsidiaries of Greiner; (4) material investments of Greiner; (5) corporate power and authority of Greiner to enter into the Merger Agreement; (6) consents and approvals required to consummate the Merger;
    (7) accuracy of Greiner SEC filings and financial statements; (8) accuracy of information supplied by Greiner in connection with the preparation of this Proxy Statement/Prospectus; (9) absence of material adverse changes in Greiner's business; (10) absence of undisclosed litigation involving Greiner; (11) absence of undisclosed liabilities of Greiner; (12) absence of defaults under Greiner organizational documents, contracts and agreements, orders, decrees, etc., or registrations, licenses, permits, etc.; (13) good title to Greiner's properties; (14) Greiner tax filings;
    (15) Greiner benefit plans; (16) employee and labor relations matters; (17) Greiner intellectual property rights; (18) nature and scope of Greiner insurance policies; (19) compliance by Greiner with applicable laws; (20) material contracts and agreements of Greiner; (21) no prohibited payments by Greiner; (22) powers of attorney issued by Greiner; (23) environmental matters and compliance; (24) regulatory matters; (25) immigration law compliance; (26) Greiner board approvals; (27) brokers used by Greiner in connection with the Merger; and (28) accuracy of disclosure by Greiner.

             Representations and Warranties of URS. URS has made representations and warranties in favor of Greiner with respect to the following matters: (1) organization of URS and Acquisition Corp.; (2) capitalization of URS and Acquisition Corp.; (3) corporate power and authority of URS and Acquisition Corp. to enter into the Merger Agreement;
    (4) consents and approvals required to consummate the Merger; (5) accuracy of URS SEC filings and financial statements; (6) accuracy of information supplied by URS in connection with the preparation of this Proxy Statement/Prospectus; (7) URS and Acquisition Corp. board approvals; (8) brokers used by URS in connection with the Merger; and (9) accuracy of disclosure by URS.

             The representations and warranties of all parties will terminate at the Effective Time of the Merger.

    Termination. The Merger Agreement may be terminated at any time before the Merger becomes effective in the following circumstances:

             1.      By mutual agreement of URS and Greiner;

             2. By either URS or Greiner if (i) the approval of the Merger by a majority of the outstanding shares of Greiner Common Stock is not obtained, (ii) a Governmental Entity shall have issued an order, decree or ruling or taken any other actions permanently restraining, enjoining or otherwise prohibiting the Merger, or (iii) the Merger shall not have been consummated before September 30, 1996 (provided that the terminating party is not then in material breach of any representation, warranty, covenant or agreement contained in the Merger Agreement);

             3. By URS, if there has been a breach by Greiner of any representation, warranty, covenant or other agreement in the Merger Agreement which has a Greiner Material Adverse Effect, and such breach has not been cured, or Greiner has not commenced reasonable efforts to cure such breach, within 30 days after written notice of such breach is given by URS to Greiner;

             4. By URS if Greiner shall enter into any discussions, negotiations or any letter of intent, understanding or other agreement relating to an Acquisition Proposal (as defined below);

             5. By Greiner if there has been a breach by URS or Acquisition Corp. of any material representation, warranty, covenant or other agreement, and such breach has not been cured, or URS and Acquisition Corp. have not commenced reasonable efforts to cure such breach, within 30 days after written notice of such breach is given by Greiner to URS; and

             6. By either party, if any of the conditions that must be satisfied by the other party has not been fulfilled on or prior to the date specified for fulfillment thereof, or has become impossible to fulfill for reasons beyond the control of the other party, and such condition has not been waived.

             If the Merger Agreement is terminated by either Greiner or URS for any of the aforesaid reasons, the Merger Agreement will thereupon become void and have no effect, and there will be no liability or obligation on the part of Greiner, URS or Acquisition Corp., or their respective officers and directors, except that (i) the provisions of Section 6.2.3 of the Merger Agreement (relating to Acquisition Proposals and the Termination
    Fee), and the provisions of any then-existing confidentiality agreements between the parties, will survive any such termination; and (ii) no party whose breach of its representations, warranties, covenants or agreements was the basis of the other party's termination of the Merger Agreement will be relieved from liability for damages occasioned by such breach; provided, however, if the breach is the result of negligence, damages may not exceed the sum of $500,000; but, provided, further, if the breach is the result of recklessness or willful misconduct, the amount of damages will not be limited.

    Waiver and Amendment. At any time before the Merger becomes effective, any party to the Merger Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement, and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained in the Merger Agreement. However, the Secured Credit Agreement provides that URS may not agree to any material amendment to, or waive any of its material rights under, the Merger Agreement without the prior written consent of the Administrative Agent (as defined below) for the Lenders under its credit facility.

             The Merger Agreement may be amended by the parties by action taken by their respective Boards of Directors at any time prior to or after the approval of the Greiner stockholders, but after the approval of the Greiner stockholders has been obtained, no amendment may be made which by law requires the further approval of the Greiner stockholders without first obtaining such approval. The Merger Agreement may not be amended except by a written instrument signed on behalf of each of the parties.

    Acquisition Proposals; Limitation on Negotiations; Termination Fee. The Merger Agreement provides that Greiner and its subsidiaries will not, and will cause their respective officers, directors, employees, agents and representatives not to, directly or indirectly, encourage, solicit, accept, initiate or conduct discussions or negotiations with, provide any information to, or enter into any agreement with, any corporation, partnership, limited liability company, person or other entity or group concerning the acquisition of all or a substantial part of the assets, business or capital stock of Greiner, whether through purchase, merger, consolidation, exchange or any other business combination (each of the foregoing, an "Acquisition Proposal"). Notwithstanding the foregoing, nothing in the Merger Agreement prevents Greiner and its officers and directors from responding to and considering unsolicited firm offers for any such transactions from persons other than URS if and to the extent that, in the written opinion of Greiner's outside counsel, failure to do so would be reasonably likely to constitute a violation of applicable law or a breach of the fiduciary duties of Greiner's directors to Greiner's stockholders. Greiner has agreed to immediately provide written notice to URS of the terms and other details of any such unsolicited inquiry or proposal relating to an Acquisition Proposal.

    In the event that Greiner or any of its officers or directors enters into any negotiations or discussions for any reason which shall constitute a breach of the no-shop provisions of the Merger Agreement as described in the preceding paragraph, Greiner has agreed to immediately reimburse URS for all expenses and costs incurred by URS in connection with the transactions contemplated by the Merger Agreement. In the event that Greiner or any of its officers or directors enters in to any letter of intent, understanding or other agreement with a party other than URS relating to the acquisition of all or a substantial part of the assets, business or capital stock of Greiner, whether through purchase, merger, consolidation, exchange or any other business combination, either in violation of the no-shop provisions of the Merger Agreement or within nine months after termination of the Merger Agreement for any reason, then immediately upon entering into such letter of intent, understanding or other agreement, Greiner has agreed to pay to URS a termination fee (the "Termination Fee") of $5,000,000 dollars; provided, however, that the Termination Fee will not be payable if, prior to the entry by Greiner into such letter of intent, understanding or other agreement, URS has unilaterally declined to close the Merger. The foregoing provisions of the Merger Agreement may have the effect of discouraging competing offers to acquire or merge with Greiner.

ACCOUNTING TREATMENT

    The Merger will be treated as a "purchase" under generally accepted accounting principles. The acquisition price will be allocated to the assets acquired (including identifiable intangible assets) and liabilities. To the extent any excess exists after the allocation, such excess will be allocated to goodwill. See "The Merger - Unaudited Pro Forma Combined Condensed Statement of Operations."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is for general information only and is based on the Federal income tax law now in effect, which is subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation which may be important to particular Greiner stockholders in light of their individual circumstances (e.g., financial institutions, broker-dealers, insurance companies, tax-exempt organizations and foreign stockholders). In addition, there may be state or local tax consequences, none of which are discussed below.

    A Greiner stockholder whose Greiner Common Stock is converted into shares of URS Common Stock and cash pursuant to the Merger generally will recognize income (or loss) equal to the difference between (i) the amount of cash and the fair market value (determined as of the Effective Time of the Merger) of the URS Common Stock received as Merger Consideration and (ii) the Greiner stockholder's adjusted tax basis in the Greiner Common Stock so converted. The Merger is not intended to constitute a tax-free "reorganization" within the meaning of Section 368 of the Code. The characterization of any such income (or loss) as capital gain (or capital loss) or ordinary income (or ordinary loss) generally will depend on whether the Greiner Common Stock surrendered in the exchange is held as a "capital asset" within the meaning of Section 1221 of the Code. Any capital gain or loss will be a long-term capital gain or loss if the exchanging Greiner stockholder is treated as holding the Greiner Common Stock surrendered in the exchange for more than one year. The maximum Federal tax rate applicable to long-term capital gains of an individual taxpayer is 28%. Congress is considering legislation which would reduce this rate but it is uncertain whether any legislation that is enacted would apply to gain from the Merger recognized by a Greiner stockholder. Greiner stockholders will have a tax basis in the URS Common Stock received in the Merger equal to the fair market value of such URS Common Stock, determined as of the Effective Time of the Merger.

    A holder of Greiner Options who is paid an amount in connection with the cancellation of the Greiner Options generally will recognize ordinary income equal to the amount received.

    Neither the Performance Plan nor the plan participants (as defined in the Performance Plan) should recognize any Federal tax consequences as a result of the Merger and the Greiner Performance Plan's ceasing to be an ESOP within the meaning of Section 4975(e)(7) of the Code. See "The Merger - Merger Consideration."

    THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE AND CONSTITUTES ONLY A GENERAL DESCRIPTION OF CERTAIN OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO GREINER STOCKHOLDERS WHO ARE CITIZENS OR RESIDENTS OF THE UNITED STATES, WITHOUT CONSIDERATION OF THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH STOCKHOLDER'S SITUATION. ACCORDINGLY, EACH STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISORS AS TO MATTERS DESCRIBED HEREIN AND ALSO AS TO ANY ESTATE, GIFT, STATE OR LOCAL OR FOREIGN TAX CONSEQUENCES ARISING OUT OF THE MERGER.

REGULATORY APPROVALS

    Under the Merger Agreement, the obligations of URS and Acquisition Corp. are conditioned upon the receipt of all required consents of Governmental Entities (as defined therein). There can be no assurance that any applicable regulatory authority will approve or take other required action with respect to the Merger or as to the date of such regulatory approval or other action. Greiner and URS are not aware of any government approvals that are required in order to consummate the Merger except as described below. Should any other approval be required, Greiner and URS have agreed to use their best efforts to obtain it. There can be no assurance as to whether or when any such other approval, if required, could be obtained. See "The Merger - The Merger Agreement."

    HSR Act. The parties' obligations to close the Merger are subject to the conditions that the waiting period applicable under the HSR Act has expired and that no action has been instituted by the DOJ or FTC challenging or seeking to enjoin the consummation of the transactions contemplated by the Merger Agreement. Greiner and URS have submitted their respective applications under the HSR Act to the DOJ and FTC and were notified of early termination of the waiting period under the HSR Act on January 4, 1996.

    Form S-4. The Registration Statement on Form S-4 pertaining to the URS Common Stock to be issued in connection with the Merger has been filed with the SEC and been declared effective prior to the mailing of this Proxy Statement/Prospectus. The effectiveness of the Merger is conditioned upon the continued effectiveness of the Registration Statement.

    Listing Agreements. URS has agreed to use its best efforts to file listing applications with the NYSE and the PSE covering the shares of URS Common Stock to be issued in connection with the Merger. URS has filed the listing applications with the NYSE and the PSE.

RIGHTS OF DISSENTING STOCKHOLDERS

    URS Stockholders. Based upon the structure of the Merger and under the Delaware General Corporation Law, URS stockholders will not be called upon to vote upon the approval of the Merger and will not have any dissenters' rights with respect to the Merger.

    Greiner Stockholders. Based upon the structure of the Merger and under the Nevada General Corporation Law, holders of Greiner Common Stock are not entitled to dissenters' rights with respect to the Merger.

FINANCING OF THE MERGER

    Generally. To finance the cash portion of the Merger, URS executed a Credit Agreement, dated as of January 10, 1996 (the "Secured Credit Agreement"), by and among URS, as Borrower, the financial institutions listed therein as Lenders (the "Lenders"), and Wells Fargo, as Administrative Agent (the "Administrative Agent") for the Lenders, pursuant to which the Lenders are making the following loans to URS to finance the Merger and to provide for the working capital needs of URS thereafter: (i) a $32,500,000 Tranche A term loan (the "Tranche A Term Loans") maturing on October 31, 2002, with quarterly principal payments gradually increasing from $500,000 to $1,750,000; (ii) a $17,500,000 Tranche B term loan (the "Tranche B Term Loans") maturing on April 30, 2003, with nominal quarterly principal payments until October 31, 2002 and then balloon payments due in January and April 2003; and (iii) a $20,000,000 revolving facility (including a letter of credit facility) (the "Revolving Loans") expiring April 30, 1999 (the Tranche A Term Loans, the Tranche B Term Loans and the Revolving Loans are hereinafter collectively referred to as the "URS Loans"). The URS Loans will be secured by a pledge of the accounts receivable and general intangibles of URS and its subsidiaries, and of the stock of URS's subsidiaries. It is expected that the facility will be syndicated to include other Lenders following consummation of the Merger.

    Conditions to Initial Funding. The Lenders' obligation to fund the URS Loans will expire on May 31, 1996 (the "Initial Funding Date"), provided, however, that the Initial Funding Date can be extended, in URS's sole discretion and upon the payment of an increased commitment fee, until September 30, 1996.

    In addition, although the Secured Credit Agreement has been executed, the Lenders are not obligated to fund the URS Loans until a number of conditions have been satisfied, including: URS and Greiner must meet specified financial performance tests; there must be no material adverse change in the business of URS or Greiner from the date the Secured Credit Agreement was executed until the Initial Funding Date; URS and Greiner must each conduct its business in the ordinary course from the date the Secured Credit Agreement was executed until the Initial Funding Date; all necessary governmental approvals required for the Merger have been received; all conditions to the consummation of the Merger have been satisfied; all necessary documents and legal opinions must be delivered; all fees must be paid to Wells Fargo; and there shall not have occurred any material disruption in the financial, banking or capital markets that would have an adverse effect on the loan syndication markets for loans similar to the URS Loans. Although no assurance may be made, management believes that all conditions to the funding of the URS Loans will be satisfied.

    Interest Rates. URS may select either of the following Wells Fargo interest rates for the URS loans: (i) its Base Rate (the higher of the rate most recently announced by Wells Fargo as its "Prime Rate" or one-half of one percent in excess of the Federal Funds Effective Rate); or (ii) its Adjusted Eurodollar Rate.

    Tranche A Term Loans and Revolving Loans bearing interest at the Base Rate will bear interest at the following rate: (i) from the Initial Funding Date until either January 29, 1997 or June 16, 1997 (depending upon when the Merger takes place), at the Base Rate plus 1.375% per annum; and (ii) thereafter, at the Base Rate plus a margin (which varies from a high of 1.375% to a low of 0%) depending upon the ratio of URS's total debt to earnings (i.e., the lower the ratio of funded debt to earnings, the lower the rate). Tranche B Term Loans bearing interest at the Base Rate will bear interest at the Base Rate plus 1.75% per annum.

    Tranche A Term Loans and Revolving Loans bearing interest at the Adjusted Eurodollar Rate will bear interest at the following rate: (i) from the Initial Funding Date until either January 29, 1997 or June 16, 1997 (depending upon when the Merger takes place), at the Adjusted Eurodollar Rate plus 2.625% per annum; and (ii) thereafter, at the Adjusted Eurodollar Rate plus a margin (which varies from a high of 2.625% to a low of 1.375%) depending upon the ratio of URS's total debt to earnings (i.e., the lower the ratio of funded debt to earnings, the lower the rate). Tranche B Term Loans bearing interest at the Adjusted Eurodollar Rate will bear interest at the Adjusted Eurodollar Rate plus 3% per annum.

                        PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma combined condensed financial statements are derived from the historical consolidated balance sheets and related consolidated statements of operations of URS and Greiner adjusted to give effect to the Merger using the purchase method of accounting for business combinations.

    The pro forma combined balance sheet gives effect to the Merger as if the Merger were effective October 31, 1995. The pro forma combined condensed statement of operations has been prepared as if the Merger was effective November 1, 1994. In order to present comparable data for the combining companies, the pro forma statement of operations includes the historical data of Greiner for the twelve month period ended September 30, 1995.

    The pro forma combined condensed balance sheet and statement of operations are provided for illustrative purposes only and should be read in conjunction with the accompanying notes thereto, the audited consolidated financial statement and notes thereto of URS for the year ended October 31, 1995 and the audited financial statements and notes thereto of Greiner for the year ended December 31, 1994 and the unaudited financial statements for the nine months ended September 30, 1995, all of which are incorporated by reference in this Proxy Statement / Prospectus. The pro forma data is not necessarily indicative of the operating results or financial position that would have been achieved had the Merger been consummated at the dates indicated, nor is it necessarily indicative of future operating results and financial condition.

             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            (dollars in thousands)

                                                            URS           Greiner
                                                        October 31,    September 30,       Pro Forma            Pro Forma
                                                            1995            1995          Adjustments            Combined
                                                        -----------    -------------      -----------           ---------
 ASSETS
 ------
 Current assets:
           Cash and short-term investments                $8,836          $14,771          ($14,513)       a       $9,094
           Accounts receivable, net                       49,022           41,111                                  90,133
           Other current assets                            1,849            3,153                                   5,002
                                                         -------          -------          --------              --------
                   Total current assets                   59,707           59,035           (14,513)              104,229
 Property & equipment, net                                 5,835            9,334                                  15,169
 Goodwill, net                                             7,765              714            27,212        b       35,691
 Long-term investments                                                      3,999            (3,999)       a
 Other assets                                                768              814             2,000        c        3,582
                                                         -------          -------          --------              --------
                                                          14,368           14,861            25,213                54,442
                                                         -------          -------          --------              --------
 Total assets                                            $74,075          $73,896           $10,700              $158,671
                                                         =======          =======          ========              ========

 LIABILITIES AND EQUITY
 ----------------------
 Current liabilities:
           Current bank debt                                                  $44            $4,675        a       $4,719
           Trade payables                                 $7,724            9,161                                  16,885
           Other current liabilities                      15,676           13,979                                  29,655
                                                         -------          -------          --------              --------
                   Total current liabilities              23,400           23,184             4,675                51,259
 Long-term debt                                            9,999              157            45,325        a       55,481
 Other                                                     1,198            1,280                                   2,478
                                                         -------          -------          --------              --------
                   Total liabilities                      34,597           24,621            50,000               109,218
                                                         -------          -------          --------              --------
 Greiner equity                                                            49,275           (49,275)       d
                                                         -------          -------          --------              --------
 URS equity                                               39,478                              9,975       a,d      49,453
                                                         -------          -------          --------              --------
 Total liabilities and equity                            $74,075          $73,896           $10,700              $158,671
                                                         =======          =======          ========              ========


 See accompanying notes to pro forma combined condensed financial statements.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                         YEAR ENDED OCTOBER 31, 1995
                (dollars in thousands, except per share data)

                                                            URS            Greiner
                                                         October 31,     September 30,      Pro Forma          Pro Forma
                                                            1995             1995          Adjustments         Combined
                                                         -----------     -------------     -----------         ---------
 Revenue                                                  $179,769         $155,135                             $334,904

 Direct operating expenses                                 108,845           93,857                              202,702
                                                          --------         --------                             --------

           Net revenues                                     70,924           61,278                              132,202

 Indirect, general & administrative expenses                63,217           59,675            $1,000    e       121,892

 Restructuring charges                                                        3,100                                3,100

 Valuation adjustment-investment in partnership                               2,300                                2,300
                                                          --------         --------                             --------

     Operating income (loss)                                 7,707           (3,797)            1,000              4,910
 Interest (income) expense, net                              1,351           (1,149)            5,990    f         6,192
                                                          --------         --------           -------           --------

           Income (loss) before taxes                        6,356           (2,648)           (4,990)            (1,282)

 Income tax expense (benefit)                                1,300             (460)           (1,140)   g          (300)
                                                          --------         --------           -------           --------
           Net income (loss)                                $5,056          ($2,188)          ($3,850)             ($982)
                                                          ========         ========           =======           ========
 Weighted average shares outstanding                         8,632            4,785                      h         8,567
                                                          ========         ========                             ========
 Earnings (loss) per share:
     Primary                                                 $0.68           ($0.46)                              ($0.11)
                                                          ========         ========                             ========
     Fully diluted                                           $0.67           ($0.46)                              ($0.11)
                                                          ========         ========


 See accompanying notes to pro forma combined condensed financial statements.

                   NOTES TO THE COMBINED CONDENSED PRO FORMA
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED OCTOBER 31, 1995
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

1.  Organization and Basis of Presentation:

    The Merger Agreement described within this Proxy Statement / Prospectus contemplates the merger of a wholly owned subsidiary of URS with and into Greiner, after which Greiner will be a wholly owned subsidiary of URS. Greiner stockholders will receive $13.50 per share in cash plus 0.298 shares of URS Common Stock for each outstanding share of Greiner Common Stock. Based on the 4,704,642 outstanding shares of Greiner Common Stock (net of shares held in treasury), the aggregate consideration will be approximately $64,000,000 in cash and 1,400,000 shares of URS Common Stock.

    The pro forma financial statements have been prepared based on the historical financial statements of Greiner, whose fiscal year ends December 31, and URS, whose fiscal year ends October 31, as adjusted for the effects of the proposed Merger under the purchase method of accounting. The pro forma balance sheet assumes the Merger was consummated on October 31, 1995, and the statement of operations has been prepared as if the Merger had been consummated on November 1, 1994. However, in order to present comparable data for the combining companies, the pro forma statement of operations includes the historical data of Greiner for the twelve month period ended September 30, 1995. These statements should be read in conjunction with the historical financial statements, and the related notes thereto, incorporated by reference herein.

    The unaudited pro forma financial statements are not necessarily indicative of what the actual financial position would have been at October 31, 1995, nor of the actual results of operations for the year ended October 31, 1995, had the Merger occurred on October 31, 1995, and November 1, 1994, respectively, nor does it purport to present the future financial position or results of operations of URS and Greiner.

2.  The Pro Forma Adjustments:

    a. The balance sheet has been adjusted to reflect the cash to be paid, debt to be incurred and equity to be issued to acquire Greiner as if URS had acquired Greiner on October 31, 1995.

           Cash                                            $14,513
           Long-term investments                             3,999
           Term loan - current portion                       4,675
           Term loan - long term portion                    45,325
           Common stock                                      9,975
                                                           -------
                                                           $78,487
                                                           =======

         b. Pro forma adjustments resulting in the excess purchase price over net assets acquired consist of the following:

           Purchase price of Greiner (net of prepaid
               loan fees of $2,000)                       $ 76,487
           Fair value of net assets acquired               (49,275)
                                                          --------
           Excess purchase price over net
               assets acquired                            $ 27,212
                                                          ========

    URS management believes that the amounts reflected on Greiner's historical consolidated balance sheet as to tangible assets and liabilities approximate the fair market values of such assets and liabilities and, accordingly, such amounts have not been adjusted in the accompanying pro forma financial statements. The excess purchase price over net assets acquired resulting from the Merger will be amortized on a straight-line basis over 30 years.

    c. Fees and expenses related to the Merger are estimated to be $5,000,000, $2,000,000 of which are associated with the financing of the transaction. The financing fees are being capitalized and charged to interest expense over the term of the loan. The remaining fees and expenses are being capitalized as goodwill.

    d. The pro forma combined condensed balance sheets reflect the issuance of approximately 1,400,000 shares of URS Common Stock and cash consideration of $13.50 per Greiner share in exchange for 100% of the shares of Greiner Common Stock, based upon an assumed URS closing stock price of $7.125 per share.

    e. Adjustments to reflect: 1) the reductions in public company costs and expenses of approximately $2,000,000, net of, 2) $1,000,000 of amortization of goodwill arising from the Merger.

    f. Adjustment includes interest expense related to debt incurred in connection with the Merger, and the reduction in interest income incurred as follows:

                                                              Year Ended
                                                           October 31, 1995
                                                           ----------------
                                                            (in thousands)
         Increase in interest expense                           $5,090
         Decrease in  interest income                              900
                                                                ------
             Net                                                $5,990
                                                                ======

    g. Subsequent to the Merger, Greiner's operating results will be included in URS's consolidated tax returns, which results in a pro forma reduction to the income tax provision of $1,140,000 for the year ended October 31, 1995.

    h. The pro forma combined loss per share calculation is based upon the weighted average number of shares of URS Common Stock outstanding, assuming the issuance of 1,400,000 shares of URS Common Stock pursuant to the Merger.
Common stock equivalents, such as options and warrants, have been excluded from the calculation as they are anti-dilutive.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION


    It is contemplated that Robert L. Costello, President and Chief Executive Officer of Greiner, will enter into an employment agreement with URS to go into effect upon the consummation of the Merger, but the terms of any such future employment agreement between Mr. Costello and URS have not been finalized.

                 ANNUAL ELECTION OF GREINER BOARD OF DIRECTORS

    The Greiner Meeting will include the annual election of directors to serve if the Merger does not close or is delayed for any reason. Pursuant to the authority granted in Greiner's Restated Articles of Incorporation and Bylaws, the Board has determined that five directors be elected at the Greiner Meeting to serve until the next annual meeting and until their successors are elected and have nominated for election as directors the persons identified at "Annual Election of Greiner Board of Directors - Nominees for the Greiner Board of Directors." If, by reason of death or other unexpected occurrence, any one or more of the nominees should for any reason become unavailable for election, the persons named as proxies in the accompanying form of proxy may vote for the election of such substitute nominees, and for such term or terms, as the Board of Directors may propose. All of the nominees were elected to the Board of Directors at the last Annual Meeting, except for Robert L. Costello, who was elected by action of the Board in July 1995.

NOMINEES FOR THE GREINER BOARD OF DIRECTORS

    The nominees for directors of Greiner, their ages, the period they have served as directors, the number of shares of Greiner Common Stock that they beneficially owned, directly or indirectly, and their percentage of outstanding Greiner Common Stock, at [February ___, 1996] are shown below. Unless indicated otherwise, beneficial ownership includes both sole voting and sole investment power.

                                                                         SHARES OF        PERCENT OF
                                                          DIRECTOR        COMMON         OUTSTANDING
 DIRECTOR                                     AGE          SINCE           STOCK           SHARES
 --------                                     ---         -------       -----------    --------------
 William H. Bowen  . . . . . . . . . .        79           1982          362,089(1)        7.70%
 Russell Cleveland . . . . . . . . . .        57           1983           42,790           0.91%
 Robert L. Costello  . . . . . . . . .        44           1995           26,905(2)        0.57%
 William E. Guthner, Jr. . . . . . . .        64           1969            2,290           0.05%
 Patrick M.  Sullivan  . . . . . . . .        52           1995           53,729(3)        1.14%
 All directors and executive officers as
   a group (15 persons)  . . . . . . .                                   663,465(4)       14.10%

__________________

(1) Includes 282,673 shares owned by Mr. Bowen personally; 21,374 shares owned by Camway, Inc., a corporation controlled by Mr. Bowen; and 58,042 shares owned by Mr. Bowen's wife, Bebe D. Bowen. Does not include 7,200 shares held in trust, as to which Mr. Bowen has expressly disclaimed beneficial ownership.

(2) Includes 16,780 shares of exercisable stock options and 3,814 shares held by the Trust for the Performance Plan for Mr. Costello's account as of September 30, 1995.

(3) Includes 52,585 shares owned by Dr. Sullivan's wife, Patricia B. Sullivan, and 1,144 shares owned by Grayson, Inc., a corporation in which Dr. Sullivan is an officer, director, and majority stockholder as of September 30, 1995.

(4) Includes 111,255 shares of exercisable stock options and 62,021 shares held by the Trust for the Performance Plan in accounts for such officers as of September 30, 1995.

    The present principal occupations and other biographical information with respect to Greiner's nominees for directors are as follows:

    William H. Bowen has been a director of Greiner since 1982. He served as Chairman of the Board of Greiner from May 1985 until June 1992 and was elected interim Chairman in August 1995. Mr. Bowen is also Chairman of the Board and President of GARVON, Inc., a private investment company, a position he has held since 1971. He is a graduate of the University of Chicago and the Harvard Law School.

    Russell Cleveland has been a director of Greiner since 1983. He is President of the Renaissance Capital Group, Inc., Renaissance Capital Partners, Ltd., Renaissance Capital Partners, II, Ltd., and Renaissance Capital Growth and Income Fund III, Inc., which are investment partnerships. In addition, Mr. Cleveland serves on the Board of Directors of Global Environmental Corp., UNICO, Inc. and Biopharmaceutics, Inc. He is a graduate of the University of Pennsylvania and the Wharton School of Finance and Commerce.

    Robert L. Costello was elected Chief Executive Officer in August 1995 and a director in July 1995. He has served as President and Chief Operating Officer since February 1994. Prior to this appointment, Mr. Costello served as Chief Administrative and Financial Officer, Treasurer and Executive Vice President of Greiner. He has been employed with Greiner or its subsidiaries for over 17 years and holds a master's degree in business administration from the University of Oregon.

    William E. Guthner, Jr. has been a director of Greiner since 1969. He has been a Partner of Nossaman, Guthner, Knox & Elliott, attorneys at law, Los Angeles, California, since 1965. Mr. Guthner is a graduate of Northwestern University and the University of Michigan Law School.

    Patrick M. Sullivan has been a director of Greiner since 1995. Since 1992, Dr. Sullivan has served as President of Caribbean Marine, Inc., a privately held diversified operating company, and has also served as a director for this
company, or its predecessors since 1979.   Dr. Sullivan is a son-in-law of
William H. Bowen, a Director of Greiner. He has a degree in chemistry from St. Louis University and is also a graduate of the Stanford University School of Medicine.

    Based solely on Greiner's review of Forms 3, 4, and 5 and amendments thereto furnished to Greiner pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), covering the period from January 1, 1995 through December 31, 1995, Greiner believes that its officers, directors, and ten percent stockholders complied with all applicable filing requirements under Section 16 of the Act.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH NOMINEE FOR THE GREINER BOARD OF DIRECTORS.

1995 MEETINGS OF THE GREINER BOARD OF DIRECTORS

    Greiner's Board of Directors held five regularly scheduled meetings and two special meetings, with all current members of the Board attending.

COMMITTEES OF THE GREINER BOARD OF DIRECTORS

    Greiner's Board of Directors has standing Audit, Nominating, Compensation, and Executive Committees.

    Audit Committee. Greiner has an Audit Committee consisting of three members appointed annually by the Greiner Board of Directors from those directors who are neither officers nor employees of Greiner or its subsidiaries. The members of the Audit Committee during 1995 were William E. Guthner, Jr. (Chairman), Larry J. Cain, who resigned from the Board in November 1995, and Patrick M. Sullivan, who was appointed to the Audit Committee in May 1995. The Audit Committee reviews Greiner's audited financial statements and considers and recommends the employment of, and approves the fee arrangement with, Greiner's independent public accountants. The Audit Committee met twice during 1995, with all members attending.

    Nominating Committee. Greiner has a Nominating Committee consisting of two members appointed annually by the Greiner Board of Directors. The members of the Nominating Committee during 1995 were William H. Bowen (Chairman) and William E. Guthner, Jr. The Nominating Committee has the responsibility for recommending the Board's slate of directors, which may include proposed new directors who would replace existing directors or become additional directors. The Nominating Committee met once during 1995, with both members attending.

    The Nominating Committee will consider nominees recommended by Greiner's stockholders provided that such recommendations are accompanied by information sufficient to enable the Nominating Committee to evaluate the qualifications of the nominee. Stockholders wishing to recommend nominees should do so in a written communication addressed to the Nominating Committee, care of Melissa K. Holder, Corporate Secretary of Greiner, at Greiner's principal office, at 909 E. Las Colinas Boulevard, Suite 1900, Irving, Texas 75039. Such recommendations must be submitted no later than the first day of December preceding the annual meeting of stockholders.

    Compensation Committee. Greiner has a Compensation Committee consisting of four members appointed annually by the Greiner Board of Directors. Such Committee has the responsibility of reviewing and making recommendations with respect to compensation and benefit programs for Greiner's employees. The members of the Compensation Committee during 1995 were Russell Cleveland (Chairman), William H. Bowen, Larry J. Cain, who resigned from the Board in November 1995, and Patrick M. Sullivan, who was appointed May 1995. The Committee met three times during 1995, with all members attending.

    Executive Committee. Greiner has an Executive Committee consisting of three members appointed annually by the Greiner Board of Directors. The members of the Executive Committee during 1995 were William H. Bowen (Chairman), Russell Cleveland, and Frank T. Callahan, who resigned from the Executive Committee in July 1995, and Robert L. Costello, who was appointed to the Executive Committee in July 1995. The Committee has the responsibility of maintaining close contact with the operational management of Greiner and advising management of Greiner on behalf of the Board in such matters as are appropriate in the interest of timeliness. The Committee is required to report to the entire Board on a regular basis. The Committee held one regular meeting and one special meeting in 1995, with all members attending.


DIRECTOR COMPENSATION

    All non-employee directors of Greiner receive $1,000 per month for their services as directors and are also reimbursed for reasonable travel expenses incurred in attending Board and committee meetings. Non-employee Executive Committee members also receive $1,000 per month for their services on this committee. In addition, non-employee directors receive $1,000 for each Board meeting attended, $250 for each partial-day committee meeting attended and $500 for each full-day or Executive Committee meeting attended.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Greiner Board of Directors is charged with the responsibility of reviewing and making recommendations with respect to compensation and benefit programs for Greiner and its executives. With regard to executive compensation, it is the philosophy of the Greiner organization to provide a program which encourages continuous improvements in our ability to provide quality services for our clients while achieving a level of financial performance that exceeds the average of our industry peer group for our stockholders, employees, and the ongoing needs of Greiner. Greiner's program is designed to link all compensation for executives to the achievement of Greiner's immediate and long-term business performance and goals.

    The primary elements of this program are Base Salary, Cash Incentive Compensation, Stock Options, and participation in standard company benefit programs such as health and disability insurance and the 401(k)/ESOP which are available to all employees. No single element of compensation is awarded without consideration of the potential total compensation to be paid for the designated position.

    Base Salary ranges are established for each position, based on the duties and level of responsibility held, taking into account "market ranges/rates" for specific positions, verified against similar or like duties and responsibilities that exist within the market and industry (defined as professional service firms providing engineering and architectural consulting services). Once ranges are established, factors such as local cost-of-living differences or the movement of the consumer price index have only minor impact on changes to the person's base compensation. Adjustments to base compensation are made based upon assigned responsibility and performance and are measured against successful attainment of specific goals and objectives of Greiner and individual employees.

    Greiner believes that Cash Incentive Compensation plays a strong role in stimulating management actions aimed at achievement of Company profit goals. Acceptable profit levels shall be determined by the Board of Directors in consultation with the Compensation Committee and with management of Greiner. Overall economic conditions, the markets for Greiner's services and other factors may be taken into consideration when determining such profit levels. Currently, a minimum level of profit (before taxes and incentives) equal to six percent of net revenue is necessary to generate a contribution pool for this plan.

    If a cash incentive pool is generated, it is distributed to executives upon consideration of individual attainment of Company objectives and upon review of all aspects of the individual's total compensation package. All such awards are reviewed and approved by this Compensation Committee.

    Stock Options are awarded to executives in order to encourage future management actions aimed at improving Greiner's sales efforts, client service quality and Company profitability. If Greiner is successful in improving these areas, it is anticipated that these actions will generate a positive impact on the value of Greiner's stock for stockholders, and the individuals will be given the opportunity to share in the increased value that results from their efforts. Specific awards of options are based on the individual's ability to impact company-wide performance and with consideration of the total compensation appropriate for the position.

    In establishing compensation levels for Mr. Callahan and Mr. Costello, consideration was given to individual performance level relative to their role as Chief Executive Officer, as well as the progress made in meeting strategic company objectives. Based on the philosophy of providing a competitive total compensation package, Mr. Callahan's and Mr. Costello's duties and responsibilities, actual performance results, and the overall profitability of Greiner were evaluated and compared to industry norms to determine the total compensation paid.

    Amounts paid or accrued for fiscal 1995 under these plans for the Chief Executive Officers and four highest-paid executive officers are presented in the following tables. No member of this committee is a former or current officer or employee of Greiner or any of its subsidiaries.

Compensation Committee

    William H. Bowen
    Russell Cleveland
    Patrick M. Sullivan

PERFORMANCE GRAPH

                COMPARISON OF SEVEN-YEAR CUMULATIVE TOTAL RETURN
        AMONG GREINER ENGINEERING, INC., S&P 500 AND PEER GROUP (1), (2)

                                    [GRAPH]

(1) The above graph compares the performance of Greiner Engineering, Inc. with that of the S&P 500 Composite Index and the weighted performance of a peer group of similar engineering companies. It should be noted that many of the companies which provide services similar to Greiner's are privately held and therefore are not included in this comparison. The peer index of publicly held companies is comprised of Greiner and: ICF International, Jacobs Engineering Group, Inc., Michael Baker Corporation, STV Group, Inc. and URS Corporation. Information on ICF International is available for 1989-1994 only; however, Greiner felt it was important to include ICF in the comparison because of the similar nature of their business.

(2) The comparison of total return on investment (change in year-end stock price plus reinvested dividends) as of December 31 for each of the periods assumes that $100 was invested on December 31, 1987 in each of Greiner Engineering, Inc., the S&P 500 Composite Index and the peer group, with investment weighted by relative market capitalization.

INDEPENDENT ACCOUNTANTS

    The Board of Directors of Greiner appointed the firm of Price Waterhouse LLP ("Price Waterhouse") to act as independent accountants for calendar year 1995. A representative of Price Waterhouse is expected to be present at the Greiner Meeting and available to respond to appropriate questions and, although it has been indicated that no statement will be made, an opportunity for a statement will be provided.

    Greiner has not selected an independent accountant for 1996 as its policy is for the Board of Directors to do so after the Annual Meeting each year.

    The reports of Price Waterhouse on Greiner's financial statements for each of three years in the period ended December 31, 1994 contained unqualified opinions.

OTHER MATTERS

    At the time of mailing this Proxy Statement / Prospectus, Greiner was not aware of any matter not referred to in the form of proxy that would be presented for action at the meeting. If, however, any other business shall properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person voting them.

    If the Merger is not consummated for any reason, Greiner's stockholders may submit proposals for consideration at Greiner's 1997 Annual Meeting of Stockholders. Any such proposal must be received by December 1, 1996.

                           INFORMATION CONCERNING URS

OVERVIEW

    URS offers a broad range of planning, design and program and construction management services for engineering, architectural and environmental projects. URS serves public and private sector clients throughout the United States in two principal markets: infrastructure projects involving transportation systems, institutional and commercial facilities and water resources, and environmental projects involving hazardous waste management and pollution control.

    URS conducts its business through 24 offices located throughout the United States. URS has approximately 1,300 full-time employees, many of whom hold advanced or technical degrees and have extensive experience in sophisticated disciplines applicable to URS's business. URS believes that its geographic and technical diversity allow it to compete for local, regional and national projects, and enable it to apply to each project a variety of resources from its national network.

    URS provides professional services through URS's 24 offices in three major areas: planning, design and program and construction management. Each of these offices is responsible for obtaining local or regional contracts. This approach allows regional government agencies and private clients to view URS's offices as local businesses with superior service delivery capabilities. Because URS can draw from its large and diverse network of professional and technical resources, URS has the capability to market and perform large multi-state projects.

    Planning. Planning covers a broad range of assignments ranging from conceptual design and technical and economic feasibility studies to community involvement programs. Planning services also involve developing alternative concepts for project implementation and analyzing the impacts of each alternative.

    In addition to traditional engineering and architectural planning services, URS has extensive expertise in a number of highly specialized areas, including toll facilities, health care facility renovation, environmental site analysis, water quality planning for urban storm water management and site remediation assignments.

    Design. URS's professionals provide a broad range of design and design-related services, including computerized mapping, architectural and interior design, civil, sanitary and geotechnical engineering, process design and seismic (earthquake) analysis and design. For each project, URS identifies the project requirements and then integrates and coordinates the various design elements. The result is a set of contract documents that may include plans, specifications and cost estimates that are used to build a project. These documents detail design characteristics and set forth for the contractor the materials which should be used and the schedule for construction. Other critical tasks in the design process may include value analysis and the assessment of construction and maintenance requirements.

    Program and Construction Management. URS's program and construction management services include master scheduling of both the design and construction phases, construction and life-cycle cost estimating, cash flow analysis, value engineering, constructability reviews and bid management. Once construction has begun, URS supervises and coordinates the activities of the construction contractor. This frequently involves acting as the owner's representative for on- site supervision and inspection of the contractor's work. In this role, URS's objective is to monitor a project's schedule, cost and quality. URS generally does not take contractual responsibility for the contractor's risks and methods, nor for site safety conditions.

MARKETS

    URS's strategy is to focus on two major markets: (i) infrastructure projects involving transportation systems, institutional and commercial facilities and water resources; and (ii) environmental projects involving hazardous waste management and pollution control. URS has developed a nationwide identity based on its successful completion of a number of highly visible rehabilitation and expansion projects in these markets. Although URS views these markets as being distinct, URS provides its planning, design and program and construction management services to both markets.

    Infrastructure. URS has significant expertise in three areas relating to the infrastructure market: transportation systems, institutional and commercial facilities and water resources projects.

             Transportation Systems. URS's engineers, designers, planners and managers provide services for projects involving all types of transportation networks, such as highways, roadways, streets, bridges, rapid and mass transit systems, airports and marine facilities. These services range from the design of interstate highways to harbor traffic simulation studies and may extend from conceptual planning through preliminary and final design to construction management. Historically, URS's emphasis in this market area has been on the design of new transportation facilities, but in recent years the rehabilitation of existing facilities has become a major focus.

             Institutional and Commercial Facilities. URS provides architectural, engineering design, space planning and construction supervision services to this market area. Demand for low-maintenance, energy efficient facilities drives today's market for commercial and industrial buildings. In addition, there is increased pressure to renovate facilities to meet changing needs and current building standards.

             Water Resources. URS's capabilities in this market area include the planning, design and program and construction management of water supply, storage, distribution and treatment systems, as well as work in basin plans, groundwater supply, customer rate studies, urban run-off, bond issues, flood control, water quality analysis and beach erosion control.

    Environmental. URS has developed expertise in two principal environmental markets: hazardous waste management and pollution control.

             Hazardous Waste Management. URS conducts initial site investigations, designs remedial actions for site clean-up and provides construction management services during site clean-up. This market involves identifying and developing measures to effectively dispose of hazardous and toxic waste at contaminated sites. URS also provides air quality monitoring and designs individual facility modifications required to meet local, state and Federal air quality standards. This work requires specialized knowledge of and compliance with complex Federal and state regulations, as well as the permitting and approval processes. Solid waste management services provided by URS include facility siting, transfer station design and community-wide master planning.

             URS has been awarded several significant contracts with government agencies, including a contract with the U.S. Department of Defense for environmental engineering and remediation work in the Northwest and Alaska under the Comprehensive Long-Term Environmental Action-Navy ("Navy CLEAN") program and two contracts with the U.S. Environmental Protection Agency ("EPA") under its Alternative Remedial Contracting Strategy ("EPA ARCS") program. Under the Navy CLEAN contract, URS provides site inspections, site characterizations, remediation designs and action plans for contaminated Navy facilities. A portion of the Navy CLEAN contract, which is expected to have a ten-year term, is awarded each year over the life of the contract. In fiscal 1995 and 1994, URS generated revenues associated with the Navy CLEAN contract of $16.6 million and $14.3 million, respectively. URS's services under the ten-year EPA ARCS contracts include investigating the nature and extent of contamination by hazardous materials, performing risk assessments, evaluating the feasibility of various options for remedial action and providing management, technical, quality assurance and health and safety reviews of potentially responsible party submittals. Work under the EPA ARCS contracts is performed on a task order basis. In fiscal 1995 and 1994, URS recognized revenues of $20.5 million and $26.7 million, respectively, under the EPA ARCS contracts.

             Pollution Control. URS's principal services in this market include the planning and design of new wastewater facilities, such as sewer systems and wastewater treatment plants, and the analysis and expansion of existing systems. The types of work performed by URS include infiltration/inflow studies, combined sewer overflow studies, water quality facilities planning projects and design and construction management services for wastewater treatment plants.

COMPETITION

    The engineering and architectural services industry is highly fragmented and very competitive. As a result, in each specific market area URS competes with many engineering and consulting firms, several of which are substantially larger than URS and which possess greater financial resources. No firm currently dominates any significant portion of URS's market areas.

    Competition is based on quality of service, expertise, price, reputation and local presence. URS believes that it competes favorably with respect to each of these factors in the market areas it serves.

CLIENTS

    URS's clients include local, state and Federal government agencies and private sector businesses. URS's revenues from local, state and Federal government agencies and private businesses for the last five fiscal years are as follows:

                                 1995             1994             1993              1992              1991
                           -------------    --------------    -------------     -------------     -------------
                                                            (In thousands)
Local and state agencies    $99,871   56%    $88,207    54%    $80,350   55%     $65,315   48%     $68,720   56%
Federal agencies             58,751   33      59,611    36      48,713   33       52,530   38       35,614   29
Private businesses           21,147   11      16,270    10      16,698   12       18,948   14       18,504   15
                           --------  ---    --------   ---    --------  ---     --------  ---     --------  ---
Total                      $179,769  100%   $164,088   100%   $145,761  100%    $136,793  100%    $122,838  100%
                           ========  ===    ========   ===    ========  ===     ========  ===     ========  ===

CONTRACT PRICING AND TERMS OF ENGAGEMENT

    Under its cost-plus contracts, URS charges clients negotiated rates based on URS's direct and indirect costs. Labor costs and subcontractor services are the principal components of URS's direct costs. Federal Acquisition Regulations limit the recovery of certain specified indirect costs on contracts subject to such regulations. In negotiating a cost- plus contract, URS estimates all recoverable direct and indirect costs and then adds a profit component, which is either a percentage of total recoverable costs or a fixed negotiated fee, to arrive at a total dollar estimate for the project. URS receives payment based on the total actual number of labor hours expended. If the actual total number of labor hours is lower than estimated, the revenues from that project will be lower than estimated. If the actual labor hours expended exceed the initial negotiated amount, URS must obtain a contract modification in order to receive payment for such overage. URS's profit margin will increase to the extent URS is able to reduce actual costs below the estimates used to produce the negotiated fixed prices on contracts not covered by Federal Acquisition Regulations; conversely, URS's profit margin will decrease and URS may realize a loss on the project if URS does not control costs and exceeds the overall estimates used to produce the negotiated price.

    Cost-plus contracts covered by Federal Acquisition Regulations require an audit of actual costs and provide for upward or downward adjustments if actual recoverable costs differ from billed recoverable costs. The Defense Contract Audit Agency, auditors for the Department of Defense and other Federal agencies, has completed incurred cost audits of URS's Federal contracts for fiscal years ended through October 31, 1988, resulting in immaterial adjustments.

    Under its fixed-price contracts, URS receives an agreed sum negotiated in advance for the specified scope of work. Under fixed-price contracts, no payment adjustments are made if URS over-estimates or under-estimates the number of labor hours required to complete the project, unless there is a change of scope in the work to be performed. Accordingly, URS's profit margin will increase to the extent the number of labor hours and other costs are below the contracted amounts. The profit margin will decrease and URS may realize a loss on the project if the number of labor hours required and other costs exceed the estimates.

BACKLOG, PROJECT DESIGNATIONS AND INDEFINITE DELIVERY CONTRACTS

    URS's contract backlog was $196,400,000 at October 31, 1995, compared to $159,100,000 at October 31, 1994. URS's contract backlog consists of the amount billable at a particular point in time for future services under executed funded contracts. Indefinite delivery contracts, which are executed contracts requiring the issuance of task orders, are included in contract backlog only to the extent the task orders are actually issued and funded. Of the contract backlog of $196,400,000 at October 31, 1995, approximately 30%, or $59,000,000, is not reasonably expected to be filled within the next fiscal year ending October 31, 1996.

    URS has also been designated by customers as the recipient of certain future contracts. These "designations" are projects that have been awarded to URS but for which contracts have not yet been executed. Task orders under executed indefinite delivery contracts which are expected to be issued in the immediate future are included in designations. Total contract designations were estimated to be $194,000,000 at October 31, 1995, as compared to $172,000,000 at October 31, 1994. Typically, a significant portion of designations are converted into signed contracts. However, there is no assurance this will continue to occur in the future.

    Indefinite delivery contracts are signed contracts pursuant to which work is performed only when specific task orders are issued by the client.
Generally these contracts exceed one year and often indicate a maximum term and potential value. Examples of such contracts are the Navy CLEAN and EPA ARCS contracts. Certain indefinite delivery contracts are for a definite time period with renewal option periods at the client's discretion. While URS believes that it will continue to get work under these contracts over their entire term, because of renewals and the necessity for issuance of individual task orders, continued work by URS and the realization of their potential maximum values under these contracts is not assured.

    However, because of the increasing frequency with which URS's government and private sector clients use this contracting method, URS believes their potential value should be disclosed along with backlog and designations as an indicator of URS's future business. When the client notifies URS of the scope and pricing of task orders, the estimated value of such task orders is added to designations. When such task orders are signed and funded, their value goes into backlog. At October 31, 1995, the potential value of URS's five largest indefinite delivery contracts was as follows:

                                                                                      AT OCTOBER 31, 1995
                                                                 REVENUES     ------------------------------------
                                                                RECOGNIZED
                                                      TOTAL        THRU                                 ESTIMATED
                                                    POTENTIAL   OCTOBER 31,    FUNDED      ESTIMATED    REMAINING
              CONTRACT                    TERM       VALUES        1995       BACKLOG    DESIGNATIONS    VALUES
-------------------------------------   ---------   ---------   -----------   -------    ------------   ----------
                                                                            (In millions)
EPA ARCS (9&10)                         1989-1999      $182.5       $ 29.7       $10.6          $6.8      $135.4
Navy CLEAN                              1989-1999       166.0        109.4         6.4           3.2        47.0
EPA ARCS (6,7&8)                        1989-1999       119.7         61.0         3.3           3.0        52.4
Brooks AFB System                       1994-1999        50.0          1.7         5.0             -        43.3
NY State Environmental Remediation      1990-1996        20.0          7.7         1.4             -        10.9
                                                       ------       ------       -----         -----      ------
     Total                                             $538.2       $209.5       $26.7         $13.0      $289.0
                                                       ======       ======       =====         =====      ======

EMPLOYEES

    URS has approximately 1,300 full-time employees, many of whom hold advanced or technical degrees and have extensive experience in a variety of disciplines applicable to URS's business. URS also employs, at various times on a temporary basis, up to several hundred additional persons to meet contractual requirements. Twenty-seven of URS's employees are covered by a collective bargaining agreement. URS has never experienced a strike or work stoppage.
URS believes that employee relations are good.

ACQUISITIONS

    In January 1995, URS acquired privately-held E.C. Driver & Associates, Inc. ("ECD") of Tallahassee, Florida. ECD is a leading Florida-based transportation engineering firm specializing in bridge and highway design, including particular expertise in moveable bridges. The 50-person firm has annualized revenues of approximately $5,000,000.

PROPERTIES

    URS leases office space in 24 principal locations throughout the United States. Most of the leases are written for a minimum term of three years with options for renewal, sublease rights and allowances for improvements. Significant lease agreements expire at various dates through the year 2005. URS believes that its current facilities are sufficient for the operation of its business and that suitable additional space in various local markets is available to accommodate any needs that may arise.

LEGAL PROCEEDINGS

    Certain subsidiaries of URS have been named as defendants in legal proceedings wherein substantial damages are claimed. Such proceedings are not uncommon in its business and usually involve claims against multiple defendants who were involved in the project which is the subject of the proceeding. Historically, URS subsidiaries have been successful in defending such actions or have settled them within insured limits. In the opinion of URS management, based upon its present knowledge, URS ultimate liability, if any, in these proceedings is not expected to exceed amounts previously provided for in the consolidated financial statements. See "Risk Factors - Legal Proceedings / Liability Insurance Coverage."

DESCRIPTION OF URS CAPITAL STOCK

    The authorized capital stock of URS consists of 20,000,000 shares of URS Common Stock, $.01 par value per share, and 1,000,000 shares of preferred stock, $1.00 par value per share. As of January 24, 1996, there were 7,167,591 shares of URS Common Stock outstanding held by [___] holders of record and no outstanding shares of preferred stock. The following summary is qualified in its entirety by reference to URS's Certificate of Incorporation, which is filed as an exhibit to the Registration Statement of which this Proxy Statement / Prospectus is a part.

                        INFORMATION CONCERNING GREINER

OVERVIEW

         Greiner is a professional services firm operating in the engineering and architectural design services industry. Greiner, through its operating subsidiaries, provides a broad range of engineering, planning, architectural, environmental analysis, design, surveying, program management and other services to public and private sector clients throughout the United States, its territories and in foreign countries, including Hong Kong and Malaysia. Greiner's services have been provided through the following market-focused divisions of Greiner:

    o SURFACE TRANSPORTATION -- serving governmental agencies and private entities responsible for planning, designing and operating and maintaining highways, bridges and rail transportation facilities.

    o AIR TRANSPORTATION -- serving governmental agencies and private entities (including air carriers) responsible for planning, designing and operating and maintaining airports and airport-related facilities.

    o DEVELOPMENT -- serving private sector owners, developers and operators of commercial, industrial and recreational properties.

    o INSTITUTIONAL -- serving public agencies and private entities engaged in planning, designing and operating and maintaining institutional facilities such as schools and health care facilities.

    o WATER RESOURCES -- serving public agencies and private entities engaged in the supply, storage, treatment and control of water and wastewater and the provision of other municipal services.

    o MARINE TRANSPORTATION -- serving developers and operators of port and marine transportation facilities.

    o FEDERAL/MILITARY -- serving federal government agencies and military branches responsible for planning, designing, operating and maintaining government and military facilities.

    Greiner has historically concentrated its professional services in the transportation infrastructure area (highways, bridges, airports and transit systems). Greiner's specialization and expertise in the field of transportation engineering dates back, through its subsidiary operations, to the early 1900's. Among the notable transportation projects in which Greiner has been involved are the Pennsylvania Turnpike, the Chesapeake Bay Bridges, the Washington, D.C. Metro rail-transit system and the new Denver and Hong Kong International Airports.

    Greiner operates throughout the United States and in Hong Kong and Malaysia through over 40 offices. Based on total revenue for the year ended December 31, 1994, Greiner is ranked in the top 50 design services firms in America and is one of the top five firms which specialize in transportation engineering in the United States according to the Engineering News Record (a McGraw-Hill publication).

    Greiner was incorporated in California in 1954 and reincorporated in Nevada in 1986. Greiner's shares are listed on the NYSE and the PSE.

COMPETITION

    The market in which Greiner provides services is highly competitive. Greiner's competitors include large national firms as well as many small local firms. Greiner competes with these firms on the basis of technical capabilities, qualifications and availability of personnel, experience, reputation, quality of performance and, to a lesser extent, price of services.

SALES AND BACKLOG

    Greiner's revenues were earned as shown below:

                             1995                             1994                           1993
                     ---------------------           ---------------------           ---------------------
    PERIOD             REVENUES    PERCENT             REVENUES    PERCENT             REVENUES    PERCENT
---------------      ------------  -------           ------------  -------           ------------  -------
1st Quarter          $ 37,332,000    24.2            $ 37,148,000    24.5            $ 33,098,000    23.5
2nd Quarter            40,015,000    25.9              38,484,000    25.3              33,489,000    23.8
3rd Quarter            39,745,000    25.8              38,181,000    25.1              37,080,000    26.4
4th Quarter            37,133,000    24.1              38,043,000    25.1              36,888,000    26.3
                     ------------   -----            ------------   -----            ------------   -----
                     $154,225,000   100.0            $151,856,000   100.0            $140,555,000   100.0
                     ============   =====            ============   =====            ============   =====

     The amount of revenue earned by Greiner for services performed outside of the United States during each of the last three fiscal years was not significant; however, Greiner has been involved in major projects in Hong Kong in each of the last three years. Revenue derived from services to domestic governmental agencies was approximately 80% of the consolidated revenue for each of the years 1993 through 1995. Also, for each of the years 1993 through 1995 Greiner had no single customer from which it derived 10% or more of its
revenue.    Pass-through subconsultant and other direct materials costs were approximately 26%, 25% and 24% of revenue in 1995, 1994 and 1993, respectively.

    Greiner's backlog is the sum of its Category I and Category II backlog. Category I backlog is the estimated revenue, excluding pass-through subconsultant costs and other direct materials costs, from contracts entered into with clients less that portion of the contracts which Greiner has already reported as revenue. Category II backlog is based upon estimated revenue, excluding pass-through subconsultant costs and other direct materials costs, from projects for which Greiner has been selected and is negotiating a contract or is awaiting receipt of a "Notice to Proceed" on a signed contract.

    Greiner's backlog at December 31, 1995 was approximately $170,000,000 and at December 31, 1994 was approximately $162,000,000. Management estimates that approximately $100,000,000 of services included in Greiner's backlog at December 31, 1995 will be performed in 1996. Greiner also expects additional revenue in 1996 from sales generated in 1996 which are not included in the December 31, 1995 backlog.

    The composition of backlog as of the dates indicated was as follows:

                                                        DECEMBER 31,
                                         -----------------------------------------
                                             1995                         1994
                                         ------------                 ------------
 Category I backlog                      $ 98,000,000                 $ 98,000,000
 Category II backlog                       72,000,000                   64,000,000
                                         ------------                 ------------
      Total backlog                      $170,000,000                 $162,000,000
                                         ============                 ============

         Greiner's backlog is subject to revision from time to time due to cancellations, modifications or changes in the scope of work or changes in design and construction schedules of particular projects. While Greiner management believes that its backlog estimates are accurate, there can be no assurance that such backlog will be realized.

COMPLIANCE WITH ENVIRONMENTAL LAWS

         Compliance with Federal, state and local regulations which have been enacted or adopted relating to the protection of the environment is not expected to have any material effect upon the capital expenditures, earnings and competitive position of Greiner. However, such compliance by Greiner's clients may increase the need for the environmental related services which Greiner provides.

EMPLOYEES

    At December 31, 1995 Greiner employed approximately 1,500 persons, which include registered professionals (engineers, architects and surveyors); technicians; and management and administrative personnel.

Except for approximately 25 surveyors located in California, none of Greiner's
employees is represented by a labor union.   Greiner considers its relations
with its employees to be good.

PROPERTIES

    Greiner's executive office is located in Irving, Texas and occupies approximately 13,300 square feet of space. The office is leased for a term expiring in 1999.

    Greiner's subsidiaries lease approximately 400,000 square feet of office space which includes the principal offices used for engineering and planning or architectural services. These principal offices are located in Grand Rapids, Michigan; Orlando, Florida; Phoenix, Arizona; Santa Ana and Pleasanton, California; Tampa, Florida; Timonium, Maryland; Rocky Hill, Connecticut; and Hong Kong.

LEGAL PROCEEDINGS

    Certain subsidiaries of Greiner have been named as defendants in legal proceedings wherein substantial damages are claimed. Such proceedings are not uncommon in its business and usually involve claims against multiple defendants who were involved in the project which is the subject of the proceeding. Historically, Greiner's subsidiaries have been successful in defending such actions or have settled them within insured limits. In the opinion of management, based upon its present knowledge, Greiner's ultimate liability, if any, in these proceedings is not expected to exceed amounts previously provided for in the consolidated financial statements. See "Risk Factors - Legal Proceedings / Liability Insurance Coverage."

                                URS MANAGEMENT

EXECUTIVE OFFICERS OF URS

                NAME                                        POSITION HELD                                   AGE
                ----                                        -------------                                   ---
     Martin M. Koffel              Chief Executive Officer, President and Director of URS from May          56
                                   1989; Chairman of the Board from June 1989; Director, Regent
                                   Pacific Corporation since 1993.

     Kent P. Ainsworth             Vice President and Chief Financial Officer of URS from January           49
                                   1991; Secretary of the Company from May, 1994; financial
                                   consultant from March 1990 through December 1990; Vice
                                   President and Chief Financial Officer of DiGiorgio Corporation
                                   from November 1987 through February 1990.

     Marvin J. Bloom               Senior Vice President and Regional Manager of URS Consultants,           54
                                   Inc., a wholly-owned subsidiary of URS, since January 1993;
                                   Senior Vice President and Division Manager of same from
                                   December 1992 through January 1993; Vice President and Division
                                   Manager of same from March 1991 through December 1992; Vice
                                   President and Branch Manager of same from August 1990 through
                                   February 1991; Deputy Division Manager of Sverdrup Corporation
                                   from June 1987 through August 1990.

     Joseph Masters                Vice President, Legal of URS since July 1994; Vice President,            39
                                   Director of Legal Affairs of URS Consultants, Inc., a wholly-
                                   owned subsidiary of URS, from April 1994 to July 1994; Vice
                                   President, Associate General Counsel of same from May 1992 to
                                   April 1994; outside counsel to URS from January 1990 to May
                                   1992; Vice President of URS Consultants, Inc., a wholly-owned subsidiary of URS, from December 1989 to January 1990;
                                   Secretary and Senior Counsel to URS from February 1989 to
                                   January 1990.

     Peter J. Pedalino             Vice President and Treasurer of URS Consultants, Inc.,                   48
                                   ("URSC"), URS's principal subsidiary, since July 1989.

     Charles A. Rodenfels          Senior Vice President of Architectural Services, URS                     40
                                   Consultants, Inc., a wholly-owned subsidiary of the Company, and National Director of Architectural Services from July 1993;
                                   Senior Vice President, URS Consultants, Inc. - Ohio, Ohio
                                   Division Manager from November 1990 to July 1993; Vice
                                   President, URS Consultants, Inc. - Ohio, Ohio Branch Manager
                                   from November 1989 to November 1990; Director of Business
                                   Development, URS Consultants, Inc. - Ohio Columbus office,
                                   November 1981 to November 1989.

     Irwin L. Rosenstein           President of URSC, and Director of URS since February 1989;              59
                                   Vice President of URS since 1987; President of Eastern Region of URSC from August 1986 to February 1989.

     Martin S. Tanzer Ph.D.        Executive Vice President of URSC since February 1989.  Vice              51
                                   President of same from 1984 through February 1989.


DIRECTORS OF URS

                                                                                                              YEAR
                                                                                                             FIRST
            NAME OF DIRECTOR                             PRINCIPAL OCCUPATION                      AGE      ELECTED
            ----------------                             --------------------                      ---      -------
    Richard C. Blum                   Chairman and President, Richard C. Blum & Associates,         60        1975
                                      Inc. ("RCBA, Inc."), the sole general partner of Richard
                                      C. Blum & Associates, L.P., a merchant banking firm
                                      ("RCBA, L.P."); Vice Chairman of the Board of Directors
                                      and financial consultant to URS; Director of National
                                      Education Corporation since 1985; Vice Chairman of
                                      Shanghai Pacific Partners, Inc. since 1986; Director of
                                      Sumitomo Bank of California since 1987; Director of
                                      Northwest Airlines Corp. since 1989; Director of Shaklee
                                      Corporation since 1990; Director of Triad Systems
                                      Corporation since 1992; Director of CB Commercial since
                                      1993.

    Emmet J. Cashin, Jr.              Chairman of Cashin Investments since 1993; Trustee,           73        1972
                                      Thompson Mckinnon Asset Management, Inc. (Pimco Advisory
                                      Funds) since 1980; Chairman and Chief Executive Officer,
                                      Fox Group, a real estate investment corporation, from
                                      1968 to 1993.

    Armen Der Marderosian             Senior Vice President, Technology and Systems, GTE            58        1994
                                      Corporation, since 1995, Executive Vice President and
                                      General Manager, 1993 to 1995, and Vice President and
                                      General Manager, 1990 to 1992, GTE Government Systems
                                      Corporation.

    Adm. S. Robert Foley, Jr., USN    Vice President, Raytheon International Inc. and               67        1994
    (Ret.)                            President, Raytheon Japan since January 1995; Director
                                      of New Japan Radio Company since 1995; Vice President,
                                      Commercial Marketing and Planning, Raytheon Corporation,
                                      1991 to 1993; Vice Chairman, ICF Kaiser Engineers, 1990
                                      to 1991.  Assistant Secretary for Defense Programs,
                                      United States Department of Energy, 1985 to 1987; served
                                      in United States Navy, 1950 to 1985, including
                                      Commander-In-Chief, U.S. Pacific Fleet, 1982 to 1985.

    Martin M. Koffel                  Chief Executive Officer and President of URS since May        56        1989
                                      1989; Chairman of the Board since June 1989; Director of
                                      Regent Pacific Management Corporation since 1993.

    Richard B. Madden                 Retired Chairman, since 1994, Chairman, from 1977 to          66        1992
                                      1994, and Chief Executive Officer, from 1971 to 1994, of
                                      Potlatch Corporation; Director of Potlatch Corporation
                                      since 1971; Director of Pacific Gas and Electric Company
                                      since 1977; Director of Consolidated Freightways, Inc.
                                      since 1992; Director of Pacific Gas Transmission Company
                                      since 1994.

    Richard Q. Praeger                Management and Engineering consultant since 1974; Owner,      71        1970
                                      Transition Books, a book store, since 1979; prior to
                                      November 1974, President, URS/Madigan-Praeger,
                                      Incorporated.

    Irwin L. Rosenstein               President, URSC, since February 1989; Vice President of       59        1989
                                      URS since 1987.

    William D. Walsh                  General Partner, Sequoia Associates, a private                65        1988
                                      investment firm, since 1983; Chairman of the Board of
                                      Champion Road Machinery, Ltd. and Newell Industrial
                                      Corporation since 1988; Director of National Education
                                      Corporation since 1987; Director of Basic Vegetable
                                      Products since 1990; Director of Acquisition Newcourt
                                      Credit Group, Inc. and Consolidated Freightways, Inc.
                                      since 1994.

EXECUTIVE COMPENSATION

                                  SUMMARY COMPENSATION TABLE
                                  --------------------------
                                                              ANNUAL COMPENSATION
                                                      ----------------------------------------
                                                                                  OTHER ANNUAL
                                                                                  COMPENSATION
                                                       SALARY       BONUS             (1)
       NAME          PRINCIPAL POSITION      YEA R       ($)         ($)              ($)
---------------   -------------------------  ----     --------     --------      -------------
 Martin M.        Chairman of the Board;     1995     $385,000     $280,261         $1,585
 Koffel           Chief Executive            1994     $385,000     $283,580         $1,585
                  Officer; President         1993     $385,000           $0         $3,220

 Irwin L.         Vice President;            1995     $300,000     $190,659         $1,190
 Rosenstein       President, URS             1994     $300,400     $169,106           $840
                  Consultants, Inc.          1993     $300,000           $0           $261

 Martin S.        Executive Vice             1995     $238,780     $122,019         $1,904
 Tanzer, Ph.D.    President, URS             1994     $224,555      $99,209         $1,344
                  Consultants, Inc.          1993     $220,000           $0           $492

 Kent P.          Vice President; Chief      1995     $188,986      $94,633             $0
 Ainsworth        Financial Officer;         1994     $185,000      $90,844             $0
                  Secretary                  1993     $179,434           $0             $0

 Joseph Masters   Vice President - Legal     1995     $130,000      $31,544             $0
                                             1994     $119,237      $21,489             $0
                                             1993     $104,998       $5,000             $0
====================================================================================================


                                 LONG TERM COMPENSATION
                       ------------------------------------------
                                  AWARDS                  PAYOUTS
                       ----------------------------       -------
                       RESTRICTED        SECURITIES
                         STOCK           UNDERLYING
                        AWARD(S)          OPTIONS/         LTIP            ALL OTHER
                          (2)               SARS          PAYOUTS        COMPENSATION
       NAME               ($)               (#)             ($)               ($)
 ----------------     -----------        ----------       -------        ------------
 Martin M.                $0              25,000            $0           $40,775    (3)
 Koffel                   $0              40,000            $0           $39,639
                          $0                   0            $0           $35,606

 Irwin L.                 $0              25,000            $0           $13,270    (4)
 Rosenstein               $0              25,000            $0           $18,105
                          $0                   0            $0           $16,707

 Martin S.                $0              15,000            $0           $10,610    (5)
 Tanzer, Ph.D.            $0              27,500            $0           $22,431
                          $0                   0            $0           $33,469

 Kent P.                  $0              12,000            $0            $1,500    (6)
 Ainsworth                $0              10,000            $0            $1,500
                          $0                   0            $0            $1,803

 Joseph Masters           $0               2,400            $0            $1,100    (7)
                          $0               3,000            $0            $  842
                          $0                   0            $0            $1,100
====================================================================================================

(1)      The amounts in this column primarily represent automobile allowances.
(2) The aggregate number and value as of october 31, 1995 of each of the Named Executive's restricted share holdings are as follows: Mr. Koffel, 0 shares, $0; Mr. Rosenstein, 0 shares, $0; Dr. Tanzer, 5,000 shares, $28,750; Mr. Ainsworth, 7,500 shares, $43,125; Mr. Masters, 0 shares, $0. Dr. Tanzer's and Mr. Ainsworth's shares vested in 1995.
(3) Consists of matching contributions of $1,500 paid pursuant to URS'S Defined Contribution Plan, a $2,241 cost of living adjustment to amounts previously credited under URS'S Selected Executives Deferred Compensation Plan, and $10,464 of term life insurance premiums and $26,550 of disability insurance premiums paid pursuant to Mr. Koffel's Employment Agreement (see "Employment Agreements").
(4) Consists of matching contributions of $1,500 paid by the Company pursuant to URS'S Defined Contribution Plan, $5,770 paid by URS for the surrender of accrued vacation time, a $4,397 cost of living adjustment to amounts previously credited under URS's Selected Executives Deferred Compensation Plan and $1,603 for life and disability insurance premiums.
(5) Consists of matching contributions of $1,500 paid by the URS pursuant to URS's Defined Contribution Plan, $4,616 paid by URS for the surrender of accrued vacation time, a $2,521 cost of living adjustment to amounts previously credited under URS's Selected Executives Deferred Compensation Plan and $1,973 for life and disability insurance premiums.
(6) Consists of matching contributions of $1,500 paid by URS pursuant to URS's Defined Contribution Plan.
(7) Consists of matching contributions of $1,100 paid by URS pursuant to URS's Defined Contribution Plan.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL
                                                                                          REALIZABLE VALUE
                                                                                             AT ASSUMED
                                                                                           ANNUAL RATES OF
                                                                                             STOCK PRICE
                                                                                          APPRECIATION FOR
                                  INDIVIDUAL GRANTS                                          OPTION TERM
 ----------------------------------------------------------------------------------      -------------------
                        NUMBER OF         % OF TOTAL
                        SECURITIES       OPTIONS/SARS
                        UNDERLYING        GRANTED TO      EXERCISE OR
                       OPTIONS/SARS      EMPLOYEES IN     BASE PRICE     EXPIRATION
        NAME           GRANTED (#)       FISCAL YEAR        ($/SH)          DATE         5% ($)      10% ($)
 ------------------    ------------      ------------     -----------    ----------      -------     -------
 M. M. Koffel             25,000                12%          $5.75        3/21/2005       90,404     229,100
 I. L. Rosenstein         25,000                12%          $5.75        3/21/2005       90,404     229,100
 M. S. Tanzer             15,000                 7%          $5.75        3/21/2005       54,242     137,460
 K. P. Ainsworth          12,000                 6%          $5.75        3/21/2005       43,394     109,968
 J. Masters                2,400                 1%          $5.75        3/21/2005        8,679      21,994

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                        NUMBER OF
                                                                        SECURITIES             VALUE OF
                                                                        UNDERLYING            UNEXERCISED
                                                                       UNEXERCISED           IN-THE-MONEY
                                                                     OPTIONS/SARS AT        OPTIONS/SARS AT
                                                                        FY-END (#)           FY-END ($)(1)
                                                                    ----------------        ---------------
                           SHARES ACQUIRED           VALUE
                             ON EXERCISE            REALIZED           EXERCISABLE/          EXERCISABLE/
         NAME                    (#)                  ($)             UNEXERCISABLE          UNEXERCISABLE
 --------------------      ---------------          --------        ----------------        ---------------
 M. M. Koffel                    0                    $0                 372,333              $1,118,000
                                                                          51,667                 $15,625
 I. L. Rosenstein                0                    $0                  76,592                      $0
                                                                          41,667                 $15,625
 M. S. Tanzer                    0                    $0                  49,366                  $3,750
                                                                          33,334                 $16,875
 K. P. Ainsworth                 0                    $0                  63,334                      $0
                                                                          18,667                  $7,500
 J. Masters                      0                    $0                   3,500                      $0
                                                                           4,400                  $1,500

(1) Based on 1995 fiscal year-end share price equal to $6.375.

DIRECTORS' COMPENSATION

    During fiscal year 1995, the non-employee members of URS's Board of Directors received an annual director's fee of $15,000, plus an attendance fee of $2,000 for each URS Board of Directors meeting attended, and a fee of $500 for participation in any telephonic URS Board of Directors meeting. Non-employee directors who are members of a committee of the Board received $625 for each committee meeting attended and the Chairman of the committee received an additional $625 per meeting. Employee members of the URS Board of Directors did not receive any such fees. In addition, URS maintains a policy whereby non-employee directors may be hired on an as-needed basis from time to time as consultants for special projects at the rate of up to $3,000 per day (plus reasonable expenses) upon the recommendation of the Chiarman of the Board or any officer designated by the Chairman of the Board.

    Upon the conclusion of each Annual Meeting of Stockholders, each non-employee director who is reelected to serve as a director automatically receives an option to purchase 1,000 shares under the 1991 Stock Incentive Plan. During fiscal year 1995, Messrs. Blum, Cashin, Der Marderosian, Foley, Madden, Praeger and Walsh each received an option to purchase 1,000 shares under the 1991 Stock Incentive Plan for services rendered as non-employee directors during fiscal year 1995. Employee members of the URS Board of Directors did not receive any such options.

    Richard C. Blum, a director of URS, receives $60,000 per year for services provided under a consulting agreement with URS. In addition, URS pays $90,000 per year to RCBA, L.P. under a separate consulting agreement. URS may terminate these consulting agreements at any time. RCBA, Inc., in its capacity as the sole general partner of RCBA, L.P., indirectly through several entities, holds 2,472,693 shares (assuming the exercise of certain warrants), or approximately 34 percent, of URS's outstanding Common Stock. Mr. Blum is the majority stockholder of RCBA, Inc.

EMPLOYMENT AGREEMENTS

    Martin M. Koffel. Mr. Koffel has an evergreen employment agreement with URS, executed in December 1991, under which Mr. Koffel is eligible for a target bonus equal to 60 percent of his base salary and received an annual base salary of not less than $385,000 through December 17, 1995. On December 15, 1995, the Compensation/Option Committee increased Mr. Koffel's annual base salary, effective December 18, 1995, to $415,000. The agreement obligates URS to reimburse Mr. Koffel for the cost of maintaining disability insurance providing monthly benefits of not less than $10,000 in the event of his disability and provides for certain supplemental life insurance benefits which currently are in the form of a $1,155,000 term life insurance policy. If Mr. Koffel's employment is terminated involuntarily by URS without cause (other than by reason of death or disability), URS must pay a severance payment equal to 150 percent of his then current base salary and his then current target bonus. If Mr. Koffel ceases to be employed by URS for any reason other than for cause within one year following a Change in Control (see below), he becomes entitled to a special severance payment equal to three times the sum of his then current base salary and his then current target bonus. In addition, all awards held by Mr. Koffel under any of URS's incentive, deferred compensation, bonus, stock and similar plans, to the extent unvested, will become vested immediately upon a Change in Control. A Change in Control is defined in the agreement to include (i) a change in control required to be reported pursuant to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended, or (ii) any person acquiring 20 percent or more of the voting power of URS or (iii) more than two-thirds of the Directors not having served on the Board for 24 months prior to the Change in Control.

    Under the terms of an earlier employment agreement executed in May 1989, Mr. Koffel was granted SARs on 15,000 shares at the base price of $28.75 which expire upon the earlier of May 9, 1999 or the termination of Mr. Koffel's employment with URS. At URS's option, Mr. Koffel's SARs may at any time be replaced with options to purchase URS Common Stock on the same economic basis as the SARs. The SARs are fully vested.

    Irwin L. Rosenstein. Mr. Rosenstein has an evergreen employment agreement with URSC, executed in August 1991, under which Mr. Rosenstein received an annual base salary of not less than $300,000 from March 2,

1992 through December 17, 1995. On December 15, 1995, the Compensation/Option Committee increased Mr. Rosenstein's annual base salary, effective December 18, 1995, to $315,000. The agreement also obligates URS to maintain a $400,000 term life insurance policy for Mr. Rosenstein and disability insurance providing him with benefits of at least $7,000 per month in the event of his disability. If Mr. Rosenstein's employment is terminated involuntarily by URS without cause (other than by reason of death or disability) he is entitled to continuation of his base salary for one year (or until normal retirement at age 65, if less). Under the agreement, as amended, if Mr. Rosenstein ceases to be employed by URS within one year following a Change of Control (see below), Mr. Rosenstein will be entitled to receive a severance payment equal to 200 percent of his then current base salary. Change in Control is defined in Mr. Rosenstein's agreement as the acquisition by any person of 51 percent of more of URSC's or URS's then current outstanding securities having the right to vote at elections of Directors.

    Under the terms of an earlier employment agreement executed in February 1989, Mr. Rosenstein was granted SARs on 7,500 shares at the base price of $27.50 which expire upon the earlier of February 24, 1999 or the termination of Mr. Rosenstein's employment with URS. At URS's option, Mr. Rosenstein's SARs may at any time be replaced with options to purchase URS Common Stock on the same economic basis as the SARs. The SARs are fully vested.

    Martin S. Tanzer, Ph.D. Dr. Tanzer has an evergreen employment agreement with URSC, executed in August 1991, under which Dr. Tanzer received an annual base salary of $220,000 from November 1, 1992 through November 14, 1994 and $240,000 from November 15, 1994 through December 17, 1995. On December 15, 1995, the Compensation/Option Committee increased Dr. Tanzer's annual base salary, effective December 18, 1995, to $250,000. The agreement also obligates URS to maintain a $400,000 term life insurance policy for Dr. Tanzer and disability insurance providing him with benefits of at least $7,000 per month in the event of his disability. If Dr. Tanzer's employment is terminated involuntarily by URS without cause (other than by reason of death or disability) he is entitled to continuation of his base salary for one year (or until normal retirement at age 65, if less). Under the agreement, as amended, if Dr. Tanzer ceases to be employed by URS within one year following a Change of Control (as defined above in the description of Mr. Rosenstein's employment agreement), Dr. Tanzer will be entitled to receive a severance payment equal to 200 percent of his then current base salary.

    Under the terms of an earlier employment agreement executed in February 1989, Dr. Tanzer was granted SARs on 5,000 shares at the base price of $26.25 which expire upon the earlier of February 27, 1999 or the termination of Dr. Tanzer's employment with URS. At URS's option, Dr. Tanzer's SARs may at any time be replaced with options to purchase URS Common Stock on the same economic basis as the SARs. The SARs are fully vested.

    Kent P. Ainsworth. Mr. Ainsworth executed an evergreen employment with URS in May 1991 following his employment as URS's Vice President and Chief Financial Officer in January 1991. Under this employment agreement, Mr. Ainsworth received an annual base salary of $165,000 from February 24, 1992 through March 22, 1993, $185,000 through December 14, 1994, and $195,000 through December 17, 1995. On December 15, 1995, the Compensation/Option Committee increased Mr. Ainsworth's annual base salary, effective December 18, 1995, to $205,000. If Mr. Ainsworth's employment is terminated involuntarily by URS without cause (other than by reason of death or disability), he is entitled to continuation of his base salary for one year (or until normal retirement at age 65, if less). If Mr. Ainsworth is terminated by URS other than for cause or voluntarily leaves for specified reasons within one year following a Change of Control (as defined in the description of Mr. Koffel's employment agreement), Mr. Ainsworth will be entitled to receive a severance payment equal to 280 percent of his then current base salary (reduced pro rata if such termination occurs within two years prior to normal retirement). In addition, all awards held by Mr. Ainsworth under any of URS's incentive, deferred compensation, bonus, stock and similar plans, to the extent unvested, will become vested immediately upon a Change of Control.

    Joseph Masters. Mr. Masters does not have a written employment agreement with URS. Mr. Masters's compensation is reviewed and established periodically by the Compensation/Option Committee. In fiscal year 1995, Mr. Masters's annual base salary was $130,000. On December 15, 1995, the Compensation/Option Committee increased Mr. Masters's annual base salary, effective December 18, 1995, to $140,000. Mr. Masters has a severance agreement with URS, executed on November 22, 1993, which provides that if Mr. Masters is terminated by URS other than for cause or voluntarily leaves for specified reasons within one year following a Change of Control (as defined in the description of Mr. Koffel's employment agreement), Mr. Masters will be entitled to receive his base salary and participate in any insurance plans maintained by URS during a severance period commencing on the date his employment terminates and ending on the earlier of six months thereafter or his death.

PRINCIPAL URS STOCKHOLDERS

    The following table contains information as of January 15, 1996 as to the beneficial ownership of URS Common Stock, including URS Common Stock obtainable upon the exercise of warrants ("warrant shares") and upon exercise of stock options exercisable on or prior to March 16, 1996, by each director and nominee for director and the executive officers. To URS's knowledge, the persons named in the table have sole voting and investment power with respect to all URS Common Stock shown as beneficially owned by them, subject to applicable community property laws and except as otherwise noted.

Name and Address                                   Number of Shares                      Percent of Class(1)
------------------------------------------------------------------------------------------------------------------------------------
Richard C. Blum & Associates, L.P.
       909 Montgomery Street
       San Francisco, CA  94133
       (directly)(2)                               996 shares                            Less than 1%

       (through the following
       entities)(3):

       BK Capital Partners                         104,719 shares                        6.71%
                                                   403,546 warrant shares
                                                   508,265

       BK Capital Partners II                      117,869 shares                        6.89%
                                                   403,546 warrant shares
                                                   521,415

       BK Capital Partners III                     248,738 shares                        5.00%
                                                   115,299 warrant shares
                                                   364,037

       The Common Fund                             1,077,980 shares                      15.04%

Richard C. Blum(4)                                 17,841 shares                         Less than 1%

Emmet J. Cashin, Jr.(5)                            8,000 shares                          Less than 1%

Martin M. Koffel(6)                                357,333 shares                        4.75%

Richard B. Madden(7)                               7,000 shares                          Less than 1%

Richard Q. Praeger(8)                              12,211 shares                         Less than 1%

Irwin L. Rosenstein(9)                             71,206 shares                         Less than 1%

William D. Walsh(10)                               8,500 shares                          Less than 1%

Martin S. Tanzer, Ph.D.(11)                        49,866 shares                         Less than 1%

Kent P. Ainsworth(12)                              70,834 shares                         Less than 1%

Joseph Masters(13)                                 3,601 shares                          Less than 1%

All Officers and Directors                         3,079,085 shares                      35.54%
as a group (10 persons)(14)

_________________________

(1) Percentages are calculated with respect to a holder of warrants or options exercisable prior to March 16, 1996 as if such holder had exercised its warrants or options. Warrant shares and option shares held by other holders are not included in the percentage calculation with respect to any other stockholder.

(2) Richard C. Blum is the President, Chief Executive Officer and majority stockholder of RCBA, Inc.

(3) RCBA, Inc. is the sole general partner of RCBA, L.P., which is, in turn, the sole general partner of BK Capital Partners, a California Limited Partnership, BK Capital Partners II, a California Limited Partnership, and BK Capital Partners III Limited Partnership, the address of each of which is 909 Montgomery Street, San Francisco, California 94133. RCBA, L.P. is an investment adviser to The Common Fund, the address of which is 909 Montgomery Street, San Francisco, California 94133. RCBA, L.P. exercises voting and investment discretion as to all such shares.

(4) Includes 7,387 shares held directly, 2,454 shares held as beneficiary of the RCB Keogh Plan, and currently exercisable portions of options. Does not include shares held by RCBA, L.P. or entities managed by RCBA, L.P., which Mr. Blum may be deemed to own indirectly in his capacity as the majority stockholder of RCBA, Inc., in its capacity as the sole general partner of RCBA, L.P.

(5)   Represents currently exercisable portions of options.

(6)   Represents currently exercisable portions of options.

(7) Includes 5,000 shares held directly and currently exercisable portions of options.

(8) Includes 4,211 shares held directly and currently exercisable portions of options.

(9) Includes 2,114 shares held directly and currently exercisable portions of options.

(10) Includes 2,500 shares held directly and currently exercisable portions of options.

(11) Includes 5,500 shares held directly and currently exercisable portions of options.

(12) Includes 7,500 shares held directly and currently exercisable portions of options.

(13) Includes 101 shares held directly and currently exercisable portions of options.

(14) Includes shares held by RCBA, L.P. and by entities managed by RCBA, L.P., which Mr. Blum may be deemed to own indirectly in his capacity as the majority stockholder of RCBA, Inc., in its capacity as the sole general partner of RCBA, L.P.

                               GREINER MANAGEMENT

IDENTIFICATION OF EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES

    The following is an alphabetical list of Greiner's executive officers and other key employees, their ages and their positions as of February 1, 1996:

 NAME                                AGE            POSITION
 ----                                ---            --------
 Carole A. Chaney                    56             Vice President, Director of Human Resources
 Robert L. Costello                  44             President and Chief Executive Officer
 Arnold M. Davidson                  44             Treasurer
 Richard L. Haury                    63             Division Director - Air Transportation
 T. Wallace Hawkes                   58             Division Director - Surface Transportation
 Melissa K. Holder                   36             Corporate Secretary
 William E. Kallas                   49             Vice President, Director of Asian Operations
 Patrick J. McColpin                 38             Vice President, Chief Financial Officer
 Sam Militello                       58             Operations Director
 William A. Stevenson                55             Division Director - Institutional
 Frederick K. Walker                 48             Division Director - Federal/Military and Marine

    There are no family relationships among the officers listed, and there are no arrangements or understandings pursuant to which any of them were elected as officers. All officers hold office for one year and until their successors are elected and qualified, unless otherwise specified by the Greiner Board of Directors; provided, however, that the Chief Executive Officer of Greiner may remove any other officer of Greiner if he deems such removal appropriate whether or not said officer was elected by the Board of Directors.

    Business Experience

    Carole A. Chaney has been Vice President, Director of Human Resources since October 1993. Mrs. Chaney has been with Greiner for over 28 years, most recently as human resources manager in Greiner's Pleasanton, California office. She is a registered Senior Professional in Human Resources, accredited by the Certification Institute of the Society of Human Resource Management.

    Robert L. Costello was appointed Chief Executive Officer in August 1995 and a Director in July 1995. He has served as President and Chief Operating Officer since February 1994. Prior to this appointment, Mr. Costello served as Chief Administrative and Financial Officer, Treasurer and Executive Vice President of Greiner. He has been employed with Greiner or its subsidiaries for over 17 years and holds a master's degree in business administration from the University of Oregon.

    Arnold M. Davidson was elected Treasurer of Greiner in May 1994. Prior to that he had served as Assistant Treasurer since May 1987. Mr. Davidson also served as Assistant Secretary from June 1985 to May 1990. He has been employed by Greiner or its subsidiaries for more than 18 years and has served in an executive capacity for more than eight years. Mr. Davidson is a graduate of San Diego State University and is a certified public accountant.

    Richard L. Haury is the Division Director, Air Transportation, and has been employed with Greiner for over 31 years. Mr. Haury's experience includes managing, directing, coordinating, planning and engineering for major, multidiscipline projects. He graduated from Auburn University with a degree in civil engineering and is a registered professional engineer.

    T. Wallace Hawkes is the Division Director, Surface Transportation, and has been employed with Greiner for over 38 years. In May 1992, Mr. Hawkes was appointed to the management committee of NTA, a partnership formed to participate in public/private transportation projects. He has extensive experience in all aspects of highway planning and design and is a registered professional engineer.

    Melissa K. Holder was elected Corporate Secretary in February 1994. Mrs. Holder previously served as Assistant Secretary since May 1990. She currently has responsibility for the Management of Administrative Services for Greiner. Mrs. Holder earned her Bachelors degree from Sam Houston State University. She has been employed by Greiner for over 10 years.

    William E. Kallas was appointed Director of Asian Operations in December 1994 and has served as Vice President since May 1991. Mr. Kallas previously served as Director of Marketing of Greiner and was Marketing Manager for the north and midwest operations. He has been employed by Greiner for 27 years and is a registered professional engineer. Mr. Kallas holds both Bachelors and Masters degrees in civil engineering from the University of Maryland.

    Patrick J. McColpin was appointed Vice President and Chief Financial Officer in May 1994. From 1991 to 1994, Mr. McColpin was Executive Vice President for Integra Management Company, and from 1992-1994, he was Vice President of Integra-A Hotel and Restaurant Company, both in Irving, Texas. Prior to that position, Mr. McColpin was employed for 13 years by the public accounting firm of Deloitte and Touche. Mr. McColpin holds a Bachelors degree from the University of Texas and is a certified public accountant.

    Sam Militello is an Operations Director and has been employed with Greiner for over 34 years. Mr. Militello's professional experience includes management responsibility for a wide variety of projects, including roadway and airport projects. He graduated from the University of Florida with a degree in civil engineering and is a registered professional engineer.

    William A. Stevenson is the Division Director for the Institutional Division of Greiner, and has been employed with Greiner for over 26 years. In January 1996, he assumed responsibility as Managing Principal for Greiner's Grand Rapids, Michigan office. Mr. Stevenson has extensive experience in the architectural design of health care, educational and vocational facilities. He graduated from Cornell University with a degree in architecture and is a registered architect.

    Frederick K. Walker is the Division Director for the Federal/Military and Marine Divisions of Greiner, and has been employed with Greiner for over 23 years. Mr. Walker was previously Division Manager for the Air/Marine Transportation Division of Greiner's Tampa office operations, and has extensive experience in multi-discipline design and construction of airports and military facilities. He received an undergraduate degree from Ohio Wesleyan University, a Master of Science in Civil Engineering from Case Western Reserve University, and a Master of Science degree from Georgia Institute of Technology and is a registered professional engineer.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

    Summary of Cash and Certain Other Compensation. The following table shows all cash compensation paid by Greiner during the fiscal years indicated to the Chief Executive Officers and the four highest-paid executive officers of Greiner in 1995 in all capacities in which they served:

                                           SUMMARY COMPENSATION TABLE

                                 ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                      ---------------------------------------   -------------------------------
                                                                       AWARDS          PAYOUTS
                                                                -------------------   ---------
                                                       OTHER
         NAME                                         ANNUAL    RESTRICTED  NO. OF    LONG-TERM
    AND PRINCIPAL     FISCAL                          COMPEN-     STOCK     OPTIONS   INCENTIVE     ALL OTHER
       POSITION        YEAR     SALARY      BONUS     SATION      AWARDS    /SARS      PAYOUTS    COMPEN-SATION
-----------------------------------------------------------------------------------------------------------------
Frank T. Callahan,      1995    $128,000   $     -       -          -       16,000        -           $61,261(B)
Chairman of the         1994     165,000    24,000       -          -       15,000        -             8,096
Board and Chief         1993     164,500    70,000       -          -        5,000        -            16,754
Executive Officer
(A)

Robert L. Costello      1995     140,000      -          -          -       16,000        -            10,558(D)
President and           1994     129,600    24,000       -          -       20,000        -            13,807
Chief Executive         1993     109,800    38,000       -          -        5,000        -            10,004
Officer
(C)

William E. Kallas       1995     141,500      -      19,038(E)      -        4,000        -            37,534(F)
Director of Asian       1994     106,500    12,000       -          -        4,000        -             8,122
Operations              1993     104,000    37,000       -          -        2,000        -            10,593

Mark S. Anderson        1995     130,000     -           -          -        4,000        -            12,154(H)
Operation Director      1994     130,000    11,000       -          -        4,000        -             8,122
(G)                     1993     129,100    35,000       -          -        3,000        -            10,593

Richard L. Haury        1995     117,000     -           -          -        9,000        -             1,410(I)
Division Director,      1994     117,000    13,000       -          -        4,000        -            41,523
Air/Marine              1993     116,700    35,000       -          -        3,000        -            12,051
Transportation

T. Wallace Hawkes,      1995     117,000     -           -          -        9,000        -             8,319(J)
Division Director,      1994     117,000    11,000       -          -        4,000        -             5,685
Surface                 1993     116,000    45,000       -          -        3,000        -            16,766
Transportation


(A) Mr. Callahan retired as Chairman and Chief Executive Officer in July 1995. He maintained his seat on the Board of Directors.

(B) "All Other Compensation" for the 1995 fiscal year for Mr. Callahan includes the following items: $757 - for company-paid life insurance; $2,491 - for company-paid executive medical plan; $58,013 for relocation expenses and retirement payments. Also, in connection with Mr. Callahan's retirement, a consultant's agreement providing $6,000 in monthly payments for 36 months was executed.

(C) Mr. Costello was appointed Chief Executive Officer in July 1995. He continues to also serve as President and Chief Operating Officer.

(D) "All Other Compensation" for Mr. Costello for the 1995 fiscal year includes the following items: $263 - for company-paid life insurance; $2,495 - for company-paid executive medical plan; and $7,800 - cash out of accrued vacation time.

(E) Mr. Kallas received $19,038 in Other Annual Compensation for services related to his employment in Hong Kong.

(F) "All Other Compensation" for Mr. Kallas for the 1995 fiscal year includes the following items: $1,412 - for company-paid life insurance; $3,710 - for company-paid executive medical plan; $788 - cash out of accrued vacation time; and $31,624 for relocation expenses.

(G) Mr. Anderson resigned December 22, 1995.

(H) "All Other Compensation" for Mr. Anderson for the 1995 fiscal year includes the following items: $263 - for company-paid life insurance; $3,710 - for company-paid executed medical plan; and $8,181 - cash out of accrued vacation at resignation.

(I) "All Other Compensation" for Mr. Haury for the 1995 fiscal year includes the following items: $652 - for company- paid life insurance; and $758 - for company-paid executive medical plan.

(J) "All Other Compensation" for Mr. Hawkes for the 1995 fiscal year includes the following items: $519 - for company- paid life insurance; $1,955 - for company-paid executive medical plan; and $5,845 - cash out of accrued vacation time.

    Greiner Options. The following table contains information concerning the grant of stock options made during fiscal 1995 under Greiner's 1991 Stock Option Plan to the named executive officers:

                                OPTION GRANTS IN LAST FISCAL YEAR (A)
                                                                                   POTENTIAL REALIZABLE
                                                                                     VALUE OF ASSUMED
                                                                                     ANNUAL RATES OF
                                                                                       STOCK PRICE
                                                                                     APPRECIATION FOR
                                                                                     OPTION TERM (B)
                        --------------------------------------------------------------------------------
                                        % OF TOTAL
                           NO.  OF       OPTIONS
                           OPTIONS      GRANTED TO       EXERCISE
                           GRANTED     EMPLOYEES IN       PRICE       EXPIRATION
     NAME                  (C) (D)     FISCAL YEAR     (PER SHARE)       DATE         5%         10%
--------------------------------------------------------------------------------------------------------
 Frank T. Callahan . .      16,000            14.7%        $10.375    08/31/95(E)    $ -     $  -
 Robert L.  Costello .      16,000            14.7%         10.375    01/11/2000    45,862     101,344
 William E. Kallas . .       4,000             3.7%         10.375    01/11/2000    11,465      25,336
 Mark S. Anderson  . .       4,000             3.7%         10.375    12/22/95(F)      -        -
 Richard L.  Haury . .       9,000             8.3%         10.375    01/11/2000    25,797      57,006
 T. Wallace Hawkes . .       9,000             8.3%         10.375    01/11/2000    25,797      57,006

__________________

(A) No SARs were granted to any of the named executives during the last fiscal year.

(B) Potential realizable value illustrates what might be realized upon exercise of options at assumed compounded rates of appreciation. The actual value, if any, will depend on the excess of market value over option price on the date stock is sold after it is exercised.

(C) Options granted in 1995 are 30% exercisable one year from date of grant, with an additional 30% exercisable two years from date of grant and the remaining 40% exercisable three years from date of grant for all options except Mr. Costello's, which are exercisable as follows: 8% one year from grant, 10% two years from grant; 10% three years from grant; 45% four years from grant and the final 27% on January 11, 2000.

(D) All options were granted for a term of five years, subject to earlier termination in certain events.

(E) Mr. Callahan's options granted in 1995 lapsed upon his retirement at August 31, 1995.

(F) Mr. Anderson's options lapsed upon his resignation on December 22, 1995.

    Option/SAR Exercises and Holdings. The following table sets forth information, with respect to the named executive officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR,
                                     AND FISCAL YEAR-END OPTION/SAR VALUE

                                                                                   VALUE OF UNEXERCISED
                                                     NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                        OPTIONS/SARS AT              OPTIONS/SARS AT
                                                        FISCAL YEAR-END             FISCAL YEAR-END (A)
                                                  --------------------------    --------------------------
                            NO. OF
                            SHARES      VALUE
                         ACQUIRED ON   REALIZED
          NAME             EXERCISE      (B)      EXERCISABLE  UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
----------------------   -----------  ----------- -----------  -------------    -----------  -------------
 Frank T. Callahan . .        0
 Robert L.  Costello .        0               0    15,500          34,000          1,750         52,000
 William E. Kallas . .        0               0     5,400           7,600            150         12,850
 Mark S. Anderson  . .      6,200             0         0               0              0              0
 Richard L.  Haury . .        0               0    11,500          13,000          1,400         28,475
 T. Wallace Hawkes . .        0               0    10,500          13,000          1,025         28,475

_____________________

(A) Market value of underlying securities at December 31, 1995, minus the exercise price.
(B) Market value of underlying securities on date of exercise, minus the exercise price.

BENEFICIAL OWNERSHIP OF GREINER COMMON STOCK

    The following table summarizes the number of shares of Greiner Common Stock that the Chief Executive Officers and the four highest-paid executive officers of Greiner beneficially owned, directly or indirectly, and the percentage thereto of the outstanding Greiner Common Stock, at December 31, 1995:

                                                                 PERCENT OF
                                     SHARES OF                   OUTSTANDING
        NAME                       COMMON STOCK                     SHARES
 ---------------------             ------------                  -----------
 Frank T. Callahan                  27,392 (A)                      .58%
 Robert L.  Costello                26,905 (B)                      .57%
 William E. Kallas                   9,401 (C)                      .20%
 Mark S. Anderson                   17,221 (D)                      .36%
 Richard L.  Haury                  23,313 (E)                      .50%
 T. Wallace Hawkes                  18,648 (F)                      .40%

___________________

(A) Includes 14,825 shares of exercisable stock options and 12,567 shares held by the Trust for the Performance Plan as of September 30, 1995 in an account for Mr. Callahan.

(B) Includes 16,780 shares of exercisable stock options and 3,814 shares held by the Trust for the Performance Plan as of September 30, 1995 in an account for Mr. Costello.

(C) Includes 6,600 shares of exercisable stock options and 2,801 shares held by the Trust for the Performance Plan as of September 30, 1995 in an account for Mr. Kallas.

(D) Includes 2,947 shares held by the Trust for the Performance Plan as of September 30, 1995 in an account for Mr. Anderson.

(E) Includes 14,200 shares of exercisable stock options and 6,299 shares held by the Trust for the Performance Plan as of September 30, 1995 in an account for Mr. Haury.

(F) Includes 13,200 shares of exercisable stock options and 2,948 shares held by the Trust for the Performance Plan as of September 30, 1995 in an account for Mr. Hawkes.

PRINCIPAL STOCKHOLDERS OF GREINER

    The following table sets forth as of December 31, 1995 certain information with respect to the beneficial ownership of Greiner Common Stock as of December 31, 1995 as to (i) each person known by Greiner to own beneficially more than five percent of the outstanding shares of Greiner Common Stock, (ii) each director of Greiner, and (iii) all directors and executive officers of Greiner as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power with respect to the shares shown.

    Each person known to management to be the beneficial owner of more than 5% of the outstanding Greiner Common Stock at February ___, 1996, is listed below.


                                                                                                         PERCENT OF
                                                                                       NO. OF           OUTSTANDING
                 STOCKHOLDER                                 ADDRESS                   SHARES              SHARES
                 -----------                                 --------                  ------           ----------
The Greiner Engineering, Inc. Performance Plan   909 East Las Colinas Boulevard,        971,783 (1)      20.66%
and Employee Stock Ownership Trust               Suite 1900
                                                 Irving, Texas  75039

William H. Bowen                                 5646 Milton Street, Suite 900          369,289 (2)      7.70%
                                                 Dallas, Texas  75206

Brinson Partners, Inc.                           209 South LaSalle                      366,400 (3)      7.79%
                                                 Chicago, Illinois  60604-1295

Dimensional Fund Advisors Inc.                   1299 Ocean Avenue, 11th Floor          321,971 (4)      6.84%
                                                 Santa Monica, CA  90401

Weiss, Peck & Greer                              One New York Plaza                     317,700 (5)      6.75%
                                                 New York, New York  10004

_____________________

(1) Pursuant to the terms of The Performance Plan and Employee Stock Ownership Plan of Greiner Engineering, Inc. (the "Performance Plan"), the participants in the Performance Plan will have an opportunity to vote 971,783 shares. The Trustees of the Performance Plan are Carole A. Chaney, Arnold M. Davidson, Katherine L. Gardner, Thomas D. Jenkins, and Robert J. Vensas.

(2) Includes 21,374 shares held by Camway, Inc., a corporation controlled by Mr. Bowen, 58,042 shares held by Mr. Bowen's spouse, Bebe D. Bowen, and 7,200 shares held in trust to which Mr. Bowen has expressly disclaimed beneficial ownership.

(3) Includes 216,616 shares held by Brinson Trust Company, its wholly-owned subsidiary. Information as of Schedule 13G dated February 13, 1995.

(4) These shares are held by registered investment companies or investment vehicles for qualified employee benefit plans for which Dimensional Fund Advisors Inc. ("DFA") serves as investment manager. In the Schedule 13G filed with Greiner, DFA has expressly disclaimed beneficial ownership of such shares. Information as of Schedule 13G dated January 30, 1995.

(5) In the Schedule 13G filed with Greiner, Weiss, Peck & Greer has expressly disclaimed beneficial ownership of such shares. Information as of Schedule 13G dated February 8, 1995.

            COMPARISON OF RIGHTS OF STOCKHOLDERS OF URS AND GREINER

    URS is incorporated in the state of Delaware and is subject to the provisions of the Delaware General Corporation Law (the "DGCL"). Greiner is incorporated in the state of Nevada and is subject to the provisions of the Nevada General Corporation Law ("NGCL"). Following the consummation of the Merger, stockholders of Greiner will hold URS Common Stock rather than Greiner Common Stock and, therefore, the rights of such stockholders will be governed by the DGCL and URS's Certificate of Incorporation (the "URS Certificate") and URS's Bylaws.

    There are many similarities between the DGCL and the NGCL, as well as between the charter and bylaws of URS and Greiner; however, a number of differences do exist. The following is a summary comparison of certain differences affecting stockholder rights in the provisions of the NGCL and the DGCL and the charter documents and bylaws of URS and Greiner. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the corporate statutes of Nevada and Delaware, and the URS Certificate and the URS Bylaws and the Greiner Restated Articles of Incorporation (the "Greiner Articles") and the Greiner Bylaws.

CUMULATIVE VOTING

    In an election of directors governed by cumulative voting rights, each share of stock otherwise having one vote is entitled to a number of votes equal to the number of directors to be elected. A stockholder may then cast all such votes for a single nominee or may allocate them among as many nominees as the stockholder may choose. Without cumulative voting rights, the holders of a majority of the shares present at an annual meeting or any special meeting held to elect directors would have the power to elect all the directors to be elected at that meeting, and it is possible that no person could be elected without the support of holders of a majority of the shares voting at such meeting.

    Under the DGCL and the NGCL, cumulative voting rights in the election of directors are not mandatory and are not available to stockholders unless provided for in the corporation's certificate of incorporation. Neither the URS Certificate nor the Greiner Articles provide for cumulative voting rights.

STOCKHOLDER POWER TO CALL SPECIAL STOCKHOLDERS MEETINGS

    Under the DGCL and the NGCL, a special meeting of stockholders may be called by the board of directors or any other person specified in the certificate of incorporation or bylaws. Greiner's Bylaws provide that only the president or chairman of the board may call special meetings. URS's Bylaws provide that special meetings of the stockholders, for any purpose or purposes, may be called by the president, and must be called by the president or the secretary at the request in writing of a majority of the URS Board of Directors, or at the request in writing of stockholders owning not less than 20% of the issued and outstanding capital stock of URS entitled to vote.

SIZE OF BOARD OF DIRECTORS

    Under the NGCL and the DGCL, the number of directors may be stated in the certificate of incorporation or the bylaws, or may be determined in the manner provided in the bylaws. Greiner's Bylaws provide that the number of directors may be not less than three nor more than eleven, and will be determined from time to time by resolution of the Greiner Board of Directors. Greiner's Board of Directors currently consists of six members. URS's Bylaws provide that the number of directors may be not less than five nor more than eleven, and will be determined from time to time by resolution of the Greiner Board of Directors or by the stockholders at the annual meeting. The URS Board of Directors currently consists of nine members.

CLASSIFIED BOARD OF DIRECTORS

    The DGCL and the NGCL each provide that a corporation's board of directors may be divided into various classes with staggered terms of office; provided that, in the case of the NGCL, at least one-fourth of the directors must be elected annually. Classification of directors has the effect of making it more difficult for stockholders to change the composition of a corporation's board. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in the majority of a corporation's board. Such a delay may help ensure that the corporation's directors, if confronted by a holder attempting to force a proxy contest, a tender or exchange offer or other extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interests of the stockholders.

    The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of a corporation, even though such a transaction could be beneficial to the corporation and its stockholders. The classification of a corporation's board might also increase the likelihood that incumbent directors will retain their positions.

    None of the Greiner Articles, Greiner Bylaws, URS Certificate or URS Bylaws currently provide for a classified board. The adoption of a classified board would require the vote of the stockholders of Greiner or URS.

REMOVAL OF DIRECTORS

    Under the NGCL, a director may be removed by the vote of the holders of not less than 66-2/3% of the voting power of the voting stock, subject to certain restrictions concerning cumulative voting. However, a Nevada corporation may include in its articles of incorporation a provision requiring the approval of a larger percentage of the stockholders to remove a director. Any vacancy in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, even if the vacancy is due to an increase in the number of directors. The Greiner Bylaws do not permit cumulative voting, and provide that directors may be removed with or without cause by the vote of not less than 66-2/3% of the voting power of the voting stock.

    Under the DGCL, a director of a corporation that does not have a classified board of directors may be removed with or without cause by stockholder vote; provided, that in the case of a corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed if the shares voted against such removal would not be sufficient to elect the director under cumulative voting rules at an election of the Board of Directors. A director of a corporation with a classified board of directors can be removed only for cause unless the certificate of incorporation otherwise provides. Since there is no controlling definition of "cause" under Delaware law, the resolution of any dispute as to what constitutes "cause" may be a matter for determination by the courts. The URS Certificate and Bylaws do not provide for a classified board of directors or for cumulative voting.

VOTING REQUIREMENTS

    The NGCL requires most amendments to the articles of incorporation to be approved by the board of directors, then by the vote of the holders of a majority of the voting stock, unless the articles of incorporation require a greater percentage of votes. If an amendment would alter any preferences or relative rights of a class or series of outstanding shares, it must be approved by a majority of the outstanding shares of each class or series so affected, regardless of limitations or restrictions on the voting power thereof. The NGCL gives the board of directors the power to make bylaws, subject to any limitations contained in bylaws adopted by the stockholders. The Greiner Articles do not contain any provisions requiring a greater percentage of votes for amendment. The Greiner Bylaws may be amended by the vote of a majority of directors at any meeting at which a quorum is present.

    Under the DGCL, a corporation with stock outstanding or subscribed ordinarily may amend its charter provided that the amendment is advised by the board of directors and approved by affirmative vote of a majority of all the votes entitled to be cast. Holders of a class of stock may vote as a class if the amendment would increase or decrease the number of authorized shares of such class or the par value of shares of such class, or would alter the preferences, powers, or special rights of any class so as to affect them adversely. The URS Certificate provides that the corporation reserves the right to amend, alter, change or repeal any provision in the certificate of incorporation as prescribed by the DGCL. As a result, the URS Certificate may be amended provided that the amendment is advised by the board of directors and approved by the affirmative vote of a majority of all of the outstanding shares of URS Common Stock.

BUSINESS COMBINATIONS / REORGANIZATIONS

    Section 203 of the DGCL provides that, subject to certain exceptions specified therein, a corporation shall not engage in any business combination with any "interested stockholder" for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers and employee stock purchase plans in which employee participants do not have the right to determine confidentially whether plan shares will be tendered in a tender or exchange offer) or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote at an annual or special meeting, and not by written consent, of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

    Except as specified in Section 203 of the DGCL, an interested stockholder is defined to include (a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date and (b) the affiliates and associates of any such person.

    For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder; sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to ten percent or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

    The three-year moratorium imposed on business combinations by Section 203 does not apply if: (a) prior to the date on which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder; (b) the interested stockholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him an interested stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (c) on or after the date such person becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by sixty-six and two-thirds percent (66-2/3%) of the voting stock not owned by the interested stockholder.

    Section 203 only applies to Delaware corporations which have a class of voting stock that is listed on a national securities exchange, are quoted on an interdealer quotation system such as the New York Stock Exchange (as is URS) or are held of record by more than 2,000 stockholders. A Delaware corporation may subsequently elect not to be governed by Section 203 by an amendment to its charter or to the bylaws, which amendment must be approved by majority stockholder vote.

    Under certain circumstances, Section 203 of the DGCL may make it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the corporation's certificate of incorporation or stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The URS Certificate does not exclude URS from the restrictions imposed under
Section 203 of the DGCL. It is anticipated that the provisions of Section 203 of the DGCL may encourage companies interested in acquiring URS to negotiate in advance with URS, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

    Section 203 has been challenged in lawsuits arising out of ongoing takeover disputes, and it is not yet clear whether and to what extent its constitutionality will be upheld by the courts. Although the United States District Court for the District of Delaware has consistently upheld the constitutionality of Section 203, the Delaware Supreme Court has not yet considered the issue. URS believes that so long as the constitutionality of
Section 203 is upheld, Section 203 will encourage any potential acquiror to negotiate with URS's Board of Directors. Section 203 also has the effect of limiting the ability of a potential acquiror to make a two-tiered bid for URS in which all stockholders would not be treated equally. Section 203 may also discourage certain potential acquirors unwilling to comply with its provisions.

    The NGCL also prohibits certain business combinations between a corporation and an "interested stockholder" (one beneficially holding, directly or indirectly, at least 10% of the outstanding voting stock) for five years after such person became an interested stockholder unless such interested stockholder, prior to becoming an interested stockholder, obtained the approval of the board of directors of either the business combination or the transaction that resulted in such person becoming an interested stockholder. Notwithstanding the foregoing, the NGCL permits business combinations that meet all requirements of the corporation's articles of incorporation and (i) are approved by the board of directors before the interested stockholder became an interested stockholder (or as to which the purchase of shares made by the interested stockholder had been approved by the board of directors before the date of purchase), (ii) are approved by the affirmative vote of the holders of stock representing a majority of the voting stock (excluding voting stock of the interested stockholder and its affiliates and associates) at a meeting called for such purpose no earlier than five years after the interested stockholder became an interested stockholder, or (iii) the form and amount of consideration to be received by stockholders (excluding the interested stockholder) of the corporation satisfy certain tests and, with limited exceptions, the interested stockholder has not become the beneficial owner of additional voting shares of the corporation after becoming an interested stockholder and before the business combination is consummated. A corporation may expressly exclude itself from application of the foregoing business combination provisions of the NGCL but Greiner has not done so.

RIGHTS OF DISSENTING STOCKHOLDERS

    Under the NGCL, dissenter's rights do not exist in a merger if the holder's shares are listed on a national securities exchange, unless the consideration to be received in the merger is anything but cash and/or stock. Under the DGCL, dissenters' rights are not available with respect to (a) a sale of assets, (b) a merger by a corporation, if the shares of the corporation are either listed on a national securities exchange or held by more than 2,000 stockholders of record or if stockholders receive shares of the surviving corporation or of a listed or widely-held corporation, or (c) a merger in which the corporation is the surviving corporation; provided, that no vote of its stockholders is required to approve the merger. Because Greiner Common Stock is listed on the NYSE and because Greiner stockholders will receive cash and stock in the Merger, stockholders of Greiner will not be entitled to appraisal rights with respect to the proposed Merger.

INSPECTION OF BOOKS AND RECORDS

    The NGCL provides for an absolute right of inspection of a corporation's books and records for persons holding 15% or more of the corporation's voting shares. The DGCL, however, gives any stockholder of record the right to inspect a corporation's books and records for a purpose reasonably related to such person's interest as a stockholder.

DIVIDENDS

    The NGCL permits the payment of dividends, if authorized by the Board of Directors, however, dividends may not be paid if, after giving it effect, the corporation would not be able to pay its debts as they become due or the corporation's assets would be less than the corporation's total liabilities plus whatever amount would be needed to satisfy preferential rights under dissolution.

    The DGCL also permits the payment of dividends out of surplus or, if there is no surplus, out of net profits for the current and preceding fiscal years (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, Delaware law generally provides that a corporation may redeem or repurchase its own shares only if such redemption or repurchase would not "impair the capital" of the corporation. The ability of a Delaware corporation to pay dividends on, or redeem or to make repurchases or redemptions of, its shares is dependent on the financial status of the corporation standing alone and not on a consolidated basis. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical value.

    The Greiner Bylaws provide that dividends may be paid at the discretion of the Greiner Board. Greiner has paid dividends since 1988. URS has not paid cash dividends since 1986. See "Summary - Dividend Policy."

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS

    Both the NGCL and the DGCL permit a corporation to include a provision in its articles or certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for breach of the director's fiduciary duty, subject to certain limitations. Each of the Greiner Articles and the URS Certificate include such a provision, to the maximum extent permitted by law.

    The Greiner Articles provide that a director will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the payment of dividends in violation of Section 78.300 of the NGCL.

    Article XI of the URS Certificate provides that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any beach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. Article XI of the URS Certificate further provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided in Article XI as currently written, shall be limited to the fullest extent permitted by the amended DGCL. Finally, Article XI provides that any repeal or modification of
Article XI shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

    While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions described above apply to an officer of the corporation only if he or she is a director of the corporation and is acting in his or her capacity as director, and do not apply to officers of the corporation who are not directors.

    In addition, both the NGCL and the DGCL permit a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. Both states' laws provide that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and both states permit a corporation to purchase and maintain liability insurance for its directors and officers. Both the NGCL and the DGCL provide that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

    The Greiner Articles provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise will be indemnified by the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Greiner, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification rights conferred by the Greiner Articles are not exclusive of any other right to which a person seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

    The URS Bylaws provide that any officer, director or employee of URS who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, wither civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In addition, the URS Bylaws provide that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation if such person acted in good faith any in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or manner as to which such person shall have been adjudged to have been liable for negligence or misconduct in the performance of his or her duties to the corporation (unless a court shall determine, upon application, that such person is reasonably entitled to indemnity for such expenses which the court deems proper). The indemnification rights conferred by the URS Bylaws are not exclusive of any other right to which a person seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

              AFFILIATES' RESTRICTION ON SALE OF URS COMMON STOCK

    The shares of URS Common Stock to be issued pursuant to the Merger have been registered under the Securities Act by a Registration Statement on Form S-4, thereby allowing such securities to be traded without restriction by any former holder of Greiner Common Stock who is not deemed to be an "affiliate" of Greiner prior to the consummation of the Merger, as "affiliate" is defined for purposes of Rule 145 under the Securities Act, and who does not become an "affiliate" of URS after the consummation of the Merger.

    Shares of URS Common Stock received by persons who are deemed to be affiliates of Greiner prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act. Rule 145, as currently in effect, imposes restrictions in the manner in which such affiliates, and others with whom they might act in concert, may sell URS Common Stock within any three-month period. Persons who may be deemed to be affiliates of Greiner generally include individuals or entities that control, are controlled by or are under common control with Greiner and may include certain officers and directors as well as principal stockholders of Greiner. Greiner stockholders who are identified as affiliates will be so advised by Greiner prior to the Effective Date.

    Each of URS and Greiner will use its best efforts to cause each and any Greiner stockholder who is an affiliate to agree not to make any public sale of any URS Common Stock received upon consummation of the Merger except in compliance with Rule 145 under the Securities Act or otherwise in compliance with the Securities Act. In general, Rule 145, as currently in effect, imposes restrictions on the manner in which such affiliates may make resales of URS Common Stock and also on the quantity of resales that such stockholders, and others with whom they may act in concert, may make within any three-month period for a period of two (2) years after consummation of the Merger. In addition, officers and directors of URS following the Merger will be subject to the resale restrictions of Rule 144 as it applies to affiliates of an issuer.

                                 LEGAL MATTERS

    Certain legal matters with respect to the validity of the URS Common Stock to be issued in connection with the Merger being passed upon for URS by Sheppard, Mullin, Richter & Hampton, L.L.P., San Francisco, California. The Federal income tax consequences to Greiner stockholders in connection with the Merger are being passed upon for Greiner by Nossaman, Guthner, Knox & Elliott, L.L.P., San Francisco, California.

                                    EXPERTS

    The consolidated financial statements of URS for the three year period ended October 31, 1995, have been incorporated by reference in this Proxy Statement / Prospectus and Registration Statement in reliance upon the report of Coopers & Lybrand L.L.P. independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements and financial statement schedule included in Greiner's Annual Report on Form 10-K for the three year period ended December 31, 1994 have been incorporated by reference herein and in the Registration Statement in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  APPENDICES


    Appendix A --    Fairness Opinion of Houlihan Lokey Howard & Zukin

    Appendix B --    Agreement and Plan of Merger among Greiner Engineering,
                     Inc., URS Corporation and URS Acquisition Corporation

                              January 10, 1996


To The Board of Directors
Greiner Engineering, Inc.
909 East Los Colinas Boulevard
Suite 1900 LB 44
Irving, TX  75039-3907

Gentlemen:

         We understand that pursuant to the Agreement and Plan of Merger Among Greiner Engineering, Inc. ("Greiner" or the "Company"), URS Corporation ("URS"), and URS Acquisition Corporation, the "Merger Agreement", Greiner plans to merge into and become a wholly owned subsidiary of URS, (the "Merger"). We further understand that ownership in Greiner is currently represented by 4,704,642 shares of common stock issued and outstanding, 121,092 shares are issued and held in treasury, and 377,650 options for common stock issued and outstanding. Moreover, we understand that ownership of URS is represented by 7,167,591 shares of common stock issued and outstanding, with 287,000 shares
of common stock issued but held in treasury.    Finally, we understand upon the
close of the Merger, each share of Greiner's common stock will be converted into the right to receive consideration (the "Consideration") as follows: (i)
0.298 shares of URS common stock; and (ii) $13.50 in cash; all of which shall be payable upon the surrender of the certificates representing such shares of Greiner stock. The Merger, the payment of the Consideration in exchange for Greiner's common stock, and all related transactions disclosed to Houlihan Lokey Howard & Zukin are referred to collectively herein as the "Transaction."

         You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

         In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

         1. reviewed the Company's annual reports to shareholders and on Form 10-K for the five fiscal years ended December 31, 1994 and quarterly reports on Form 10-Q for the three quarters ended September 30, 1995, and Company- prepared interim financial statements for the period ended November 30, 1995, which the Company's management has identified as being the most current financial statements available;

The Board of Directors
Greiner Engineering, Inc.
January 10, 1996
Page 2

         2. reviewed URS's annual reports to shareholders and on Form 10-K for the four fiscal years ended October 31, 1994, a draft of Form 10-K for the fiscal year ended October 31, 1995, and quarterly reports on Form 10-Q for the three quarters ended July 31, 1995;

         3. reviewed a copy of the Merger Agreement dated January 10, 1996;

         4.      reviewed a copy of the Company's latest proxy statement;

         5. met with certain members of the senior management of the Company and URS to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, and met with representatives of the Company's counsel to discuss certain matters;

         6. visited certain facilities and business offices of the Company;

         7. reviewed the 1996 business plans for the Company's principal offices and divisions, and forecasts and projections prepared by the Company's management with respect to the Company for the years ended December 31, 1996 through 2002;

         8. reviewed the historical market prices and trading volume for the Company's and URS's publicly traded securities;

         9. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction;

         10. conducted such other studies, analyses and inquiries as we have deemed appropriate.

         We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

         We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

The Board of Directors
Greiner Engineering, Inc.
January 10, 1996
Page 3

         Based upon the foregoing, and in reliance thereon, it is our opinion that the Consideration to be received by the public stockholders of the Company in connection with the Transaction is fair to them from a financial point of view.



                                        HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                           GREINER ENGINEERING, INC.,

                                URS CORPORATION,

                                      AND

                          URS ACQUISITION CORPORATION


                                January 10, 1996

                               TABLE OF CONTENTS


RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 1.    THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
   1.1        Merger of the Subsidiary into Greiner   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
   1.2        Effective Time of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
   1.3        Effects of the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE 2.    EFFECT OF MERGER ON CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS   . . . . . . . . . . . . . . . . . .   3
   2.1        Conversion of the Greiner Common Stock.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
   2.2        Conversion of the Subsidiary Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
   2.3        Cancellation of Treasury Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
   2.4        Withholding Tax   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE 3.    CLOSING   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
    3.1       Closing; Closing Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE 4.    REPRESENTATIONS AND WARRANTIES OF GREINER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
    4.1       Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
    4.2       Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
    4.3       Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
    4.4       Material Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
    4.5       Authority Relative to this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
    4.6       Consents and Approvals; No Violations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
    4.7       Greiner SEC Reports and Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
    4.8       Information Supplied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    4.9       Absence of Material Adverse and Other Changes   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    4.10      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
    4.11      Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
    4.12      No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
    4.13      Properties, Liens, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
    4.14      Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    4.15      Benefit Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    4.16      Employment Matters; Labor Relations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
    4.17      Intellectual Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
    4.18      Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
    4.19      Compliance with Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
    4.20      Certain Contracts and Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
    4.21      Prohibited Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    4.22      Powers of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    4.23      Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    4.24      Regulatory Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
    4.25      Immigration Reform and Control Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
    4.26      Board Approvals; Opinion of Financial Advisor   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
    4.27      Brokers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
    4.28      Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
    4.29      Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE 5.    REPRESENTATIONS AND WARRANTIES OF URS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
    5.1       Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
    5.2       Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
    5.3       Authority Relative to this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
    5.4       Consents and Approvals; No Violations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
    5.5       URS SEC Reports and Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
    5.6       Information Supplied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
    5.7       Board Approvals; Opinion of Financial Advisor   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    5.8       Brokers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    5.9       Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE 6.    PRE-CLOSING COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

   6.1        Covenants of All Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
              6.1.1    Advice of Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
              6.1.2    Regulatory Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
              6.1.3    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
              6.1.4    Best Efforts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
              6.1.5    Credit Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
   6.2        Covenants of Greiner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
              6.2.1    Conduct of Business Pending Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
              6.2.2    Stockholders' Meeting; Proxy Statement   . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
              6.2.3    Acquisition Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
              6.2.4    Maintenance of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
              6.2.5    Access   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
              6.2.6    Liability Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
   6.3        Covenants of URS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
              6.3.1    Registration Statement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
              6.3.2    Listing Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE 7.    CONDITIONS TO CONSUMMATION OF THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
   7.1        Conditions to Obligations of Greiner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
              7.1.1    Representations and Warranties True at Closing   . . . . . . . . . . . . . . . . . . . . . . .  27
              7.1.2    Covenants Performed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
              7.1.3    Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
              7.1.4    Approval of Stockholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
              7.1.5    Opinion of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
              7.1.6    Form S-4   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
              7.1.7    Merger Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
              7.1.8    Material Adverse Changes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
              7.1.9    HSR Filing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
   7.2        Conditions to Obligations of URS and the Subsidiary   . . . . . . . . . . . . . . . . . . . . . . . . .  28
              7.2.1    Representations and Warranties True at Closing   . . . . . . . . . . . . . . . . . . . . . . .  28
              7.2.2    Covenants Performed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
              7.2.3    Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
              7.2.4    Approval of Stockholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
              7.2.5    Opinion of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
              7.2.6    Form S-4   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
              7.2.7    Merger Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
              7.2.8    Material Adverse Changes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
              7.2.9    HSR Filing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
              7.2.10   Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
              7.2.11   No Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
              7.2.12   Credit Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE 8.    ADDITIONAL AGREEMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
   8.1        Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
   8.2        Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
   8.3        Additional Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   8.4        Use of Name   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   8.5        Employee Matters    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   8.6        Non-Liability of Agents and Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   8.7        Greiner Engineering, Inc. Performance Plan and Employee Stock Ownership Plan  . . . . . . . . . . . . .  30

ARTICLE 9.    TERMINATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
   9.1        Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
   9.2        Effect of Termination and Abandonment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   9.3        Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   9.4        Extension; Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE 10.   MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   10.1       Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   10.2       Entire Agreement; Modification; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   10.3       Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   10.4       Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

   10.5       Fees and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
   10.6       Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
   10.7       Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
   10.8       Further Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   10.9       No Third Party Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   10.10      Effect of Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   10.11      Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                          AGREEMENT AND PLAN OF MERGER

                 THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is entered into as of January 10, 1996, by and among GREINER ENGINEERING, INC., a Nevada corporation ("Greiner"), URS CORPORATION, a Delaware corporation ("URS"), and URS ACQUISITION CORPORATION, a Nevada corporation (the "Subsidiary"). Greiner is sometimes referred to herein as the "Surviving Corporation" and Greiner and the Subsidiary are sometimes collectively referred to herein as the "Constituent Corporations."

RECITALS

         A. Greiner is a corporation duly organized and existing under the laws of the State of Nevada, having as of the date hereof authorized capital stock consisting of (i) 20,000,000 shares of common stock, par value $0.50 per share (the "Greiner Common Stock"), of which as of the date hereof, 4,704,642 are issued and outstanding, 121,092 are issued and held in treasury, and 15,174,266 are reserved for issuance, and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued and outstanding.

         B. URS is a corporation duly organized and existing under the laws of the State of Delaware, having as of the date hereof authorized capital stock consisting of (i) 20,000,000 shares of common stock, par value $0.01 per share (the "URS Common Stock"), of which as of the date hereof, 7,167,591 are issued and outstanding, 287,000 are issued and held in treasury, and 12,545,409 are reserved for issuance, and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued and outstanding.

         C. The Subsidiary is a corporation duly organized and existing under the laws of the State of Nevada, having as of the date hereof authorized capital stock consisting of 100 shares of common stock, par value $1.00 per share (the "Subsidiary Common Stock"), all of which have been issued to, and are owned by, URS.

         D. URS, Greiner and the Subsidiary have determined that it is advisable that the Subsidiary be merged with and into Greiner on the terms and conditions set forth herein and pursuant to the applicable statutes and regulations (the "Merger").

         E. The respective boards of directors of Greiner, URS and the Subsidiary have authorized and approved the execution, delivery and the performance of this Agreement and the transactions contemplated hereby, and the board of directors of Greiner has directed that this Agreement be submitted to the stockholders of Greiner for consideration of and vote upon the approval of this Agreement.

AGREEMENT

                 NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and subject to the terms and conditions hereof, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE 1.

                                   THE MERGER

         Section 1..1 Merger of the Subsidiary into Greiner. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Business Corporation Law set forth in Title 7 of the Nevada Revised Statues (the "Nevada Law"), at the Effective Time of the Merger (as defined in Section 1.2 below), the Subsidiary shall be merged with and into Greiner, and the separate existence of the Subsidiary shall thereupon cease, and Greiner shall continue its corporate existence as the surviving corporation of the Merger under the laws of the State of Nevada under the name of Greiner Engineering, Inc., and Greiner shall succeed to and assume all the rights and obligations of the Subsidiary in accordance with the Nevada Law.

         Section 1..2 Effective Time of the Merger. Subject to the provisions of this Agreement, as soon as practicable after the Closing Date, the parties shall file articles of merger, certificate of merger or other appropriate documents (in any such case, the "Merger Documents"), executed in accordance with the relevant provisions of the Nevada Law and shall make all other filings or recordings required under the Nevada Law. The Merger shall become effective at such time as the Merger Documents are duly filed with the Secretary of State of the State of Nevada, or at such other time as the parties hereto shall agree should be specified in the Merger Documents (the "Effective Time of the Merger").

         Section 1..3  Effects of the Merger.  At the Effective Time of the
Merger:

                 (a) the separate corporate existence of the Subsidiary shall cease and the Subsidiary shall be merged with and into Greiner, which shall be the Surviving Corporation, and all of the assets of the Subsidiary shall become the property of Greiner as the Surviving Corporation of the Merger, subject to the liabilities of the Subsidiary as of the Effective Time of the Merger;

                 (b) the Articles of Incorporation of Greiner, as in effect immediately prior to the Effective Time of the Merger, shall be the Articles of Incorporation of the Surviving Corporation, and may be amended thereafter as provided by law;

                 (c) the by-laws of Greiner, as in effect immediately prior to the Effective Time of the Merger, shall be the by-laws of the Surviving Corporation; such by-laws may be amended thereafter in accordance with their terms and as provided by law;

                 (d) the directors of the Subsidiary immediately prior to the Effective Time of the Merger shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Articles of Incorporation and by-laws of the Surviving Corporation, until the next annual stockholders' meeting of the Surviving Corporation and until their successors are elected and duly qualified; if at the Effective Time of the Merger, any of the foregoing persons shall for any reason be unwilling or unable to serve, the resulting vacancy shall be filled as provided in such by-laws;

                 (e) the officers of Greiner immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation, each of such officers to hold office, subject to the applicable provisions of the Articles of Incorporation and by-laws of the Surviving Corporation, at the pleasure of the board of directors of the

Surviving Corporation and until their successors are elected and duly qualified; and

                 (f) the Surviving Corporation shall possess all the rights, privileges, immunities, powers and purposes of each of the Constituent Corporations; and all the property, real, personal or mixed, including causes of action and every other asset of each of the Constituent Corporations, shall vest in the Surviving Corporation without further act or deed. The Surviving Corporation shall be responsible and liable for all liabilities and obligations of each of the Constituent Corporations. No liability or obligation due or to become due, claim or demand for any cause existing against either of the Constituent Corporations, or any stockholder, officer or director thereof, shall be released or impaired by the Merger. No action or proceeding, whether civil or criminal, then pending by or against the Constituent Corporations, or any stockholder, officer or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled or compromised as if the Merger had not occurred, or the Surviving Corporation may be substituted in such action or special proceeding in place of the Constituent Corporations.


                                   ARTICLE 2.

                       EFFECT OF MERGER ON CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS

         Section 2..1  Conversion of the Greiner Common Stock.

                 (a) Conversion; Merger Consideration. At the Effective Time of the Merger, each share of the Greiner Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger, and without any action on the part of the holder thereof, be converted into the right to receive (i) 0.298 shares of the URS Common Stock, and (ii) $13.50 in cash, all of which shall be payable upon the surrender of the certificate(s) formerly representing such shares of Greiner Common Stock. The cash and the URS Common Stock so deliverable is hereinafter collectively referred to as the "Merger Consideration."

                 (b) Fractional Shares. No fractional shares of the URS Common Stock will be issued as a result of the Merger. In lieu of the issuance of any fractional shares of the URS Common Stock, holders of shares of the Greiner Common Stock who would otherwise have been entitled to receive a fraction of a share of the URS Common Stock shall be entitled to receive, from URS, an amount of cash, without interest, equal to the closing price of the URS Common Stock as reported on the New York Stock Exchange on the trading day immediately preceding the Closing Date as listed in The Wall Street Journal, multiplied by the fraction of a share of the URS Common Stock to which such holder would otherwise have been entitled.

                 (c) Options. At the Effective Time of the Merger, all options to purchase Greiner Common Stock (the "Greiner Options") issued under the 1981 Stock Option Plan of Greiner Engineering, Inc. (the "1981 Greiner Plan") or under the 1991 Stock Option Plan of Greiner Engineering, Inc. (the "1991 Greiner Plan") which remain outstanding at that time (whether or not previously exercisable or vested) shall, by virtue of the Merger, and without any further action on the part of Greiner or any holder of said Greiner Options, be cancelled. If, at the Effective Time of the Merger, the Exercise Price per share with respect to any Greiner Option (whether or not previously exercisable or vested) so cancelled (the "Exercise Price") is less than the sum of (x) $13.50 per share, plus (y) 0.298 multiplied by the closing price per share of the URS Common Stock as reported on the New York Stock Exchange on the trading day immediately preceding the Closing Date as listed in The Wall Street Journal (the "Merger Value"), then the holder of such Greiner Option shall be paid as soon as practicable following the Closing Date cash in an amount per each share of Greiner Common Stock subject to such option equal to the excess, if any, of the Merger Value over the Exercise Price. Notwithstanding anything to the contrary in this Section 2.1(c), pursuant to the terms of Section 6(b) of the 1981 Greiner Plan and Section 6(b) of the 1991 Greiner Plan, promptly following execution of this Agreement, Greiner shall give each holder of the Greiner Options (whether or not previously exercisable or vested) written notice that such Greiner Options will be cancelled in connection with the Merger and, shall permit said holders to exercise their Greiner Options and purchase Greiner Common Stock pursuant to the terms of the 1981 Greiner Plan and/or the 1991 Greiner Plan, as the case may be.

                 (d)      Surrender of Certificates and Receipt of
Consideration.

                          (1)     Appointment of Exchange Agent; Exchange Fund.
As of the Effective Time of the Merger, URS shall deposit, or shall cause to be deposited with an exchange agent selected by URS and reasonably satisfactory to Greiner (the "Exchange Agent"), for the benefit of holders of the Greiner Common Stock, for exchange in accordance with this Article 2, (i) certificates representing the number of shares of the URS Common Stock issuable as part of the Merger Consideration, and (ii) cash in an amount equal to the aggregate cash component of the Merger Consideration, and (iii) cash to be paid in lieu of the issuance of fractional shares (such cash and certificates for the shares of URS Common Stock are hereinafter referred to collectively as the "Exchange Fund").

                          (2)     Notice to Greiner Stockholders.    As soon as
reasonably practicable after the Effective Time of the Merger, URS shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates representing the Greiner Common Stock (A) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the certificates for shares of the Greiner Common Stock shall pass, only upon delivery of the certificates for the shares of the Greiner Common Stock to the Exchange Agent, and shall be in such form and have such other provisions as URS may reasonably specify, and (B) instructions for use in effecting the surrender of the certificates for the shares of the Greiner Common Stock in exchange for the Merger Consideration.

                          (3)     Surrender of Greiner Stock Certificates.
Upon surrender of a certificate for shares of the Greiner Common Stock (a "Greiner Stock Certificate") for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by URS, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder thereof shall be entitled to receive in exchange therefor the number of whole shares of the URS Common Stock to which the holder of the Greiner Common Stock is entitled pursuant to this Article 2 plus that portion of the Exchange Fund which such holder has the right to receive pursuant to the provisions of this Section 2.1, after giving effect to any required withholding tax, and the Greiner Stock Certificate for the shares of the Greiner Common Stock so surrendered shall forthwith be cancelled.

                          (4)     Limitations.  Notwithstanding any other
provision of this Agreement, until holders of Greiner Stock Certificates representing shares of the Greiner Common Stock have surrendered them for exchange as provided herein, (1) no dividends or other distributions shall be paid with respect to any shares represented by such Certificates and no payment for fractional shares shall be made, and (2) without regard to when such Greiner Stock Certificates are surrendered for exchange as provided herein, no interest shall be paid on any dividends or other distributions or any payment for fractional shares. Upon surrender of a Greiner Stock Certificate, there shall be paid to the holder of such Greiner Stock Certificate the amount of any dividends or other distributions which theretofore became payable, but which were not paid by reason of the preceding sentence, with respect to the number of whole shares of URS Common Stock represented by the Greiner Stock Certificate or Certificates issued upon such surrender. If any certificate for URS Common Stock is to be issued in a name other than in which the Greiner Stock Certificate surrendered in exchange therefore is registered, it shall be a condition of such exchange that the person requesting such exchange pay any transfer or other taxes required by reason of the issuance of certificates for such shares of URS Common Stock in a name other than that of the registered holder of the Greiner Stock Certificate surrendered, or establish to the satisfaction of Greiner that such tax has been paid or is not applicable. Certificates of URS Common Stock issued to holders of Greiner Common Stock issued under a Greiner restricted stock plan shall bear legends substantially similar to the legends presently on the Greiner Common Stock Certificates and as required by applicable law.

                          (5)     Payment.  The Exchange Agent shall within 15
business days of receipt of such Greiner Stock Certificate pay the holder of such Certificate, in immediately available funds, the amount of cash into which the shares theretofore represented by such Certificate shall have been converted pursuant to Section 2.1, and the Greiner Stock Certificate so surrendered shall be cancelled. In the event of a transfer of ownership of shares of Greiner Common Stock that is not registered in the transfer records of Greiner, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Greiner Stock Certificate or establish to the satisfaction of the Greiner that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.1, each Greiner Stock Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the amount of the Merger Consideration, without interest, into which the shares theretofore represented by such Greiner Stock Certificate shall be converted pursuant to Section 2.1. No interest will be paid or will accrue on the cash payable upon the surrender of any Greiner Stock Certificate.

                 (e) Cancellation of the Greiner Common Stock. At the Effective Time of the Merger, all of the authorized and outstanding shares of the Greiner Common Stock shall be cancelled and cease to represent any interest in Greiner and such holders shall cease to have any rights of a stockholder of Greiner. From and after the Effective Time of the Merger, the holders of shares of the Greiner Common Stock outstanding immediately prior to the Effective Time of the Merger as such holders shall be entitled to receive only the Merger Consideration. From the Effective Time of the Merger, the holders of the shares of the Greiner Common Stock which shall be converted into the URS Common Stock pursuant to Section 2.1(a) shall have all of the rights of holders of the number of shares of the URS Common Stock into which such Greiner Common Stock has been converted.

         Section 2..2 Conversion of the Subsidiary Common Stock. At the Effective Time of the Merger, each share of the Subsidiary Common Stock outstanding immediately prior to the Effective Time of the Merger shall be converted into one (1) share of a newly-created class of $1.00 par value common stock of the Surviving Corporation.

         Section 2..3 Cancellation of Treasury Shares. Any share of the Greiner Common Stock held in the treasury of Greiner at the Effective Time of the Merger shall be cancelled and retired at the Effective Time of the Merger and no shares shall be issuable with respect thereto.

         Section 2..4 Withholding Tax. The right of any shareholder to receive the Merger Consideration shall be subject to and reduced by the amount of any required tax withholding obligation.


                                   ARTICLE 3.

                                    CLOSING

         Section 3..1 Closing; Closing Date. Unless this Merger Agreement shall have been terminated and the Merger abandoned pursuant to the provisions of Article 9, a closing ("Closing") shall take place at the offices of Messrs. Sheppard, Mullin, Richter & Hampton, Four Embarcadero Center, Suite 1700, San Francisco, CA 94111, at 10:00 A.M., California time, on the business day following approval of the Greiner stockholders as contemplated by Section 6.2.2, or at such other time and place as may be agreed upon in writing by the parties hereto (the "Closing Date").

                                   ARTICLE 4.

                   REPRESENTATIONS AND WARRANTIES OF GREINER

         Except as otherwise disclosed to URS in a letter delivered to it prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "Greiner Disclosure Letter"), Greiner represents and warrants to URS and the Subsidiary as follows:

         Section 4..1 Organization. Each of Greiner and the Greiner Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease, and operate its properties, and to carry on its business as now being conducted, except where the failure to be so organized, existing, and in good standing or to have such power and authority would not have a Greiner Material Adverse Effect (as defined below). Each of Greiner and the Greiner Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except in any such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Greiner Material Adverse Effect (defined below) on the Business Condition (defined below) of Greiner. For purposes of this Agreement: (a) "Greiner Material Adverse Effect" means, when used in connection with Greiner, any change or effect that is materially adverse to the Business Condition of Greiner, other than changes or effects resulting from (i) changes attributable to conditions affecting the engineering business generally, (ii) changes in general economic conditions, or (iii) changes attributable to the announcement or pendency of the Merger; and (b) "Business Condition" with respect to an entity shall mean the business, financial condition, results of operations, or assets (without giving effect to the consequences of the transactions contemplated by this Agreement) of such entity and its Subsidiaries taken as a whole.

         Section 4..2 Capitalization. The authorized capital stock of Greiner consists of 20,000,000 shares of Greiner Common Stock, par value $0.50 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share (the "Greiner Preferred Stock"). As of the date hereof, (i)

4,704,642 shares of Greiner Common Stock are issued and outstanding, (ii) options to acquire 377,650 shares of Greiner Common Stock are outstanding under all stock option plans and agreements of Greiner, (iii) 737,300 shares of Greiner Common Stock (including shares of Greiner Common Stock issuable upon exercise of the options identified in clause (ii) above) are reserved for issuance pursuant to all employee plans of Greiner, and (iv) there are no shares of Greiner Preferred Stock outstanding. All of the issued and outstanding shares of Greiner Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above or as specified in Section 4.2 of the Greiner Disclosure Letter, as of the date of this Agreement there are no shares of capital stock of Greiner issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Greiner to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities. Except as provided in this Agreement or as set forth in Section 4.2 of the Greiner Disclosure Letter, after the Effective Time of the Merger, Greiner will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

         Section 4..3 Subsidiaries. Section 4.3 of the Greiner Disclosure Letter identifies each corporation or other entity of which Greiner, directly or indirectly, owns or controls voting securities or other interests which are sufficient to elect a majority of the board of directors or others performing similar functions of such corporation or other entity (a "Greiner Subsidiary") and sets forth for each Greiner Subsidiary: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock; and (iii) the number of issued and outstanding shares of capital stock. Greiner owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Greiner Subsidiary) of each of the Greiner Subsidiaries. Each of the outstanding shares of capital stock of each of the Greiner Subsidiaries is duly authorized, validly issued, fully paid and nonassessable. Each of the outstanding shares of capital stock of each Greiner Subsidiary is owned, directly or indirectly, by Greiner, free and clear of all liens, pledges, security interests, claims, or other encumbrances of any nature whatsoever ("Liens"). There are not now, and at Closing there will not be, (a) any issued or outstanding securities convertible into or exchangeable for, or any options, warrants, calls, subscriptions or other rights (preemptive or otherwise) to acquire, any shares of capital stock of any of the Greiner Subsidiaries; or
(b) any agreements or contractual commitments obligating Greiner, or restricting Greiner's rights, to transfer, sell, or vote, the capital stock of the Greiner Subsidiaries owned by it, directly or indirectly.

         Section 4..4  Material Investments.  Except as set forth in Section
4.4 of the Greiner Disclosure Letter, Greiner does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation (other than a Greiner Subsidiary), partnership, joint venture or other business association or entity that is material to Greiner. With respect to those entities indicated on Section 4.4 of the Greiner Disclosure Letter, Greiner has heretofore delivered to URS financial statements (audited to the extent available) and interim unaudited financial statements of each of such entities (through the most recently concluded fiscal quarter for each of such persons) and, to the best knowledge of Greiner, such financial statements fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto or in Section 4.4 of the Greiner Disclosure Letter), the financial condition of each thereof as at and the results of operations for the periods so indicated (subject to normal year-end adjustments in the case of the interim unaudited financial statements), and Greiner's disclosures with respect to its investment in each such entities otherwise included in the Greiner SEC Reports (as defined below) do not contain any untrue statements of material fact or omit to state any material fact required to be stated therein or which are necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Section 4.4 of the Greiner Disclosure Letter, Greiner (or, as indicated thereon, a Greiner Subsidiary) has good and marketable title to the securities evidencing its investment in the entities indicated in Section 4.4 of the Greiner Disclosure Letter, which have been validly issued and are fully paid and nonassessable and are held by Greiner or a Greiner Subsidiary free and clear of any Lien, restraint on alienation, or any other restriction with respect of the transferability or assignability thereof (other than restrictions on transfer imposed by Federal or state securities laws).

         Section 4..5 Authority Relative to this Agreement. Greiner has all requisite corporate power and authority to enter into this Agreement and subject, in the case of this Agreement, to approval of this Agreement by the stockholders of Greiner and to the consents and approvals set forth in Section
4.6 below, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Greiner and the consummation by Greiner of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Greiner, including the unanimous approval of the Board of Directors of Greiner, and no other corporate proceedings on the part of Greiner are necessary to authorize this Agreement or the transactions contemplated hereby (except for approval by the stockholders of Greiner). This Agreement has been duly and validly executed and delivered by Greiner and constitutes a valid and binding agreement of Greiner, enforceable against Greiner in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and
(ii) general equitable principles.

         Section 4..6 Consents and Approvals; No Violations. Except for applicable requirements of the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the HSR Act, Securities Act and Exchange Act, collectively, the "Governmental Requirements"), state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws, state and local laws and regulations relating to licensing, and the filing of the Documents of Merger as required by the Nevada Law, no filing with, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority ("Government Entity") is necessary for the execution, delivery and performance of this Agreement by Greiner or the transactions contemplated by this Agreement. Neither the execution, delivery nor performance of this Agreement by Greiner, nor the consummation by Greiner of the transactions contemplated hereby, nor compliance by Greiner with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the Articles of Incorporation or By-Laws of Greiner or the Articles or Certificate of Incorporation, as the case may be, or By-Laws of any of the Greiner Subsidiaries, (ii) except as set forth in Section 4.6(ii) of the Greiner Disclosure Letter, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension or revocation) under, any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which Greiner or any of the Greiner Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected, (iii) except as set forth in Section 4.6(iii) of the Greiner Disclosure Letter, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Greiner, any Greiner Subsidiary or any of their properties or assets, (iv) except as set forth in Schedule 4.6(iv) of the Greiner Disclosure Letter, result in the creation or imposition of any Lien on any asset of Greiner or any Greiner Subsidiary, or (v) except as set forth in
Section 4.6(v) of the Greiner Disclosure Letter, cause the suspension or revocation of any certificates of need, accreditation, registrations, licenses, permits and other consents or approvals of governmental agencies or accreditation organizations, except in the case of clauses (ii), (iii), (iv) and (v) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations which would not individually or in the aggregate have a Greiner Material Adverse Effect.

         Section 4..7 Greiner SEC Reports and Financial Statements. Greiner has delivered or made available to URS true and complete copies of each registration statement, report and proxy or information statement, including, without limitation, its Annual Reports to Stockholders incorporated in material part by reference in certain of such reports, in the form (including exhibits and any amendments thereto) required to be filed with the Securities and Exchange Commission ("SEC") since January 1, 1992 (collectively, the "Greiner SEC Reports"). Except as set forth in Section 4.7 of the Greiner Disclosure Letter, as of the respective dates such Greiner SEC Reports were filed or, if any such Greiner SEC Reports were amended, as of the date such amendment was filed, each of the Greiner SEC Reports (i) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of Greiner (including any related notes and schedules) included (or incorporated by reference) in its Annual Reports on Form 10-K for each of the three fiscal years ended December 31, 1992, 1993 and 1994 and Quarterly Reports on Form 10-Q for all interim periods subsequent thereto (the "Greiner Financial Statements") fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Greiner and the Greiner Subsidiaries as of its date and the consolidated results of operations and cash flows for the period then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). There has been no change in Greiner's accounting policies or the methods of making accounting estimates or changes in estimates that are material to the Greiner Financial Statements, except as described in the notes thereto.

         Section 4..8 Information Supplied. None of the information supplied or to be supplied by Greiner or the Greiner Subsidiaries, auditors, attorneys, financial advisors, or other consultants or advisors for inclusion in (a) the registration statement on Form S-4, and any amendment thereto, to be filed under Securities Act with the SEC by URS in connection with the issuance of the URS Common Stock in or as a result of the Merger (the "Form S-4"), or (b) the proxy statement and any amendment or supplement thereto to be distributed in connection with Greiner's meeting of stockholders to vote upon this Agreement and the transactions contemplated hereby (the "Proxy Statement" and, together with the Form S-4, the "Proxy Statement/Form S-4"), will: (i) in the case of the Proxy Statement and any amendment or supplement thereto, (1) at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and (2) at the time of Greiner's meeting of stockholders, and (ii) in the case of the Form S-4, as amended or supplemented, (x) at the time it becomes effective, (y) at the time of any post-effective amendment thereto, and (z) at the time of the meeting of the stockholders of Greiner, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Greiner agrees to correct as promptly as practicable any such information provided by it that shall have become false or misleading in any material respect and to take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Proxy Statement so as to correct the same and to cause the Proxy Statement as so corrected to be disseminated to Greiner's stockholders to the extent required by applicable law. The Proxy Statement/Form S-4 shall comply as to form in all material respects with the provisions of all applicable laws, including the provisions of the Exchange Act and the rules and regulations of the SEC thereunder, except that no representation is made by Greiner with respect to information supplied by URS specifically for inclusion therein.

         Section 4..9 Absence of Material Adverse and Other Changes. Except as contemplated by this Agreement, and except as set forth in Section 4.9 of the Greiner Disclosure Letter, since September 30, 1995, Greiner and the Greiner Subsidiaries have conducted their business in the ordinary course, consistent with past practices, and there has not been: (a) any event or occurrence that has resulted in a Greiner Material Adverse Effect, or any development or combination of developments of which Greiner has knowledge that is reasonably likely, in Greiner's commercially reasonable judgment, to result in a Greiner Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other capital distributions in respect of any of its capital stock, except for regular cash dividends to holders of Greiner Common Stock in amounts and at times consistent with prior practice, or any redemption or repurchase or other acquisition of any shares of its capital stock, (c) any increase in the regular compensation of any of the officers or employees of Greiner or the Greiner Subsidiaries, except such increases as have been granted in the ordinary course of business in accordance with its customary practices (which shall include normal periodic performance reviews, promotions and related compensation increases), (d) any incurrence, assumption or guarantee by Greiner or any of the Greiner Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business consistent with past practices, (e) any transaction or commitment made, or any contract or agreement entered into, by Greiner or any of the Greiner Subsidiaries (including the acquisition or disposition of any assets) or any relinquishment by Greiner or any of the Greiner Subsidiaries of any contract or other right, in either case, material to Greiner's business taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement, (f) any change in any method of accounting or accounting practice by Greiner or any of the Greiner Subsidiaries, except for any such change after the date hereof required by reason of a mandatory concurrent change in GAAP, (g) any loss or damage to the properties or assets of Greiner or the Greiner Subsidiaries which has resulted or is reasonably likely to result in a Greiner Material Adverse Effect, or (h) any agreement or any commitment to take any of the actions described in this
Section 4.9.

         Section 4..10 Litigation. Except for litigation disclosed in the notes to the financial statements included in the Greiner SEC Reports or as set forth in Section 4.10 of the Greiner Disclosure Letter, there is no suit, action or proceeding (whether at law or equity, before or by any Federal, state or foreign court, tribunal, commission, board, agency or instrumentality, or before any arbitrator) pending or, to the best knowledge of Greiner, threatened against or affecting Greiner or any of the

Greiner Subsidiaries, the outcome of which, in the reasonable judgment of Greiner, is likely individually or in the aggregate to have a Greiner Material Adverse Effect, or which challenges the validity of this Agreement or seeks to prevent, enjoin, materially alter or materially delay the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Greiner or any of the Greiner Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have, any such effect.

         Section 4..11 Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in the Greiner Financial Statements (or reflected in the notes thereto) or which were incurred after September 30, 1995 in the ordinary course of business and consistent with past practices or in connection with the transactions contemplated by this Agreement, Greiner and the Greiner Subsidiaries do not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto).

         Section 4..12 No Default. Except as set forth in Section 4.12 of the Greiner Disclosure Letter, neither Greiner nor any of the Greiner Subsidiaries is in violation or breach of, or default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or default under) any term, condition or provision of (a) its Articles or Certificate of Incorporation, as the case may be, or By-Laws, (b) any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan, lease, commitment or other instrument or obligation to which Greiner or any of the Greiner Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected, (c) any order, writ, injunction, decree, statute, rule or regulation applicable to Greiner or any of the Greiner Subsidiaries or any of their properties or assets, or (d) any certificate of need, accreditation, registration, license, permit and other consent or approval of governmental agencies or accreditation organization, except in the case of clauses (b), (c) and (d) above for violations, breaches or defaults which would not individually or in the aggregate have a Greiner Material Adverse Effect.

         Section 4..13 Properties, Liens, Etc. Greiner and the Greiner Subsidiaries own all of their tangible and intangible property, real and personal, free and clear of any Liens, except for statutory mechanics' and materialmens' liens, liens for current taxes not yet delinquent, and liens and encumbrances which do not confer upon the secured parties rights to property which, if exercised upon default, would have a Greiner Material Adverse Effect. All plants, structures and material equipment owned or leased by Greiner or the Greiner Subsidiaries and used in the operation of their business are in satisfactory condition and repair for the requirements of such business as presently conducted. Neither Greiner nor any of the Greiner Subsidiaries have received notice, or have knowledge of, any pending, threatened or contemplated condemnation proceeding, or of any sale or other disposition in lieu of condemnation, affecting any real property owned or leased by Greiner or any of the Greiner Subsidiaries.

         Section 4..14 Taxes. Except as set forth in Section 4.14 of the Greiner Disclosure Letter:

                 (a) Greiner and each of the Greiner Subsidiaries has (i) timely filed (or has had timely filed on its behalf) or will cause to be timely filed all material Tax Returns (as defined below) required by applicable law to be filed by any of them for tax years ended prior to the date of this Agreement and all such Tax Returns and amendments thereto are or will be true, complete, and correct in all material respects, (ii) has paid (or has had paid on its behalf) all Taxes due or has properly accrued or reserved for all such Taxes for such periods, and (iii) has accrued for all Taxes for periods subsequent to the periods covered by such Tax Returns.

                 (b) There are no material liens for Taxes upon the assets of Greiner or any of the Greiner Subsidiaries, except liens for Taxes not yet due.

                 (c) There are no material deficiencies or adjustments for Taxes that have been proposed or assessed by any Tax Authority (as defined below) against Greiner or any of the Greiner Subsidiaries and which remain unpaid.

                 (d) The Federal income tax returns of Greiner and each of the Greiner Subsidiaries have been examined by the Internal Revenue Service for all past taxable years and periods to and including the years set forth in
Section 4.14 of the Greiner Disclosure Letter, and all material deficiencies finally assessed as a result of such examinations have been paid. Section 4.14 of the Greiner Disclosure Letter sets forth (i) all taxable years and periods of Greiner and the Greiner Subsidiaries that are presently under Audit (as defined below) or in respect of which Greiner or any of the Greiner Subsidiaries has been notified in writing by the relevant Tax Authority that it will be Audited, (ii) the taxable years of Greiner and the Greiner Subsidiaries in respect of which the statutory period of limitations for the assessment of Federal, state and local income or franchise Taxes has expired, and (iii) all waivers extending the statutory period of limitation applicable to any material Tax Return filed by Greiner or any of the Greiner Subsidiaries for any taxable period ending prior to the date of this Agreement.

                 (e) Prior to the date hereof, Greiner and the Greiner Subsidiaries have disclosed all material Tax sharing, Tax indemnity, or similar agreements to which Greiner or any of the Greiner Subsidiaries is a party to, is bound by, or has any obligation or liability for Taxes.

                 (f) As used in this Agreement, (i) "Audit" shall mean any audit, assessment of Taxes, other examination by any Tax Authority, proceeding or appeal of such proceeding relating to Taxes, (ii) "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, (iii) "Tax Authority" shall mean the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes, and (iv) "Tax Returns" shall mean all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.


         Section 4..15  Benefit Plans.

         (a) Section 4.15 of the Greiner Disclosure Letter lists each Greiner Plan. With respect to each of the Greiner Plans, Greiner has heretofore delivered or made available to URS true and complete copies of each of the following documents: (i) a copy of each written plan (including all amendments thereto) or a description of each unwritten plan; (ii) a copy of the annual report, if required under ERISA, with respect to each Greiner Plan for the last three years; (iii) a copy of the actuarial report, if required under ERISA, with respect to each Greiner Plan for the last three years and any interim actuarial reports or calculations provided by the actuary since the date of the most recent annual actuarial report; (iv) the most recent summary plan description and all succeeding summaries of material modifications for each Greiner Plan for which a summary plan description is required; (v) if the Greiner Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; and (vi) the most recent determination letter issued with respect to each Qualified Greiner Plan. Each of the Greiner Plans has been operated and administered in all material respects in accordance with their terms and with all applicable laws, including Federal and state securities laws. Each Greiner Plan intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code and nothing has occurred since the date of such letter that would adversely affect such qualification or exemption.

         (b) Section 4.15 of the Greiner Disclosure Letter lists each Greiner Benefit Arrangement. With respect to each of the Greiner Benefit Arrangements, Greiner has heretofore delivered to or made available to URS true and complete copies of each written plan (including all amendments thereto) or a description of each unwritten plan. Each Greiner Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules, and regulations, including, without limitation, ERISA and the Code, that are applicable to such Greiner Benefit Arrangement, including Federal and state securities laws.

         (c) Neither Greiner nor the Greiner Subsidiaries nor any of their ERISA Affiliates has been involved in any transaction, taken any action, or failed to take any action that could cause Greiner or the Greiner Subsidiaries to be subject to any liability that would likely cause a Greiner Material Adverse Effect. No fiduciary of any Greiner Plan or Greiner Benefit Arrangement has taken any action that would result in such fiduciary being liable for the payment of damages under ERISA Section 409 and that would result in any material liability for Greiner, the Greiner Subsidiaries or URS.

         (d)     Except with respect to contributions to Greiner Plans under
Section 412 that are current and not past due, neither Greiner nor the Greiner Subsidiaries has incurred (directly or indirectly) prior to the Closing any current obligation to pay (i) any liability under Title IV of ERISA or (ii) any liability under Section 412 of the Code that remains unpaid at the date of signing of this Agreement. There is no "unfunded pension liability," i.e., excess of the value of benefits earned to date over assets, with respect to Employee Benefit Plans subject to Title IV of ERISA. All premiums owed to the Pension Benefit Guaranty Corporation with respect to any Employee Benefit Plan subject to Title IV have been paid.

         (e) None of Greiner, the Greiner Subsidiaries, or their ERISA Affiliates is making or accruing an obligation to make contributions or has, on or after January 1, 1980, made or accrued an obligation to make contributions to a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

         (f) Full payment has been made of all amounts that Greiner and the Greiner Subsidiaries are required to pay as contributions to the Employee Benefit Plans as of the last day of the most recent fiscal year of each of the plans ended prior to the date of this Agreement.

         (g) No Greiner Plan or Greiner Benefit Arrangement provides or ever provided benefits, including without limitation, death or medical benefits (whether or not insured and whether or not funded), with respect to current or former employees of Greiner and the Greiner Subsidiaries beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of Greiner and disclosed heretofore to URS, or (iv) benefits the full cost of which are borne by the current or former employee (or his or her beneficiary)). The consummation of the transactions contemplated hereby will not (i) entitle any current or former employee of Greiner or the Greiner Subsidiaries to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due to any such employee or former employee.

         (h) With respect to Greiner Plans and Greiner Benefit Arrangements, all reports, forms, and other documents required to be filed with any governmental authority or distributed to plan participants (including, without limitation, summary plan descriptions, Forms 5500, and summary annual reports) have been timely filed (if applicable) and distributed (if applicable) and were accurate.

         (i) There are no pending, threatened, or anticipated claims (other than routine claims for benefits) by, on behalf of, or against any Greiner Plans or Greiner Benefit Arrangements. No Greiner Plans or Greiner Benefit Arrangements are presently under audit or examination (nor has notice been received of a potential audit) by the Internal Revenue Service, the Department of Labor, or PBGC, nor are there any matters pending with respect to any Greiner Plan with the Internal Revenue Service under its Voluntary Compliance Resolution program, its Closing Agreement Program, or other similar programs.

         (j)     No "prohibited transaction," as such term is defined in Code
Section 4975 and ERISA Section 406, has occurred with respect to any Greiner Plan or Greiner Benefit Arrangement that could subject such plan, any fiduciary thereof, Greiner, the Greiner Subsidiaries or URS to a material penalty for such prohibited transaction imposed by ERISA Section 502 or a material tax imposed by Code Section 4975.

         (k) Any bonding required by applicable provisions of ERISA with respect to any Greiner Plan or Greiner Benefit Arrangement has been obtained and is in full force and effect.

         (l)     For purposes of this Section 4.15:

                          (1)     "Greiner Benefit Arrangement" means each
employment, severance, or other similar contract, arrangement, or policy and each plan or arrangement (written or oral, formal or informal) providing for insurance coverage (including any self-insured arrangements), cafeteria benefits under Section 125 of the Code, fringe benefits (including but not limited to paid holidays, personal leave, employee discount, educational benefit, or similar programs), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or postretirement insurance or health benefits, compensation or benefits that (i) is not a Greiner Plan, (ii) is or has been entered into, maintained, or contributed to by Greiner or its ERISA Affiliates, and (iii) covers, or within the last five years covered and has further or continuing obligations, any employee of Greiner or any Greiner Subsidiary.

                          (2)     "Greiner Plan" means any Employee Benefit
Plan or "multiemployer plan" as defined in Section 4001(a)(3) of ERISA

(a) maintained or contributed to by or on behalf of Greiner or any Greiner Subsidiary, whether currently or within the six years prior to the Closing Date, or (b) in which any employee of Greiner or any Greiner Subsidiary has participated, as an employee of Greiner or any Greiner Subsidiary, within the six years prior to the Closing Date, or under which any such employee has accrued and remains entitled to any benefit.

                          (3)     "Employee Benefit Plan" means any deferred
compensation, retirement, severance, health, or other plan or program constituting an "employee benefit plan" as defined in Section 3(3) of ERISA maintained or previously maintained for current or former employees of Greiner or the Greiner Subsidiaries, or any ERISA Affiliate of Greiner or the Greiner Subsidiaries or in which any such employees participate or participated, other than a Multiemployer Plan.

                          (4)     "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended, and all regulations and published interpretations promulgated thereunder, as in effect from time to time.

                          (5)     "ERISA Affiliate" means each person (as
defined in Section 3(9) of ERISA) that, together with Greiner or a Greiner Subsidiary, would be treated as a single employer under Section 4001(b) of ERISA or that would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b), (c), (m), and (o) of the Code (provided, however, that when the subject of the provision is a Multiemployer Plan only subsections (b) and (c) of Section 414 shall be taken into account).

         Section 4..16  Employment Matters; Labor Relations.

                 (a) Section 4.16 of the Greiner Disclosure Letter sets forth a true and complete list of the names, classifications, dates of hire and base compensation for the year ending December 31, 1995, of each employee of Greiner and the Greiner Subsidiaries whose base compensation exceeds $75,000 per annum.

                 (b) With respect to current or former employees of Greiner and the Greiner Subsidiaries,

                          (i)     Each of Greiner and the Greiner Subsidiaries
is in substantial compliance with all applicable laws respecting employment and employment practices, and occupational safety and health, except for such violations, if any, that in the aggregate have not had and would not have a Greiner Material Adverse Effect. There is no charge or compliance action pending or threatened against or with respect to Greiner or any of the Greiner Subsidiaries before the Equal Employment Opportunity Commission or any state, local, or foreign agency responsible for the prevention of unlawful employment practices as to which there is a reasonable likelihood of adverse determination. None of Greiner nor any of the Greiner Subsidiaries has received notice of the intent of any Federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation, and, to Greiner's knowledge, no such investigation is in progress.

                          (ii)    The employees of Greiner and the Greiner
Subsidiaries are not represented by any labor union, nor are there any collective bargaining agreements or any other types of agreements with labor unions otherwise in effect with respect to such employees, nor are any collective bargaining agreements currently being negotiated, and, to Greiner's knowledge, no union organizational campaign is in progress. None of Greiner or the Greiner Subsidiaries is engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance, or regulation. There is no unfair labor practice charge or complaint against any of Greiner or the Greiner Subsidiaries pending or, to Greiner's knowledge, threatened before the National Labor Relations Board. There is no labor strike, lockout, slow-down or work stoppage pending or threatened against Greiner or any of the Greiner Subsidiaries. None of Greiner and the Greiner Subsidiaries has experienced any significant work stoppage or been party to any proceedings before the National Labor Relations Board for the past three years.

         Section 4..17  Intellectual Property.

                 (a) Except as set forth in Section 4.17 of the Greiner Disclosure Letter, and except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually and in the aggregate, would not have a Greiner Material Adverse Effect:

                          (i)     Greiner and the Greiner Subsidiaries own, or
are licensed or otherwise have the right to use (in each case, clear of any lien or encumbrance of any kind) all Intellectual Property (as defined below) that in any material respect is used or proposed to be used in the business of Greiner and the Greiner Subsidiaries.

                          (ii)    No claims are pending, or to the knowledge of
Greiner, threatened that Greiner or any of the Greiner Subsidiaries is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property owned by and/or licensed to Greiner or the Greiner Subsidiaries.

                          (iii)   To the knowledge of Greiner, no person is
infringing on or otherwise violating any right of Greiner or any Greiner Subsidiary with respect to any Intellectual Property owned by and/or licensed to Greiner or the Greiner Subsidiaries, provided, that the foregoing representation is qualified to the extent of publicly known problems of general applicability with respect to software piracy and copyright protection.

                          (iv)    None of the former or current members of
management or key personnel of Greiner or any Greiner Subsidiary, including all former and current employees, agents, consultants and contractors who have contributed to or participated in the conception and development of designs, computer software or other Intellectual Property of Greiner or the Greiner Subsidiaries, has asserted in writing any claim against Greiner or any of the Greiner Subsidiaries in connection with the involvement of such persons in the conception and development of any design, computer software or other Intellectual Property, and no such claim, to the knowledge of Greiner, has been threatened.

                          (v)     The execution and delivery of this Agreement,
compliance with its terms and the consummation of the transactions contemplated hereby do not and will not conflict with or result in any violation or default (with or without notice or the lapse of time) or give rise to any right, license or encumbrance relating to the Intellectual Property, or any right of termination, cancellation, or acceleration of any material Intellectual Property right or obligation.

                 (b) For purposes of this Agreement, "Intellectual Property" means (a) trademarks (registered on unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; (b) inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction; (c) nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; (d) writings and other works, whether copyrighted, copyrightable or not in any jurisdiction; (e) registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; (f) any similar intellectual property or proprietary rights and computer programs and software (including source code, object code and data);
(g) licenses, immunities, covenants not to sue and the like relating to the foregoing; and (h) any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

                 (c) Except for the name "Greiner" and the Greiner logo, there are no (i) material domestic and foreign registered trademarks, registered copyrights and patents, and applications for registration of any of the foregoing; (ii) material trade names, service marks, service names, logos and assumed names which are owned by Greiner or any of the Greiner Subsidiaries, as the case may be, and that are used or proposed to be used in the business of Greiner and the Greiner Subsidiaries as currently conducted; or
(iii) material licenses and other agreements to which Greiner or any Greiner Subsidiary is a party and pursuant to which Greiner is authorized to use any Intellectual Property. To the knowledge of Greiner, all registered Intellectual Property has been validly issued or registered and is subsisting. Neither Greiner nor the Greiner Subsidiaries have taken or omitted to take any act which act or omission might have the effect of waiving or impairing any of the rights of Greiner to practice and enforce any patent, or to use and enforce any trademark or copyright listed on Section 4.17 of the Greiner Disclosure Letter.

         Section 4..18 Insurance. Section 4.18 of the Greiner Disclosure Letter contains a complete and correct list and accurate summary description of all insurance policies and material completion bonds (including, without limitation, professional liability coverage) maintained by or on behalf of or covering Greiner and the Greiner Subsidiaries, their assets or operations, or the conduct of their business. Greiner has made available to URS complete and correct copies of all the declaration sheets or binders (if declaration sheets are not yet issued) relating to such policies and bonds. Except as noted on
Section 4.18 of the Greiner Disclosure Letter, all such policies and bonds are in full force and effect, no notices of cancellation or nonrenewal have been received with respect thereto, and all premiums due thereon have been paid. Greiner and the Greiner Subsidiaries have complied in all material respects with the provisions of such policies and bonds. Such policies and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to the business conducted by Greiner and the Greiner Subsidiaries.

         Section 4..19. Compliance with Applicable Law. Greiner and the Greiner Subsidiaries are not in violation of, or to Greiner's knowledge, are neither under investigation with respect to nor have been threatened to be charged with or given notice of any violation of, any applicable laws, ordinances, rules and regulations of any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign (each a "Governmental Entity") applicable to Greiner or any Greiner Subsidiary, except for such violations, if any, that, in the aggregate, have not had and would not, in the reasonable judgment of Greiner, be likely to have a Greiner Material Adverse Effect.

         Section 4..20. Certain Contracts and Arrangements. Section 4.20 of the Greiner Disclosure Letter lists all of the following agreements to which Greiner or any of the Greiner Subsidiaries is a party ("Material Agreements"):

                 (a) Each partnership, joint venture or other similar agreement or arrangement to which Greiner or any Greiner Subsidiary is a party that has involved or is expected to involve an annual sharing of revenues of $5,000,000 or more to other persons;

                 (b) Each lease for real or personal property in which the amount of payments which Greiner or a Greiner Subsidiary is required to make on an annual basis is $500,000 or more;

                 (c) Each agreement of Greiner and the Greiner Subsidiaries relating to indebtedness for borrowed money (whether incurred, assumed, guaranteed or secured by any asset) in an aggregate outstanding principal amount of $1,000,000 or more;

                 (d) Each other agreement, license or franchise which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired or adversely affected by reason of the execution of this Agreement, the closing of the Merger, or the consummation of the transactions contemplated hereby or thereby, and the loss of which would, individually or in the aggregate with other such agreements, licenses, or franchises, have a Greiner Material Adverse Effect;

                 (e) Each agreement of Greiner or the Greiner Subsidiaries with or for the benefit of any affiliate of Greiner with annual payments of $50,000 or more;

                 (f) Each contract containing covenants purporting to materially limit the freedom of Greiner or any Greiner Subsidiary to compete in any line of business or in any geographic area; and

All Material Agreements are valid, binding and enforceable in accordance with their terms and none of Greiner or the Greiner Subsidiaries nor, to the knowledge of Greiner, any other party thereto, is in default under any of such agreements, nor, to the knowledge of Greiner, has any event or circumstance occurred that, with notice or lapse of time or both, would constitute any event of default by Greiner or the Greiner Subsidiaries or any other party thereto other than with respect to any of the foregoing such defaults, if any, that would not, individually or in the aggregate, have a Greiner Material Adverse Effect. To Greiner's knowledge, none of the parties to the contracts identified in this Section have terminated, or have expressed an intent to reduce materially or terminate presently or in the future, such contracts.

         Section 4..21 Prohibited Payments. Greiner has not, with respect to the opportunities, business or operation of Greiner, (a) entered into any understanding agreement or arrangement, written or oral, under or pursuant to which bribes, kickbacks, rebates, payoffs or other forms of illegal payments have been or will be made, provided for or suffered, either directly or indirectly, through agents, brokers or other intermediaries, (b) made any illegal payment or contribution of moneys, services or property to any political party, candidate or elected official, directly or indirectly, for any purpose or (c) directly or indirectly engaged in any activity prohibited by the Foreign Corrupt Practices Act of 1977.

         Section 4..22 Powers of Attorney. Greiner has not given a power of attorney, except for revocable powers of attorney routinely granted in the ordinary course of business which related to routine representations before governmental agencies or given in connection with the qualification to conduct business in other jurisdictions.

         Section 4..23  Environmental Matters.

                          (a)     (i)      Greiner and each of the Greiner
Subsidiaries hold, and are in substantial compliance with, all Environmental Permits, and with all applicable Environmental Laws, except where the failure to hold such permits or to be in compliance would not have a Greiner Material Adverse Effect.

                                  (ii)     Neither Greiner nor any of the
Greiner Subsidiaries has received any written request for information, or has been notified that it is a potentially responsible party, under the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar state law with respect to any on-site or off-site location.

                                  (iii)    No notice, notification, demand,
request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review (collectively, "Environmental Notices") is pending, or to Greiner's knowledge, threatened by any governmental entity or other person with respect to any (1) alleged violation by Greiner or any of the Greiner Subsidiaries of any Environmental Law or liability thereunder or (2) alleged failure by Greiner or any of the Greiner Subsidiaries to have any Environmental Permit, except, in each case, for Environmental Notices that would not have a Greiner Material Adverse Effect.

                                  (iv)     To Greiner's knowledge, there have
been no discharges, emissions or releases of Hazardous Substances by Greiner which are or were reportable under Environmental Laws, other than such discharges, emissions or releases that would not have a Greiner Material Adverse Effect.

                          (b)     There has been no material environmental
investigation of Greiner, study, audit, test, review or other analysis (including any Phase I environmental assessments) conducted of which Greiner has knowledge in relation to any real property or lease which has not been delivered to URS prior to the date hereof. Neither Greiner nor any of the Greiner Subsidiaries is subject to any judgment, decree or order relating to compliance with, or the cleanup of regulated substances under, any applicable Environmental Law.

                          (c)     For purposes of this Agreement:  (i) the term
"Environmental Laws" means any and all applicable Federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, judicial orders, decrees, codes, injunctions, permits, consent decrees, consent orders and governmental restrictions, now in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof; (ii) the term "Environmental Permits" means all permits licenses, authorizations, certificates and approvals of governmental authorities relating to or required by Environmental Laws and necessary or proper for the business of Greiner and the Greiner Subsidiaries as currently conducted; and (iii) "Hazardous Substance" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, any substance regulated under Environmental Laws.

                 Section 4..24 Regulatory Matters. Greiner has filed or otherwise provided all reports, data, other information and applications which are required to be filed with or otherwise provided to the U.S. Environmental Protection Agency (the "EPA"), the U.S. Occupational Safety and Health

Administration ("OSHA"), and any other Federal, state, local or foreign governmental authorities with jurisdiction and all regulatory approvals in respect thereof are in full force and effect on the date hereof, the failure to file or provide which or obtain which would, in the aggregate, result in a Greiner Material Adverse Effect.

                 Section 4..25  Immigration Reform and Control Act.

                          (a)     Greiner has fully complied with the
verification requirements and the recordkeeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA").

                          (b)     To the best knowledge and belief of Greiner
and the Greiner Subsidiaries, the information and documents on which Greiner relied in complying with IRCA are true and correct.

                          (c)     There have not been any discrimination
complaints filed against Greiner pursuant to IRCA.

                 Section 4..26 Board Approvals; Opinion of Financial Advisor. The Board of Directors of Greiner (at a meeting duly called and held or pursuant to valid written consent) has unanimously determined that the transactions contemplated hereby are fair to and in the best interests of Greiner and its stockholders. Greiner has received the opinion of Houlihan, Lokey, Howard & Zukin, Inc. ("HL"), Greiner's financial advisor, or another financial advisor selected by Greiner and reasonably acceptable to URS, substantially to the effect that the Merger consideration to be paid to holders of the Greiner Common Stock in the Merger is fair to such stockholders from a financial point of view.

                 Section 4..27 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's fee or commission payable by Greiner in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Greiner.

                 Section 4..28 Disclosure. No representation or warranty by Greiner in this Agreement, the schedules hereto or any certificates delivered pursuant to the terms hereof, contains or will contain an untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                 Section 4..29 Reliance. The foregoing representations and warranties are made by Greiner with the knowledge and expectation that URS is placing reliance thereon.


                                   ARTICLE 5.

                     REPRESENTATIONS AND WARRANTIES OF URS

                 Except as otherwise disclosed to Greiner in a letter delivered to it prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "URS Disclosure Letter"), URS and the Subsidiary represent and warrant to Greiner as follows:

                 Section 5..1 Organization. Each of URS and the Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease, and operate its properties, and to carry on its business as now being conducted, except where the failure to be so organized, existing, and in good standing or to have such power and authority would not have a URS Material Adverse Effect. Each of URS and the Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except in any such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a URS Material Adverse Effect on the Business Condition of URS. For purposes of this Agreement, "URS Material Adverse Effect" means, when used in connection with URS, any change or effect that is materially adverse to the Business Condition of URS, other than changes or effects resulting from (i) changes attributable to conditions affecting the engineering business generally, (ii) changes in general economic conditions, or (iii) changes attributable to the announcement or pendency of the Merger.

                 Section 5..2 Capitalization. The authorized capital stock of URS consists of 20,000,000 shares of URS Common Stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share (the "URS Preferred Stock"). As of the date hereof, (i) 7,167,591 shares of URS Common Stock are issued and outstanding, (ii) options to acquire 1,166,324 shares of URS Common Stock are outstanding under all stock option plans and agreements of URS, (iii) 1,559,665 shares of URS Common Stock (including shares of URS Common Stock issuable upon exercise of the options identified in clause
(ii) above) are reserved for issuance pursuant to all employee plans of URS, and (iv) there are no shares of URS Preferred Stock outstanding. All of the issued and outstanding shares of URS Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. All of the URS Common Stock reserved for issuance in exchange for the shares of the Greiner Common Stock at the Effective Time of the Merger in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. The authorized capital stock of the Subsidiary consists of 100 shares of the Subsidiary Common Stock, par value $1.00 per share, all of which shares are validly issued and outstanding, fully paid and nonassessable and are owned by URS. Except as set forth above or as specified in Section 5.2 of the URS Disclosure Letter, as of the date of this Agreement there are no shares of capital stock of URS issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating URS to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities. Except as provided in this Agreement or as set forth in Section
5.2 of the URS Disclosure Letter, after the Effective Time of the Merger, URS will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

                 Section 5..3  Authority Relative to this Agreement.    Each of
URS and the Subsidiary has all requisite corporate power and authority to enter into this Agreement and subject, in the case of this Agreement, to the consents and approvals set forth in Section 5.4 below, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by URS and the Subsidiary and the consummation by URS and the Subsidiary of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of URS and the Subsidiary, including the unanimous approval of their respective Boards of Directors, and no other corporate proceedings on the part of URS or the Subsidiary are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by URS and the Subsidiary and constitutes a valid and binding agreement of each of them, enforceable against each of them in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and (ii) general equitable principles.

                 Section 5..4 Consents and Approvals; No Violations. Except for the applicable requirements of the Governmental Requirements, state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws, state and local laws and regulations relating to licensing, and the filing of the Documents of Merger as required by the Nevada Law, no filing with, and no permit, authorization, consent or approval of, any Government Entity is necessary for the execution, delivery and performance of this Agreement by URS and the Subsidiary of the transactions contemplated by this Agreement. Neither the execution, delivery nor performance of this Agreement by URS and the Subsidiary, nor the consummation by URS and the Subsidiary of the transactions contemplated hereby, nor compliance by URS and the Subsidiary with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of URS or the Subsidiary or the Articles or Certificate of Incorporation, as the case may be, or By-Laws of any of the URS Subsidiaries, (ii) except as set forth in
Section 5.4(ii) of the URS Disclosure Letter, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension or revocation) under, any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which URS or any of the URS Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected,
(iii) except as set forth in Section 5.4(iii) of the URS Disclosure Letter, violate any order, writ, injunction, decree, statute, rule or regulation applicable to URS, any URS Subsidiary or any of their properties or assets,
(iv) except as set forth in Section 5.4(iv) of the URS Disclosure Letter, result in the creation or imposition of any Lien on any asset of URS or any URS Subsidiary, or (v) except as set forth in Section 5.4(v) of the URS Disclosure Letter, cause the suspension or revocation of any certificates of need, accreditation, registrations, licenses, permits and other consents or approvals of governmental agencies or accreditation organizations, except in the case of clauses (ii), (iii), (iv) and (v) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations which would not individually or in the aggregate have a URS Material Adverse Effect.

                 Section 5..5 URS SEC Reports and Financial Statements. URS has delivered to Greiner true and complete copies of each registration statement, report and proxy or information statement, including, without limitation, its Annual Reports to Stockholders incorporated in material part by reference in certain of such reports, in the form (including exhibits and any amendments thereto) required to be filed with SEC since January 1, 1992 (collectively, the "URS SEC Reports"). Except as set forth in Section 5.5 of the URS Disclosure Letter, as of the respective dates such URS SEC Reports were filed or, if any such URS SEC Reports were amended, as of the date such amendment was filed, each of the URS SEC Reports (i) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of URS (including any related notes and schedules) included (or incorporated by reference) in its Annual Reports on Form 10-K for each of the three fiscal years ended October 31, 1992, 1993 and 1994, and to be included on Form 10-K for the fiscal year ended October 31, 1995, when filed, and Quarterly Reports on Form 10-Q for all interim periods subsequent thereto (the "URS Financial Statements") fairly present, in conformity with GAAP applied on a consistent basis

(except as may be indicated in the notes thereto), the consolidated financial position of URS and the URS Subsidiaries as of its date and the consolidated results of operations and cash flows for the period then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). There has been no change in URS's accounting policies or methods of making accounting estimates or changes in estimates that are material to the URS Financial Statements, except as described in the notes thereto.

                 Section 5..6 Information Supplied. None of the information supplied or to be supplied by URS, the URS Subsidiaries, auditors, attorneys, financial advisors, other consultants or advisors or the Subsidiary for inclusion in the Form S-4 or the Proxy Statement/Form S-4, will, in the case of the Proxy Statement and any amendment or supplement thereto, at the time of the mailing of the Proxy Statement and any amendment or supplement thereto, and at the time of any meeting of stockholders of Greiner to vote upon this Agreement and the transactions contemplated hereby, or in the case of the Form S-4, as amended or supplemented, at the time it becomes effective and at the time of any post-effective amendment thereto contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC of such Proxy Statement/Form S-4 or any amendment or supplement thereto or any earlier communication (including the Proxy Statement/Form S-4) to stockholders of Greiner with respect to the transactions contemplated by this Agreement. The Form S-4 and the Proxy Statement/Form S-4 will comply as to form in all material respects with the provisions of all applicable laws including the provisions of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, except that no representation is made by URS with respect to information supplied by Greiner specifically for inclusion therein.

                 Section 5..7 Board Approvals; Opinion of Financial Advisor. The Boards of Directors of URS and the Subsidiary (at meetings duly called and held or pursuant to valid written consents) have unanimously determined that the transactions contemplated hereby are fair to and in the best interests of URS and the Subsidiary and the stockholders of URS. URS has received the opinion of Morgan Stanley & Co. Incorporated ("MS"), URS's financial advisor, substantially to the effect that the Merger consideration to be paid to holders of the Greiner Common Stock in the Merger is fair to URS from a financial point of view.

                 Section 5..8 Brokers. No broker, finder or investment banker (other than MS) is entitled to any brokerage, finder's fee or commission payable by URS in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of URS.

                 Section 5..9 Disclosure. No representation or warranty by URS in this Agreement, the schedules hereto or any certificates delivered pursuant to the terms hereof, contains or will contain an untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE 6.

                             PRE-CLOSING COVENANTS


                 Section 6..1 Covenants of All Parties. During the period from the date of this Agreement until the earlier of the termination of this

Agreement or the Effective Time of the Merger, each of the parties hereto covenants and agrees as follows;

                                  6..1.1  Advice of Changes.  Each party shall
promptly advise each of the other parties in writing (i) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of such party contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

                                  6..1.2  Regulatory Approvals.  Each party
shall execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, Federal, state or local or foreign, which may be reasonably required, or which the other party may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, filings under the HSR Act. Each party shall use its best efforts to obtain all such authorizations, approvals and consents.

                                  6..1.3  Confidentiality.    Each party shall
hold in confidence all nonpublic information until such time as such information is otherwise publicly available and, if this Agreement is terminated, each party will deliver to the other all documents, work papers and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof. Each party shall continue to abide by the terms of the confidentiality agreement between URS and Greiner in effect as of the date hereof.

                                  6..1.4 Best Efforts.  Upon the terms and
subject to the conditions herein provided, each of the parties hereto agrees to use its best efforts to take or cause to be taken all actions, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) using all reasonable efforts to obtain all necessary waivers, consents and approvals from third parties, (ii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby and thereby, and (iii) executing and delivering such instruments, and taking such other actions as the other party hereto may reasonably require in order to carry out the intent of this Agreement.

                                  6..1.5 Credit Agreement.  The parties hereto
shall take all actions as may be reasonably necessary to fulfill the covenants and conditions set forth in that certain Credit Agreement dated as of January 10, 1996 (the "Credit Agreement"), by and among URS, as Borrower, the lenders listed therein as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.

                 Section 6..2 Covenants of Greiner. During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time of the Merger, Greiner agrees (except as expressly contemplated by this Agreement or with the prior written consent of
URS) that:

                 6.2.1  Conduct of Business Pending Merger.

                          (a) Ordinary Course.  Greiner and the Greiner
Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such businesses, use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees, and preserve their relationships with customers, suppliers and others having business dealings with Greiner and the Greiner Subsidiaries. Greiner shall promptly notify URS of any event or occurrence or emergency not in the ordinary course of business, of Greiner or the Greiner Subsidiaries, and material and adverse to the Business Condition of Greiner. Neither Greiner nor any of the Greiner Subsidiaries shall (except with the prior written consent of URS):

                                  (i) accelerate, amend or change the period of
exercisability or vesting of options granted under any stock option plans or restricted stock, stock bonus or other awards (including any discretionary acceleration of the exercise periods by Greiner's Board of Directors permitted under such plans) or authorize cash payments in exchange for any options, restricted stock, stock bonus or other awards granted under any of such plans;

                                  (ii) grant any severance or termination pay
to any officer or director or, except in the ordinary course of business consistent with past practices, to any employee of Greiner or any Greiner Subsidiary;

                                  (iii) except in the ordinary course of
business consistent with past practices and other than transfers between or among Greiner and any Greiner Subsidiary, transfer to any person or entity any rights to the Greiner Intellectual Property Rights;

                                  (iv) commence a lawsuit other than: (1) for
the routine collection of bills; (2) in such cases where Greiner in good faith determines that failure to commence suit would result in a material impairment of a valuable aspect of Greiner's business, provided Greiner consults with URS prior to filing such suit; or (3) for a breach of this Agreement; and

                                  (v) enter into one or more leases which
extend for a period of two years beyond the date of this Agreement and which obligate the Company to pay aggregate gross rent in excess of $500,000.

                          (b)     Dividends; Changes in Stock.  Greiner shall
not, and it shall not permit any of the Greiner Subsidiaries to, (i) declare or pay any dividends on or make other capital distributions in respect of any of its capital stock, except for intercompany dividends or regular quarterly cash dividends in an amount which shall not exceed $0.075 per share to holders of Greiner Common Stock and at times consistent with prior practice, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire, any shares of its capital stock.

                          (c)     Issuances of Securities.  Greiner shall not,
and it shall not permit any of the Greiner Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into such shares, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interests in such capital stock.

                          (d)     Governing Documents.  Greiner shall not, nor
shall it cause or permit any of the Greiner Subsidiaries to, amend its articles or certificate of incorporation or by-laws.

                          (e)     No Acquisitions.  Greiner shall not, and it
shall not permit any of the Greiner Subsidiaries to acquire, or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

                          (f)     No Dispositions.  Other than sales or
licenses of products or technology in the ordinary course of business consistent with prior practice, Greiner shall not, and it shall not permit any of the Greiner Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its assets, except for such dispositions in the ordinary course of business or in amounts which are not material, in the aggregate, to the business of Greiner.

                          (g)     Indebtedness.  Greiner shall not, and shall
not permit any of the Greiner Subsidiaries to, incur any indebtedness for borrowed money or guarantee any such indebtedness or sell any debt securities or warrants or rights to acquire any debt securities of Greiner or any of the Greiner Subsidiaries or guarantee any debt securities of others, except in the ordinary course of business consistent with past practices.

                          (h)     Plans; Compensation.  Except as otherwise
provided in this Agreement, Greiner shall not, and shall not permit any of the Greiner Subsidiaries to, adopt or amend in any material respect any Greiner Plan or pay any pension or retirement allowance not required by any existing Greiner Plan. Greiner shall not and shall not permit any Greiner Subsidiary to, enter into any employment contracts, pay any special bonuses or special remuneration to officers, directors or employees, or increase the salaries, wage rates or fringe benefits of (i) any of its officers or employees whose compensation exceeded $150,000 during the fiscal year ending December 31, 1995, or (ii) any of its other officers and employees other than pursuant to scheduled reviews under Greiner's or the Greiner Subsidiary's normal compensation review cycle, in all cases consistent with existing policies and past practice.

                          (i)     Tax Matters.  Greiner shall not make any tax
election that would have a Greiner Material Adverse Effect or settle or compromise any income tax liability of Greiner or any of the Greiner Subsidiaries that would have a Greiner Material Adverse Effect.

                          (j)     Discharge of Liabilities.  Greiner shall not,
and it shall not permit any of the Greiner Subsidiaries to, pay, discharge, settle or satisfy any claims, liabilities or obligations, except in the ordinary course of business or in amounts which are not material, individually or in the aggregate, to the business of Greiner.

                          (k)     Material Agreements.  Except in the ordinary
course of business, neither Greiner nor any of the Greiner Subsidiaries shall modify, amend, or terminate any Material Agreement or waive, release or assign any material rights or claims under such Material Agreement.

                          (l)     Agreement.  Neither Greiner nor any of the
Greiner Subsidiaries shall agree or commit to do any of the actions described in this Section 6.2.1.

                          6.2.2 Stockholders' Meeting; Proxy Statement.
Greiner shall hold a meeting of its stockholders at the earliest practicable date to submit this Agreement and related matters for their consideration and approval, which approval shall be recommended by Greiner's Board of Directors (subject to the fiduciary obligations of its directors and officers). Greiner shall send to its stockholders, for the purpose of considering and voting upon the Merger, a Proxy Statement satisfying all requirements of applicable state and Federal laws, and Greiner shall be solely responsible for any statement, information or omission in said Proxy Statement relating to it or its affiliates.

                          6.2.3 Acquisition Proposals.  From the date hereof
until the earlier of the termination of this Agreement or the consummation of the Merger, Greiner and the Greiner Subsidiaries will not, and will cause their respective officers, directors, employees, agents and representatives not to, directly or indirectly, encourage, solicit, accept, initiate or conduct discussions or negotiations with, provide any information to, or enter into any agreement with, any corporation, partnership, limited liability company, person or other entity or group concerning the acquisition of all or a substantial part of the assets, business or capital stock of Greiner, whether through purchase, merger, consolidation, exchange or any other business combination (each of the foregoing, an "Acquisition Proposal"). Notwithstanding anything to the contrary in the preceding sentence, nothing herein shall prevent Greiner and its officers and directors, from responding to and considering unsolicited firm offers for any such transaction from persons other than URS if and to the extent that, in the written opinion of Greiner's outside counsel, failure to do so would be reasonably likely to constitute a violation of applicable law or a breach of the fiduciary duties of Greiner's directors to Greiner's stockholders. Greiner shall immediately provide written notice to URS of the terms and other details of any such unsolicited inquiry or proposal relating to an Acquisition Proposal. In the event that Greiner or any of its officers or directors enters into any such negotiations or discussions for any reason which thereby constitute a breach of this Section 6.2.3, Greiner shall immediately reimburse URS for all expenses and costs incurred by URS in connection with the transactions contemplated by this Agreement. In the event that Greiner or any of its officers or directors shall enter into any letter of intent, understanding or other agreement with a party other than URS relating to the acquisition of all or a substantial part of the assets, business or capital stock of Greiner, whether through purchase, merger, consolidation, exchange or any other business combination, either in violation of the no-shop agreement set forth in this Section or within nine (9) months after termination of this Agreement for any reason, then immediately upon entering into such letter of intent, understanding or other agreement, Greiner shall pay to URS a termination fee in the amount of $5.0 million (the "Termination Fee"); provided, however, that such Termination Fee shall not be payable if, prior to the entry by Greiner into such letter of intent, understanding or other agreement, URS has unilaterally declined to close the Merger. The parties acknowledge and agree that the expense reimbursement obligation and Termination Fee described in this Section shall not be the exclusive remedy to URS in the event of a breach by Greiner of this Agreement, and, in any such event, URS shall be entitled, in addition to receiving such payments, to equitable remedies, including, without limitation, specific performance and enjoining of any actions determined to be in breach of this Agreement.

                          6.2.4  Maintenance of Business.  Greiner  will use
its best efforts to carry on and preserve its business and its relationships with clients, customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If Greiner becomes aware of a deterioration in the relationship with any client, customer, supplier or key employee, it will promptly bring such information to the attention of URS in writing and, if requested by URS, will use its best efforts to restore the relationship.

                          6.2.5  Access.  Greiner shall afford to URS and to
URS's financial advisors, legal counsel, accountants, financing sources and other authorized representatives access during normal business hours to all of its books, records, properties, offices and personnel.

                          6.2.6  Liability Insurance.

                                  (a)      On or before the Closing Date,
Greiner shall procure (subject to the approval of URS) continuing directors' and officers' liability coverage (tail coverage) for directors and officers of Greiner who have served as directors and officers of Greiner or its affiliates (the "Greiner D & O Policy"), prior to the Effective Time of the Merger, with respect to acts or failures to act prior to the Effective Time of the Merger. Said policy shall have a term of not less than three (3) years after the Closing Date.

                                  (b)      On or before the Closing Date,
Greiner shall procure (subject to the approval of URS) continuing fiduciary liability coverage (tail coverage) for employees of Greiner who have served as fiduciaries under any Greiner Plan (the "Greiner Fiduciary Policy") prior to the Effective Time of the Merger, with respect to acts or failures to act prior to the Effective Time of the Merger. Said policy shall have a term that shall expire not less than one (1) year after the expiration of the term of the ESOP portion of The Performance Plan and Stock Ownership Plan of Greiner Engineering, Inc.

                 Section 6..3 Covenants of URS. During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time of the Merger, URS and the Subsidiary agree (except as expressly contemplated by this Agreement or with the prior written consent of Greiner) that:

                          6.3.1 Registration Statement.   The URS Common Stock
to be issued in the Merger shall be registered under the 1933 Act on Form S-4. As promptly as practicable after the date hereof, URS shall prepare and file with the SEC the Form S-4 and any other documents required by the 1933 Act in connection with the Merger. URS shall use its best efforts to have the Form S-4 declared effective as promptly as practicable after such filing. URS shall also take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of the URS Common Stock in connection with the Merger.

                          6.3.2 Listing Agreement.  As promptly as practicable
after the date hereof, URS shall prepare and submit to each of the New York Stock Exchange and the Pacific Stock Exchange a listing application covering the shares of the URS Common Stock to be issued in connection with the Merger. URS shall use its best efforts to obtain, prior to the Effective Time of the Merger, approval for the listing of such URS Common Stock, subject to official notice of issuance.


                                   ARTICLE 7.

                    CONDITIONS TO CONSUMMATION OF THE MERGER

                 Section 7..1 Conditions to Obligations of Greiner. The obligations of Greiner to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the Merger of the following conditions:

                                  7..1.1  Representations and Warranties True
at Closing. The representations and warranties contained in this Agreement of URS and the Subsidiary shall be deemed to have been made again at and as of the Closing with respect to the stated facts then existing and shall be true in all material respects.

                                  7..1.2  Covenants Performed.  All of the
obligations of URS and the Subsidiary to be performed at or before the Closing pursuant to the terms of this Agreement shall be been duly performed.

                                  7..1.3  Certificate.  At the Closing, Greiner
shall have received a Certificate signed by the President of each of URS and the Subsidiary to the effect that each of the conditions set forth in Section
7.1.1 and 7.1.2 have been satisfied.

                                  7..1.4  Approval of Stockholders.  This
Agreement and the Merger shall have been approved by the stockholders of Greiner.

                                  7..1.5  Opinion of Counsel.  Sheppard,
Mullin, Richter & Hampton, counsel to URS, shall have issued an opinion of counsel to Greiner, dated the Effective Time of the Merger, in form and substance reasonably satisfactory to Greiner, to the effect that:

                                        (i)     URS is a corporation validly
                 existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own, operate and lease its properties and to carry on its business as it is now being conducted;

                                        (ii)    URS has full corporate power to
                 enter into this Agreement and to carry out the transactions provided for herein;

                                        (iii)   All corporate action required
                 to be taken on the part of URS to authorize it to execute and deliver this Agreement and to consummate the transactions contemplated hereby have been duly and validly taken.

                                        (iv)    This Agreement has been duly
                 and validly authorized, executed and delivered by URS and, assuming due authorization, execution, delivery and performance by each of the other parties hereto, constitutes the valid and binding obligation of URS, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or other laws relating to or affecting creditors' rights generally and by equitable principles; and

                                        (v)     The shares of URS Common Stock
                 issuable in connection with the Merger have been duly and validly authorized and, upon issuance, such shares will be fully paid and nonassessable.

                          In giving such opinions, such counsel shall be
entitled to rely upon certificates of officers of URS or any of its subsidiaries and public officials with respect to factual matters upon which their opinions may be based, provided that the extent of such reliance is set forth in such opinion and such opinion states that it is reasonable for Greiner to rely thereon.

                                  7..1.6  Form S-4.  The Form S-4 pertaining to
the URS Common Stock to be issued in connection with the Merger shall have become effective under the 1933 Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                                  7..1.7  Merger Documents.  The Merger
Documents shall have been filed with the Secretary of State of the State of Nevada, as required by law.

                                  7..1.8  Material Adverse Changes.  There
shall have been no URS Material Adverse Effect between the date of this Agreement and the date of the Closing.

                                  7..1.9  HSR Filing.  Any waiting period
applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the transaction contemplated by this Agreement, which action shall not have been withdrawn or terminated.

                 Section 7..2 Conditions to Obligations of URS and the Subsidiary. The obligations of URS and the Subsidiary to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the Merger of the following conditions:

                                  7..2.1  Representations and Warranties True
at Closing. The representations and warranties contained in this Agreement of Greiner shall be deemed to have been made again at and as of the Closing with respect to the stated facts then existing and shall be true in all material respects.

                                  7..2.2  Covenants Performed.  All of the
obligations of URS and the Subsidiary to be performed at or before the Closing pursuant to the terms of this Agreement shall be been duly performed.

                                  7..2.3  Certificate.  At the Closing, URS and
the Subsidiary shall have received a Certificate signed by the President of Greiner to the effect that each of the conditions set forth in Section 7.2.1 and 7.2.2 have been satisfied.

                                  7..2.4  Approval of Stockholders.  This
Agreement and the Merger shall have been approved by the stockholders of Greiner.

                                  7..2.5  Opinion of Counsel.  Nossaman,
Guthner, Knox & Elliott, counsel to Greiner, shall have issued an opinion of counsel to URS, dated the Effective Time of the Merger, in form and substance reasonably satisfactory to URS, to the effect that:

                                        (i)     Greiner is a corporation
                 validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power to own, operate and lease its properties and to carry on its business as it is now being conducted;

                                        (ii)    Greiner has full corporate
                 power to enter into this Agreement and to carry out the transactions provided for herein;

                                        (iii)   All corporate action required
                 to be taken on the part of Greiner to authorize it to execute and deliver this Agreement and to consummate the transactions contemplated hereby have been duly and validly taken; and

                                        (iv)    This Agreement has been duly
                 and validly authorized, executed and delivered by Greiner and, assuming due authorization, execution, delivery and performance by each of the other parties hereto, constitutes the valid and binding obligation of Greiner, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or other laws relating to or affecting creditors' rights generally and by equitable principles.

                          In giving such opinions, such counsel shall be
entitled to rely upon certificates of officers of Greiner or any of its subsidiaries and public officials with respect to factual matters upon which their opinions may be based, provided that the extent of such reliance is set forth in such opinion and such opinion states that it is reasonable for URS to rely thereon.

                                  7..2.6  Form S-4.  The Form S-4 pertaining to
the URS Common Stock to be issued in connection with the Merger shall have become effective under the 1933 Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                                  7..2.7  Merger Documents.  The Merger
Documents shall have been filed with the Secretary of State of the State of Nevada, as required by law.

                                  7..2.8  Material Adverse Changes.  There
shall have been no Greiner Material Adverse Effect between the date of this Agreement and the date of the Closing.

                                  7..2.9  HSR Filing.  Any waiting period
applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the transaction contemplated by this Agreement, which action shall not have been withdrawn or terminated.

                                  7..2.10  Consents.  Other than the filing of
the Merger Documents as contemplated in Section 1.2, the parties shall have made such filings, and obtained all consents of Governmental Entities, required to consummate the transactions contemplated hereby.

                                  7..2.11  No Litigation.  There shall not be
pending any action, proceeding or other application before any court or Government Entity brought by any Government Entity (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this AGreement, or seeking to obtain any material damages, or (ii) seeking to prohibit or impose any material limitations on URS's ownership or operation of all or any portion of the combined business of URS and Greiner.

                                  7..2.12 Credit Agreement.  The conditions set
forth in Sections 4.2, 4.3 and 4.4 of the Credit Agreement shall have been satisfied.


                                   ARTICLE 8.

                             ADDITIONAL AGREEMENTS


                 Section 8..1  Public Announcements.   URS, the Subsidiary and
Greiner agree that they will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party (which approval will not be unreasonably withheld), except as may be required by applicable law.

                 Section 8..2 Confidentiality. No party to this Agreement shall use or disclose any non-public information obtained from another party for any purpose unrelated to the Merger, and, if this Agreement is terminated for any reason whatsoever, each party shall return to the other all originals and copies of all documents and papers containing all information furnished to such party pursuant to this Agreement, or during the negotiations which preceded this Agreement, and shall neither use nor disclose any such information except to the extent that such information is available to the public, is rightfully obtained from third parties, or is independently developed.

                 Section 8..3. Additional Agreements. In case at any time after the Effective Time of the Merger any further action is reasonably necessary or desirable to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the constituent corporations, the proper officers and directors of each corporation which is a party to this Agreement shall take all such necessary corporate action.

                 Section 8..4. Use of Name. Without limiting the right of URS to conduct its business in such manner as it deems appropriate, URS intends, following the Closing Date, and for the foreseeable period thereafter, to maintain Greiner as a separate subsidiary operating under its own existing name.

                 Section 8..5. Employee Matters. After the Closing Date, URS will use reasonable efforts to maintain the business of Greiner and, in particular, without limitation, URS will use best efforts to maintain health, medical, dental and other benefits for Greiner employees for a reasonable period after the Closing Date which, in the aggregate, are reasonably comparable to benefits provided to Greiner employees prior to the Closing Date, subject to reasonable business practices and changing conditions.

                 Section 8..6. Non-Liability of Agents and Stockholders. No stockholder, director, officer or employee of any party hereto shall be individually liable for any breach of the representations, warranties or covenants of any party hereto contained herein in the absence of fraud or willful misconduct on the part of such stockholder, director, officer or employee.

                 Section 8.7 The Performance Plan and Stock Ownership Plan of Greiner Engineering, Inc. URS, the Greiner Subsidiaries and Greiner agree that as soon as practical following the execution of this Agreement, effective as of the Closing Date and contingent on closing the Merger, The Performance Plan and Employees Stock Ownership Plan of Greiner Engineering, Inc. (the "Plan") will be amended to cease to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code ("ESOP"), but will be continued as a profit sharing plan, subject to the terms of the Plan document regarding amendment and/or termination. Such Plan amendment will provide that the cash proceeds received by the Plan pursuant to this Agreement will not be reinvested in URS or Greiner stock, but shall be reinvested in the various investment options available under the non-ESOP portion of the Plan, as directed by Plan Participants, and that employer stock will no longer be one of the investment options offered under the Plan. URS stock received pursuant to this Agreement shall continue to be held by the Plan, subject to the investment discretion of the Plan's trustee, but no additional investments in URS stock shall be permitted, and, unless URS agrees otherwise, Plan Participants shall not have investment discretion with respect to the URS stock so held. In addition, in the event that as of the Closing Date, the aggregate value of the unvested ESOP portion of the Plan accounts shall be less than $1,000,000 (for purposes of this Section 8.7, unvested shares of Greiner stock shall be valued at an amount equal to the closing price of the Greiner stock as reported on the New York Stock Exchange on the trading day immediately preceding the Closing Date, as listed in The Wall Street Journal), URS, the Greiner Subsidiaries and Greiner agree that as soon as practical following the execution of this Agreement, effective as of the Closing Date and contingent on the closing of the Merger, the Plan will be amended so that Plan Participants will be fully vested in the ESOP portion of their accounts as of the Closing Date. The parties shall cooperate and take all steps as may be reasonably necessary to effect the foregoing.

                                   ARTICLE 9.

                                  TERMINATION

                 Section 9..1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the approval by the stockholders of Greiner (the "Stockholder Approval") has been obtained:

                          9..1.1 by mutual written consent of URS and Greiner;

                          9..1.2  by either Greiner or URS if (i) the
Stockholder Approval shall not be obtained by reason of stockholders holding a majority of the Greiner Common Stock failing to vote in favor of approval of this Agreement at a meeting of stockholders or any adjournment thereof; (ii) a Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or (iii) the Merger shall not have been consummated before September 30, 1996 (provided that the terminating party is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement);

                          9..1.3  By URS if there has been a breach by Greiner
of any representation, warranty, covenant or other agreement in this Agreement which has a Greiner Material Adverse Effect, and such breach has not been cured, or Greiner has not commenced reasonable efforts to cure such breach, within thirty (30) days after written notice of such breach is given by URS to Greiner;

                          9..1.4  By URS if Greiner shall enter into any
discussions, negotiations or any letter of intent, understanding or other agreement relating to an Acquisition Proposal, provided that no such termination shall effect the rights of URS to reimbursement of expenses and the Termination Fee as provided in Section 6.2.3; or

                          9..1.5  By Greiner if there has been a breach by URS
or the Subsidiary of any material representation, warranty, covenant or other agreement, and such breach has not been cured, or URS and the Subsidiary have not commenced reasonable efforts to cure such breach, within thirty (30) days after written notice of such breach is given by Greiner to URS.

                          9..1.6  By Greiner if any of the conditions set forth
in Section 7.1 hereof shall not have been fulfilled on or prior to the date specified for fulfillment thereof, or shall have become impossible to fulfill for reasons beyond the control of Greiner, and such condition shall not have been waived.

                          9..1.7  By URS if any of the conditions set forth in
Section 7.2 hereof shall not have been fulfilled on or prior to the date specified for fulfillment thereof, or shall have become impossible to fulfill for reasons beyond the control of URS, and such condition shall not have been waived.

Where action is taken to terminate this Agreement pursuant to this Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action without any requirement to submit such action to the stockholders of such party.

                 Section 9..2. Effect of Termination and Abandonment. In the event of termination of the Agreement by either Greiner or URS as provided in
Section 9.1, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of Greiner, URS or the Subsidiary, or their respective officers and directors, except that (i) the provisions of Section 6.2.3, this Section 9.2, and the Confidentiality Agreement shall survive any such termination, and (ii) no party whose breach of its representations, warranties, covenants or agreements set forth in this Agreement was the basis of the other party's termination of this Agreement shall be relieved from liability for damages occasioned by such breach, including any expenses incurred by the other party in connection with this Agreement and the transactions contemplated hereby; provided, however, that in the event such breach is the result of negligence, such damages shall not exceed the sum of $500,000; but, provided, further, that in the event that such breach is the result of recklessness or willful conduct, the amount of damages shall not be limited hereby.

                 Section 9..3. Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors at any time before or after the approval of the stockholders of Greiner (the "Stockholder Approval"), but after the Stockholder Approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                 Section 9..4. Extension; Waiver. At any time prior to the Effective Time of the Merger, any party hereto, by action taken by its Board of Directors may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements, covenants, or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement shall not constitute a waiver of these rights.


                                  ARTICLE 10.

                                 MISCELLANEOUS


                 Section 10..1 Survival of Representations and Warranties. No representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive beyond the Effective Time of the Merger. This Section 10.1 shall not limit any covenant or agreement after the Effective Time of the Merger.

                 Section 10..2 Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and undertakings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by any party making the waiver.

                 Section 10..3 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed in original, but all of which together shall constitute one and the same instrument.

                 Section 10..4 Assignment. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

                 Section 10..5 Fees and Expenses. Each of the parties shall pay their own fees, costs and expenses (including, without limitation, legal and accounting expenses) incurred, or to be incurred, by them in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

                 Section 10..6 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally or by facsimile on the party to whom notice is to be given, or on the fifth day after mailing, if mailed to the party on whom notice is to be given, by registered or certified mail, postage prepaid, and properly addressed as follows:

                 If to URS and the Subsidiary:

                                        URS Corporation
                                        100  California Street, Suite 500
                                        San Francisco, CA  94111-5239
                                        Attn:  Kent P. Ainsworth
                                        Facsimile:  (415) 398-1905
                                        Confirmation:  (415) 774-2700

                          with a copy to:

                                        Sheppard, Mullin, Richter & Hampton
                                        Four Embarcadero Center, Suite 1700
                                        San Francisco, CA  94111
                                        Attn: Samuel M. Livermore, Esq.
                                        Facsimile:  (415) 434-3947
                                        Confirmation:  (415) 434-9100

                 If to Greiner:

                                        Greiner Engineering, Inc.
                                        909 E. Las Colinas Blvd.,
                                        Suite 1900, LB 44
                                        Irving, TX  75039-3907
                                        Attn:  Patrick J. McColpin
                                        Facsimile:  (214) 869-3111
                                        Confirmation:  (214) 869-1001

                          with a copy to:

                                        Nossaman, Guthner, Knox & Elliott
                                        445 S. Figueroa Street, 31st Floor
                                        Los Angeles, CA  90071-1602
                                        Attn:  William E. Guthner
                                        Facsimile:  (213) 612-7814
                                        Confirmation:  (213) 612-7800

Any party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

                 Section 10..7 Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California, United States of America, without giving effect to provisions thereof relating to conflicts of law.

                 Section 10..8 Further Action. Each of the parties hereto shall use such party's best efforts to take such action as may be necessary or reasonably requested by the other party hereto to carry out and consummate the transactions contemplated by this Agreement.

                 Section 10..9 No Third Party Beneficiary. Nothing herein is intended to create rights in any third party.

                 Section 10..10 Effect of Headings. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

                 Section 10..11 Severability. If any term of this Agreement or application thereof shall be invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect.

                          IN WITNESS WHEREOF, the parties to this Agreement
have duly executed it on the day and year first above written.

GREINER:                                GREINER ENGINEERING, INC.


                                        By: /s/ ROBERT COSTELLO
                                        Title: President and Chief
                                               Executive Officer

URS:                                    URS CORPORATION


                                        By: /s/ KENT AINSWORTH
                                        Title: Vice President and
                                               Chief Financial Officer

THE SUBSIDIARY:                         URS ACQUISITION CORPORATION


                                        By: /s/ KENT AINSWORTH
                                        Title: Vice President and
                                               Chief Financial Officer

P R O X Y

                           GREINER ENGINEERING, INC.
                 ANNUAL MEETING OF STOCKHOLDERS MARCH __, 1996
                       THIS PROXY IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS

The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Greiner Engineering, Inc. to be held on March __, 1996, and the Proxy Statement/Prospectus in connection therewith, and (2) constitutes and appoints Robert L. Costello and Melissa K. Holder and each of them, attorneys and proxies of the undersigned, with full power of substitution and revocation to each, for and in the name, place and stead of the undersigned, to vote, and act with respect to, all of the shares of Common Stock of Greiner Engineering, Inc. standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at said meeting and at any adjournment(s) thereof, and especially to vote as designated herein.

                                                  (change of address)

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                              -----------
                                                              SEE REVERSE
                                                                  SIDE
                                                              -----------

/X/ Please mark your                            SHARES IN YOUR NAME
    votes as in this
    example.


                FOR   WITHHELD
1. Election of  / /     / /
   Directors


For, except vote withheld from the following nominee(s):


-------------------------------------------------------


                FOR  AGAINST  ABSTAIN
2. Merger       / /    / /      / /      The Board of Directors recommends a
                                         vote FOR approval of the Merger of URS
                                         Acquisition Corporation with and into
                                         Greiner Engineering, Inc.


The Board of Directors recommends a vote FOR these nominees:

William H. Bowen, Russell Cleveland, Robert L. Costello, William E. Guthner, Jr, Patrick M. Sullivan

3. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the Annual Meeting or any adjournment thereof.

                           Change
                             of      / /
                           Address


SIGNATURE(S)____________________________________________ DATE___________________

SIGNATURE(S)____________________________________________ DATE___________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.